                                  $100,000,000

                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      AMONG

                              HAGGAR CLOTHING CO.,
                              A NEVADA CORPORATION,


                                  HAGGAR CORP.,
                              A NEVADA CORPORATION,


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                           INDIVIDUALLY AND AS AGENT,

                                       AND

                             THE BANKS LISTED HEREIN



                         DATED AS OF SEPTEMBER 18, 1996

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1

                                   DEFINITIONS. . . .  . . . . . . . . . . .   1
            1.1.    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .   1
            1.2.    GENDER AND NUMBER. . . . . . . . . . . . . . . . . . . .  18
            1.3.    REFERENCES TO AGREEMENT. . . . . . . . . . . . . . . . .  18

                                    ARTICLE 2

                                   THE CREDITS . . . . . . . . . . . . . . .  18
            2.1.    ADVANCES AND LETTERS OF CREDIT . . . . . . . . . . . . .  18
            2.2.    USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . .  19
            2.3.    OPTIONAL PRINCIPAL PAYMENTS. . . . . . . . . . . . . . .  19
            2.4.    REDUCTION OR TERMINATION OF COMMITMENTS. . . . . . . . .  19
            2.5.    FEES.. . . . . . . . . . . . . . . . . . . . . . . . . .  19
            2.6.    METHODS OF BORROWING AND APPLICATION AND ISSUANCE OF
                    LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . .  20
            2.7.    METHOD OF SELECTING RATE OPTIONS AND INTEREST
                    PERIODS; CALCULATION OF INTEREST.. . . . . . . . . . . .  24
            2.8.    BORROWING BASE AND BORROWING BASE CERTIFICATE. . . . . .  25
            2.9.    METHOD OF PAYMENT. . . . . . . . . . . . . . . . . . . .  25
            2.10.   NOTES; TELEPHONIC NOTICES. . . . . . . . . . . . . . . .  26
            2.11.   INTEREST PAYMENT DATES; INTEREST BASIS.. . . . . . . . .  26
            2.12    MANDATORY PRINCIPAL PAYMENTS.. . . . . . . . . . . . . .  27
            2.13.   NOTIFICATION OF LOANS, INTEREST RATES, PREPAYMENTS
                    AND COMMITMENT REDUCTIONS. . . . . . . . . . . . . . . .  27
            2.14.   MAXIMUM INTEREST; HIGHEST LAWFUL RATE. . . . . . . . . .  27
            2.15.   INTEREST RECAPTURE.. . . . . . . . . . . . . . . . . . .  28

                                    ARTICLE 3

                    CHANGE IN CIRCUMSTANCES; INDEMNIFICATION . . . . . . . .  28
            3.1.    YIELD PROTECTION.. . . . . . . . . . . . . . . . . . . .  28
            3.2.    AVAILABILITY OF INTEREST RATE. . . . . . . . . . . . . .  30
            3.3     DISCRETION OF BANKS AS TO MANNER OF FUNDING. . . . . . .  30
            3.4.    FAILURE TO PAY OR BORROW ON CERTAIN DATES. . . . . . . .  30
            3.5.    BANK CERTIFICATES; SURVIVAL OF INDEMNITY.. . . . . . . .  31

                                    ARTICLE 4

                              CONDITIONS PRECEDENT . . . . . . . . . . . . .  31
            4.1.    AMENDMENT AND RESTATEMENT. . . . . . . . . . . . . . . .  31
            4.2.    EACH ADVANCE.. . . . . . . . . . . . . . . . . . . . . .  32

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES. . . . . . . . . . .  33
            5.1.    CORPORATE EXISTENCE AND AUTHORITY. . . . . . . . . . . .  33
            5.2.    COMPLIANCE WITH LAWS.. . . . . . . . . . . . . . . . . .  34
            5.3.    LITIGATION.. . . . . . . . . . . . . . . . . . . . . . .  34
            5.4.    COMPLIANCE WITH LAWS AND CONTRACTS.. . . . . . . . . . .  34
            5.5.    FINANCIAL STATEMENTS.. . . . . . . . . . . . . . . . . .  34
            5.6.    MATERIAL ADVERSE EFFECT. . . . . . . . . . . . . . . . .  34
            5.7.    TAXES. . . . . . . . . . . . . . . . . . . . . . . . . .  34
            5.8.    GOVERNMENT REGULATION. . . . . . . . . . . . . . . . . .  35
            5.9.    PROPERTIES; LIENS. . . . . . . . . . . . . . . . . . . .  35
            5.10.   LEASES.. . . . . . . . . . . . . . . . . . . . . . . . .  35
            5.11.   SUBSIDIARIES.. . . . . . . . . . . . . . . . . . . . . .  35
            5.12.   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  35
            5.13.   DEFAULTS.. . . . . . . . . . . . . . . . . . . . . . . .  35
            5.14.   ACCURACY OF INFORMATION. . . . . . . . . . . . . . . . .  35
            5.15.   USE OF PROCEEDS, MARGIN STOCK. . . . . . . . . . . . . .  36
            5.16.   NO FINANCING OF CORPORATE TAKEOVERS. . . . . . . . . . .  36
            5.17.   INSIDER. . . . . . . . . . . . . . . . . . . . . . . . .  36

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS. . . . . . . . . . . . .  37
            6.1.    FINANCIAL REPORTING. . . . . . . . . . . . . . . . . . .  37
            6.2.    USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . .  38
            6.3.    NOTICE OF DEFAULT, ETC.. . . . . . . . . . . . . . . . .  38
            6.4.    TAXES. . . . . . . . . . . . . . . . . . . . . . . . . .  38
            6.5.    PAYMENT AND PREPAYMENT OF OBLIGATIONS. . . . . . . . . .  38
            6.6.    MAINTENANCE OF CORPORATE EXISTENCE, ASSETS, BUSINESS
                    AND INSURANCE. . . . . . . . . . . . . . . . . . . . . .  38
            6.7.    INSPECTION.. . . . . . . . . . . . . . . . . . . . . . .  39
            6.8.    COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . .  39
            6.9.    ERISA COMPLIANCE.. . . . . . . . . . . . . . . . . . . .  39

                                    ARTICLE 7

                               NEGATIVE COVENANTS. . . . . . . . . . . . . .  39
            7.1.    LIENS. . . . . . . . . . . . . . . . . . . . . . . . . .  40
            7.2.    LINES OF BUSINESS. . . . . . . . . . . . . . . . . . . .  40
            7.3.    INDEBTEDNESS.. . . . . . . . . . . . . . . . . . . . . .  40
            7.4.    MERGERS AND ACQUISITIONS.. . . . . . . . . . . . . . . .  40
            7.5.    AFFILIATES.. . . . . . . . . . . . . . . . . . . . . . .  41
            7.6.    FIXED CHARGE REQUIREMENT.. . . . . . . . . . . . . . . .  41
            7.7.    FUNDED DEBT LIMITATION.. . . . . . . . . . . . . . . . .  41
            7.8     TANGIBLE NET WORTH.. . . . . . . . . . . . . . . . . . .  41
            7.9.    INVENTORY TURN.. . . . . . . . . . . . . . . . . . . . .  42
            7.10.   SALE OF ASSETS.. . . . . . . . . . . . . . . . . . . . .  42
            7.11.   SUBSIDIARIES.. . . . . . . . . . . . . . . . . . . . . .  43
            7.12.   FOREIGN SUBSIDIARIES.. . . . . . . . . . . . . . . . . .  43
            7.13.   DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . .  43
            7.14.   INTERCOMPANY INDEBTEDNESS. . . . . . . . . . . . . . . .  43

                                    ARTICLE 8

                                    DEFAULTS . . . . . . . . . . . . . . . .  44
            8.1.    REPRESENTATION OR WARRANTY . . . . . . . . . . . . . . .  44
            8.2.    NONPAYMENT.. . . . . . . . . . . . . . . . . . . . . . .  45
            8.3.    PREPAYMENT.. . . . . . . . . . . . . . . . . . . . . . .  45
            8.4.    COVENANTS.   . . . . . . . . . . . . . . . . . . . . . .  45
            8.5.    OTHER.   . . . . . . . . . . . . . . . . . . . . . . . .  45
            8.6.    MATERIAL INDEBTEDNESS.   . . . . . . . . . . . . . . . .  45
            8.7.    INSOLVENCY.  . . . . . . . . . . . . . . . . . . . . . .  45
            8.8.    RECEIVER.  . . . . . . . . . . . . . . . . . . . . . . .  46
            8.9.    APPROPRIATION.   . . . . . . . . . . . . . . . . . . . .  46
            8.10.   JUDGMENTS.   . . . . . . . . . . . . . . . . . . . . . .  46
            8.11.   ERISA.   . . . . . . . . . . . . . . . . . . . . . . . .  46
            8.12.   MATERIAL AGREEMENT.  . . . . . . . . . . . . . . . . . .  46
            8.13.   CHANGE IN CONTROL.   . . . . . . . . . . . . . . . . . .  46

                                    ARTICLE 9

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES. . . . . . .  46
            9.1.    REMEDIES UPON DEFAULT. . . . . . . . . . . . . . . . . .  46
            9.2.    REMEDIES UPON UNMATURED DEFAULT. . . . . . . . . . . . .  47
            9.3.    AMENDMENTS AND WAIVERS.. . . . . . . . . . . . . . . . .  48
            9.4.    PRESERVATION OF RIGHTS.. . . . . . . . . . . . . . . . .  48
            9.5.    PERFORMANCE BY LENDER. . . . . . . . . . . . . . . . . .  49
            9.6.    RIGHTS OF SETOFF.. . . . . . . . . . . . . . . . . . . .  49
            9.7.    REMEDIES CUMULATIVE, CONCURRENT AND NON-EXCLUSIVE. . . .  49

                                    ARTICLE 10

                               GENERAL PROVISIONS. . . . . . . . . . . . . .  50
            10.1.   BENEFIT OF AGREEMENT.. . . . . . . . . . . . . . . . . .  50
            10.2.   ASSIGNMENTS AND PARTICIPATIONS.. . . . . . . . . . . . .  50
            10.3.   SURVIVAL OF REPRESENTATIONS. . . . . . . . . . . . . . .  52
            10.4.   GOVERNMENT REGULATION. . . . . . . . . . . . . . . . . .  52
            10.5.   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . .  53
            10.6.   CHOICE OF LAW. . . . . . . . . . . . . . . . . . . . . .  53
            10.7.   HEADINGS.. . . . . . . . . . . . . . . . . . . . . . . .  53
            10.8.   ENTIRETY; WRITTEN AGREEMENT. . . . . . . . . . . . . . .  53
            10.9.   ACCOUNTING.. . . . . . . . . . . . . . . . . . . . . . .  53
            10.10.  SEVERAL OBLIGATIONS  . . . . . . . . . . . . . . . . . .  53
            10.11.  EXPENSES; INDEMNIFICATION. . . . . . . . . . . . . . . .  53
            10.12.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . .  54
            10.13.  CHOICE OF FORUM. . . . . . . . . . . . . . . . . . . . .  54
            10.14.  REVOLVING CREDIT . . . . . . . . . . . . . . . . . . . .  54
            10.15.  PRIOR AGREEMENT. . . . . . . . . . . . . . . . . . . . .  54

                                    ARTICLE 11

                                    THE AGENT. . . . . . . . . . . . . . . .  55
            11.1.   APPOINTMENT AND POWERS.. . . . . . . . . . . . . . . . .  55
            11.2.   POWERS.. . . . . . . . . . . . . . . . . . . . . . . . .  55
            11.3.   POSSESSION OF INSTRUMENTS BY THE AGENT.. . . . . . . . .  55
            11.4.   DEBTOR-CREDITOR RELATIONSHIP.. . . . . . . . . . . . . .  55
            11.5.   GENERAL IMMUNITY.. . . . . . . . . . . . . . . . . . . .  56
            11.6.   NO RESPONSIBILITY FOR LOANS, RECITALS, ETC.. . . . . . .  56
            11.7.   RIGHT TO INDEMNITY.. . . . . . . . . . . . . . . . . . .  56
            11.8.   ACTION ON INSTRUCTIONS OF THE BANKS. . . . . . . . . . .  56
            11.9.   EMPLOYMENT OF THE AGENT AND COUNSEL. . . . . . . . . . .  56
            11.10.  RELIANCE ON DOCUMENTS; COUNSEL. . .  . . . . . . . . . .  57
            11.11.  MAY TREAT PAYEE AS OWNER . . . . . . . . . . . . . . . .  57
            11.12.  THE AGENT'S REIMBURSEMENT. . . . . . . . . . . . . . . .  57
            11.13.  RIGHTS AS A LENDER.  . . . . . . . . . . . . . . . . . .  57
            11.14.  BANK CREDIT DECISION . . . . . . . . . . . . . . . . . .  57
            11.15.  SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . . .  57
            11.16.  DISTRIBUTION OF INFORMATION.   . . . . . . . . . . . . .  58
            11.17.  NON-ADVANCING BANKS. . . . . . . . . . . . . . . . . . .  58
            11.18.  BENEFIT OF THE BANKS . . . . . . . . . . . . . . . . . .  59

                                    ARTICLE 12

                                RATABLE PAYMENTS . . . . . . . . . . . . . .  59
            12.1.   RATABLE PAYMENTS.. . . . . . . . . . . . . . . . . . . .  59

                                    ARTICLE 13

                                     NOTICES . . . . . . . . . . . . . . . .  59
            13.1.   GIVING NOTICE. . . . . . . . . . . . . . . . . . . . . .  59
            13.2.   CHANGE OF ADDRESS. . . . . . . . . . . . . . . . . . . .  59

                                    ARTICLE 14

                                  COUNTERPARTS . . . . . . . . . . . . . . .  60




                                    SCHEDULES


Schedule 1  -  Current Members of the Boards of Directors of Haggar and the
               Company
Schedule 2  -  Existing Standby Letters of Credit
Schedule 3  -  Domestic and Foreign Subsidiaries
Schedule 4  -  Current Obligations
Schedule 5  -  Pending Litigation
Schedule 6  -  Existing Affiliate Transactions
Schedule 7  -  Capacity Adjustment Costs


                                    EXHIBITS


Exhibit A   -  Form of Application for Standby Letter of Credit
Exhibit B   -  Form of Borrowing Base Certificate
Exhibit C   -  Form of Note
Exhibit D   -  Consent of Haggar
Exhibit E   -  Subsidiary Guaranty
Exhibit F   -  Consent of Domestic Subsidiaries
Exhibit G   -  Compliance Certificate

                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT


     This First Amended and Restated Credit Agreement is entered into as of September 18, 1996, by and among Haggar Clothing Co., a Nevada corporation, Haggar Corp., a Nevada corporation, the Banks listed on the signature pages of this Agreement and Texas Commerce Bank National Association, a national banking association, individually and as Agent for the Banks.


                                R E C I T A L S :

     A. The Parties and Texas Commerce Bank, National Association entered into that certain Credit Agreement dated as of September 14, 1992, which Credit Agreement was amended by (i) First Amendment to Credit Agreement dated as of March 31, 1993, (ii) Second Amendment to Credit Agreement dated as of April 20, 1994, (iii) Third Amendment to Credit Agreement dated as of November 9, 1994,
(iv) Fourth Amendment to Credit Agreement dated as of March 17, 1995, and (v) Fifth Amendment to Credit Agreement dated as of December 31, 1995 (such Credit Agreement, as amended, the "Prior Agreement").

     B. The Parties desire to amend the Prior Agreement and restate it in its entirety as hereinafter provided.

     In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and subject to the terms of all the Loan Documents, the Parties hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "Advance" means a Eurodollar Advance, a Fixed CD Rate Advance or a Floating Rate Advance.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                              Page 1

     "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Texas Commerce Bank National Association, in its capacity as agent for the Banks (but not in its capacity as a Bank), and any successor Agent appointed pursuant to Section 11.15.

     "Agreement" means this First Amended and Restated Credit Agreement, as it may be further amended or modified from time to time.

     "Alternate Base Rate" means, for any date, a rate per annum (rounded upwards, if necessary, to the next higher 1/100%) equal to the greater of (a) the Prime Rate in effect on such day or (b) the Fed Funds Rate in effect for such day plus one-half percent (1/2%). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Fed Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Fed Funds Rate. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Fed Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

     "Application" means any Application and Agreement for Standby Letter of Credit delivered to the Agent for or in connection with any Standby Letter of Credit, and substantially in the form attached hereto as EXHIBIT A.

     "Assessment Rate" means, for any CD Interest Period, the net assessment rate per annum payable to the Federal Deposit Insurance Corporation (or any successor) for the insurance of domestic deposits of the Agent, in its capacity as a Bank, during the calendar year in which the first day of such CD Interest Period falls, as reasonably estimated by the Agent on the first day of such CD Interest Period.

     "Authorized Officer" means the Chief Executive Officer, President, Chief Financial Officer, any Senior Vice President of Finance, any Vice President of Finance or the Treasurer, in each case acting singly.

     "Banks" means the banks listed on the signature pages of this Agreement (including Texas Commerce Bank National Association in its capacity as a Bank but not in its capacity as the Agent), and their respective successors and assigns.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                              Page 2

     "Base Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate determined by the Agent as the rate at which deposits in U.S. Dollars are offered to the Agent in the interbank Eurodollar market where the Agent (or its Affiliates) conducts foreign exchange and currency operations, at or before 10:00 a.m. (Dallas, Texas time) two (2) Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of such Eurodollar Advance and having a maturity approximately equal to such Eurodollar Interest Period, for delivery in immediately available funds on the first day of such Eurodollar Interest Period.

     "Base Fixed CD Rate" means, with respect to a Fixed CD Rate Advance for the relevant CD Interest Period, the rate determined by the Agent as the prevailing bid rate for the purchase at face value at or before 10:00 a.m. (Dallas, Texas time) on the first day of such CD Interest Period by three (3) certificate of deposit dealers in New York, New York of recognized standing selected by the Agent (or its Affiliates) of certificates of deposit of the Agent in the approximate amount of such Fixed CD Rate Advance and having a maturity approximately equal to such CD Interest Period.

     "Borrowing Base" means an amount calculated as of the last day of each fiscal month, equal to the sum of (i) eighty percent (80%) of Eligible Receivables, and (ii) fifty percent (50%) of Eligible Inventory (each of [i] and [ii] as determined pursuant to the most recent Borrowing Base Certificate delivered by the Company to the Agent pursuant to Sections 2.8 or 6.1[d]); PROVIDED, HOWEVER, that the portion of the Borrowing Base attributable to Eligible Inventory shall not be greater than fifty percent (50%) of the Borrowing Base, other than in the months of January, June, July and December, when such Eligible Inventory may constitute up to sixty percent (60%) of the Borrowing Base.

     "Borrowing Base Availability" means at any time the amount by which the Borrowing Base exceeds the sum of the principal amount of all outstanding Advances.

     "Borrowing Base Certificate" means a certificate substantially in the form of EXHIBIT B to this Agreement, duly executed by the Chief Financial Officer of the Company.

     "Borrowing Base Deficiency" means the amount, if any, by which the sum of the outstanding principal balance of all Notes exceeds the Borrowing Base in effect on such date.

     "Borrowing Date" means a date, which shall be a Business Day, on which an Advance is made hereunder.

     "Business Day" means (a) with respect to borrowing, payment or rate selection of Eurodollar Advances, a day on which banks are open for business in Dallas, Texas and London, England and on which dealings in U.S. Dollars are carried on in the interbank Eurodollar market where Agent (or its Affiliates) conducts foreign exchange and currency operations, and (b) for all other purposes, a day on which banks are open for business in Dallas, Texas, and New York, New York.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                              Page 3

     "Capacity Adjustment Costs" means amounts not to exceed $14,000,000 in the aggregate which are accrued or expensed by the Company after June 30, 1996, and prior to July 1, 1997, in connection with the adjustment by the Company Group of its manufacturing capacity, which Capacity Adjustment Costs shall be comprised of the items reflected on SCHEDULE 7 attached hereto. Capacity Adjustment Costs shall not include amounts accrued or expensed in connection with the closing of the Company Group's Bowie, Olney and Robstown facilities unless such amounts are expensed or accrued during or after the fiscal quarter in which Capacity Adjustment Costs are accrued or expensed with respect to the adjustment of its manufacturing capacity at its remaining domestic facilities.

     "Capital Expenditures" means capital expenditures according to GAAP LESS the amount thereof financed by any long-term Indebtedness, the terms of which are acceptable to the Banks.

     "Capitalized Lease Obligations" means any obligation, as lessee or guarantor, to pay rent under a lease of real or personal property, which obligation is required to be capitalized on a balance sheet of the lessee or guarantor prepared in accordance with GAAP. As used herein, a principal payment on a Capitalized Lease Obligation shall mean the portion of any payment which is treated as a principal payment on the financial statements of the lessee or guarantor, prepared in accordance with GAAP.

     "CD Interest Period" means, with respect to a Fixed CD Rate Advance, a period of thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days (and, if all of the Banks elect in their sole discretion to offer a longer period, then a longer period of days) commencing on a Business Day selected by the Company pursuant to Section 2.7; provided that in no event shall any CD Interest Period extend beyond the Termination Date. If such CD Interest Period would end on a day that is not a Business Day, such CD Interest Period shall end on the next succeeding Business Day.

     "CD Margin" means (a) at any time when the Funded Debt Ratio is equal to or less than 1.50 to 1, five-eighths of one percent (5/8%) per annum, (b) at any time when the Funded Debt Ratio is greater than 1.50 to 1 but less than or equal to 2.00 to 1, three-quarters of one percent (3/4%) per annum, (c) at any time when the Funded Debt Ratio is greater than 2.00 to 1 but less than or equal to
2.50 to 1, seven-eighths of one percent (7/8%) per annum, (d) at any time when the Funded Debt Ratio is greater than 2.50 to 1 but less than or equal to 3.00 to 1, one percent (1%) per annum, (e) at any time when the Funded Debt Ratio is greater than 3.00 to 1 but less than or equal to 3.50 to 1, one and one-quarter percent (1 1/4%) per annum, and (f) at any time when the Funded Debt Ratio is greater than 3.50 to 1, one and one-half percent (1 1/2%) per annum. Each adjustment to the previously calculated CD Margin shall be effective five (5) Business Days following the Agent's receipt of the reports to be delivered by the Company pursuant to Sections 6.1(a), (b) and (c).


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                              Page 4

     A "Change in Control" shall be deemed to have occurred in any of the following circumstances:

          (a) if, at any time, any one (1) Person or any one (1) group (within the meaning of Rule 13d-5 promulgated by the Securities and Exchange Commission as in effect on the date hereof), other than a Person or group consisting of (A) Existing Shareholders or their Affiliates, (B) members of the Family Group, or (C) Persons who/which are not required to file a
     Schedule 13D by virtue of Rule 13d-1(b)(1) promulgated by the Securities and Exchange Commission, shall own, directly or indirectly, beneficially or of record, in the aggregate shares representing more than twenty percent (20%) of the voting power represented by the issued and outstanding capital stock of the Company or Haggar or which upon the occurrence of an event or passage of time or both could be converted into or could exercise twenty percent (20%) of such aggregate voting power; or

          (b) if, at any time, the individuals who are members of the Board of Directors of Haggar or the Company, respectively, as of the date of this Agreement, being those individuals listed in Schedule 1 attached hereto, or any lesser combination thereof, do not constitute a majority of the respective Boards of Directors of Haggar or the Company.

     "Chief Financial Officer" means the officer of the Company or other entity designated as such, or in absence of such designation, the President, Chief Executive Officer or Senior Vice President - Finance of the same.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means, for any Bank, the amount set forth opposite such Bank's signature hereto, as such amount may be reduced pursuant to Section 2.4. "Commitments" means the aggregate of such amounts for all of the Banks.

     "Company" means Haggar Clothing Co., a Nevada corporation.

     "Company Group" means, at any time, Haggar, the Company, and their respective Subsidiaries.

     "Compliance Certificate" means a certificate substantially in the form of EXHIBIT G to this Agreement and Annexes thereto, duly executed by the Chief Financial Officer of the Company.

     "Consent of Haggar" and "Consent of Domestic Subsidiaries" have, respectively, the meanings ascribed thereto in the definitions of Parent Guaranty and Subsidiary Guaranty.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                               Page 5

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

     "Customer Service and Distribution Center" means a facility in Fort Worth, Texas, to be operated by the Company as a customer service and distribution facility, for which the costs of construction and equipment shall be approximately $38,000,000.

     "Dated Invoice" means an invoice having an effective date later than the date of the sale and delivery of the Inventory or services giving rise to such invoice.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

     "Default" means an event described in Article 8.

     "Default Rate" means the lesser of (a) the Highest Lawful Rate or (b) the Alternate Base Rate plus five percent (5%) per annum.

     "Distributions" of any Person means (a) with respect to any stock issued by such Person, the retirement, redemption, purchase or other acquisition for value of any such stock (other than pursuant to contractual obligations existing as of the date of this Agreement to repurchase the outstanding shares of the stock of Haggar from any holder thereof which is an officer, director or employee of any member of the Company Group), (b) the declaration or payment of any dividend or other distribution on or with respect to such stock, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any such stock (other than advances to shareholders reflected as accounts receivable, to the extent that the aggregate amounts thereof do not exceed the greater of (i) the amounts permitted be made pursuant to the provisions of Section 7.13, or
(ii) $250,000, after deducting therefrom all loans or advances due and owing by the Company Group, in the aggregate, to its shareholders, in the aggregate), and
(d) any other payment (other than salaries of employees or advances made in the ordinary course of business to employees for travel and other expenses incurred in the ordinary course of business, including, but not limited to, premiums for policies of insurance) by such Person with respect to such stock.

     "Dollars" and the "$" symbol refer to currency of the United States of America.

     "Domestic Subsidiaries" means any Subsidiary which is organized under the laws of a State of, or maintains its principal operations in, the United States of America.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                               Page 6

     "Eligible Inventory" means Inventory as to which the Company furnished to the Agent the information required under Sections 2.8 or 6.1.(c) and (d), and that strictly complies with all of the Company's representations, warranties and covenants contained herein with respect thereto; provided, however, that Eligible Inventory shall not include any Inventory subject to any Lien.

     "Eligible Receivables" means Receivables as to which the Company furnished to the Agent the information required under Sections 2.8 or 6.1.(d), and that strictly complies with all of the Company's representations, warranties and covenants contained herein with respect thereto; provided, however, that Eligible Receivables shall not include the following:

          (a) Receivables that represent amounts due from Affiliates or employees of the Company;

          (b) Receivables that remain unpaid more than ninety (90) days after the date of the original invoice (or the effective date of Dated Invoices, provided that no more than five percent [5%] of Eligible Receivables shall arise from Dated Invoices) giving rise to the Receivable or Receivables which are known to be uncollectible or the subject of dispute;

          (c)  Receivables that are subject to any Lien; and

          (d) Receivables with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment obligation of the account debtor may be conditional, but only to the extent that such Receivables equal or exceed $500,000 in the aggregate.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Advance" means that portion of the aggregate Loans made by the Banks bearing interest at a particular Eurodollar Rate for a particular Eurodollar Interest Period.

     "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one (1), two (2), three (3) or six (6) months (and, if all of the Banks elect in their sole discretion to offer a longer period, then a longer period of months) commencing on a Business Day selected by the Company pursuant to Section 2.7; provided that in no event shall any Eurodollar Interest Period extend beyond the Termination Date. A month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month. If there is no such numerically corresponding day in the calendar month in which a Eurodollar Interest Period ends, such Eurodollar Interest Period shall end on the last Business Day of such calendar month. If a Eurodollar Interest Period would otherwise end on a day that


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                               Page 7
is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

     "Eurodollar Margin" means (a) at any time when the Funded Debt Ratio is equal to or less than 1.50 to 1, one-half of one percent (1/2%) per annum,
(b) at any time when the Funded Debt Ratio is greater than 1.50 to 1 but less than or equal to 2.00 to 1, five-eighths of one percent (5/8%) per annum, (c) at any time when the Funded Debt Ratio is greater than 2.00 to 1 but less than or equal to 2.50 to 1, three-quarters of one percent (3/4%) per annum, (d) at any time when the Funded Debt Ratio is greater than 2.50 to 1 but less than or equal to 3.00 to 1, seven-eighths of one percent (7/8%) per annum, (e) at any time when the Funded Debt Ratio is greater than 3.00 to 1 but less than or equal to
3.50 to 1, one and one-eighth percent (1-1/8%) per annum, and (f) at any time when the Funded Debt Ratio is greater than 3.50 to 1, one and three-eighths percent (1-3/8%) per annum. Each adjustment to the previously calculated Eurodollar Margin shall be effective five (5) Business Days following Agent's receipt of the reports to be delivered by the Company pursuant to Sections 6.1(a), (b) and (c).

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, a rate of interest per annum, calculated on the basis of a three hundred sixty (360) day year, equal to the sum of (a) the Base Eurodollar Rate applicable to that Eurodollar Interest Period, plus (b) the applicable Eurodollar Margin; provided that in no event shall the Eurodollar Rate exceed the Highest Lawful Rate.

     "Existing Shareholders" means those Persons that are shareholders of Haggar or the Company on the date of this Agreement.

     "Existing Standby Letters of Credit" means those Letters of Credit more particularly described on SCHEDULE 2 attached hereto.

     "Family Group" means E. R. Haggar, J. M. Haggar, Jr. and Rosemary Haggar Vaughan, and their respective spouses, children, children's spouses, grandchildren, grandchildren's spouses, and any trust existing or established for the benefit of any of the foregoing.

     "Fed Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by it.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                               Page 8

     "Fixed CD Rate" means, with respect to a Fixed CD Rate Advance for the relevant CD Interest Period, a rate of interest per annum, calculated on the basis of a three hundred sixty (360) day year, equal to the sum of (a) the Base Fixed CD Rate applicable to that CD Interest Period, plus (b) the Assessment Rate applicable to that CD Interest Period, plus (c) the applicable CD Margin; provided that in no event shall the Fixed CD Rate exceed the Highest Lawful Rate.

     "Fixed CD Rate Advance" means that portion of the aggregate Loans made by the Banks bearing interest at a particular Fixed CD Rate for a particular CD Interest Period.

     "Fixed Charge Ratio" means the ratio of Operating Cash Flow to Fixed Charges as measured in accordance with Section 7.6 and as measured at the end of each fiscal quarter.

     "Fixed Charges" means, for the Company Group on a consolidated basis for any period, in accordance with GAAP, the sum of (a) all interest on and principal of Indebtedness (not including employee severance payments) that is paid or required to be paid or accrued during such period, (b) all dividends paid in cash during such period with respect to the securities of any member of the Company Group to any recipient other than a member of the Company Group, and (c) all cash payments made during such period for Capital Expenditures (but not including (i) expenditures of up to $38,000,000 attributable to the Customer Service and Distribution Center, and (ii) expenditures for the purchase of a corporate headquarters [to the extent such expenditures in the aggregate do not exceed the net cash amount realized by the Company from any sale of its existing headquarters situated at 6113 Lemmon Avenue, Dallas Texas]).

     "Fixed Rate" means the Fixed CD Rate or the Eurodollar Rate.

     "Fixed Rate Advance" means a Eurodollar Advance or a Fixed CD Rate Advance.

     "Floating Rate Advance" means that portion of the aggregate Loans made by the Banks bearing interest at the Alternate Base Rate for the applicable period outstanding.

     "Funded Debt" means, for the Company Group on a consolidated basis for any period, all amounts advanced and outstanding with respect to any Indebtedness (excluding, however, any Indebtedness of the type described in clause (f) of the definitions of such term) of any member of the Company Group, including, without limitation, the Obligations.

     "Funded Debt Ratio" means the ratio, as measured at the end of each fiscal quarter, of Funded Debt as of the end of such quarter to Operating Cash Flow for the preceding twelve (12) month period.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                               Page 9

     "GAAP" means generally accepted accounting principles in the United States of America consistently applied as in effect at the time of application of the provisions hereof; provided, however, that to the extent any such generally accepted accounting principle conflicts with any applicable enforceable rule of the Securities and Exchange Commission, if any, then such enforceable rule shall control; and provided further, however, that wherever in this Agreement principles of consolidation different from those required by generally accepted accounting principles are specified, the principles of consolidation specified in this Agreement shall govern.

     "Guarantors" means Haggar and each of the Company's now or hereafter existing Domestic Subsidiaries, including, without limitation, those Subsidiaries listed on SCHEDULE 3 attached to this Agreement as Domestic Subsidiaries.

     "Guarantee" of any Person means any obligation, contingent or otherwise, directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Haggar" means Haggar Corp., a Nevada corporation.

     "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans under the Laws of the United States and the Laws of the State of Texas as may be applicable thereto that are presently in effect or, to the extent allowed by Law under such applicable Laws of the United States and the Laws of the State of Texas, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow. To the extent, if any, that Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended (the "Act") establishes the highest nonusurious rate, the Highest Lawful Rate shall be the "indicated rate ceiling," as defined in the Act in effect from time to time, calculated on the basis of a 365/366 day year; provided, however, that to the extent permitted by the Act, the Banks at their election may substitute for the "indicated rate ceiling" the "annual ceiling" or the "quarterly ceiling," as these terms are defined in the Act, upon the giving of the notices provided for by the Act and effective upon the giving of such notices, such substitution to have the effect provided for in Section (h)(1) of the Act and to be automatically renewable for additional periods as therein provided.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                              Page 10

     "Indebtedness" for any Person means any and all (a) obligations for borrowed money, whether or not evidenced by a note or other similar instrument or agreement, (b) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business and in accordance with past practice, (c) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from specified property now or hereafter owned or acquired by such Person, (d) obligations that are evidenced by notes, acceptances or other instruments or agreements, including, but not limited to, employee severance agreements (but not including non-capitalized lease obligations), (e) Capitalized Lease Obligations and (f) obligations under any Guarantee.

     "Intercompany Indebtedness" means, at any time, any Indebtedness owing from one member of the Company Group to another member of the Company Group.

     "Interest Period" means a CD Interest Period or a Eurodollar Interest
Period.

     "Inventory" means, at any time, goods, merchandise or other personal property held for sale in the ordinary course of business of the Company Group on a consolidated basis.

     "Laws" means all applicable statutes, laws, rules, ordinances, regulations, orders, writs, judgments, awards, injunctions or decrees of any Tribunal.

     "Letter of Credit Commitment" means, for any Bank, the lesser of (a) such Bank's Ratable Share of $30,000,000, or (b) such Bank's Ratable Share of the Total Commitments if the Total Commitments are less than $30,000,000.

     "Letter of Credit Exposure" means the aggregate amount of all issued and outstanding Letters of Credit.

     "Letter of Credit Facility" means the aggregate of all Letter of Credit Commitments.

     "Letters of Credit" means Standby Letters of Credit.

     "Lien" means any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement, lessor's interest under a Capitalized Lease Obligation or other similar interest in, of or on any property of the Company or any Subsidiary of the Company.

     "Litigation" means any proceeding, claim, lawsuit and/or investigation conducted or threatened in writing (and known to the Person in question) by or before any Tribunal.

     "Loan" means any loan made under this Agreement.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                              Page 11

     "Loan Documents" means this Agreement, each of the Notes, the Parent Guaranty, the Subsidiary Guaranty, the Applications and all other documents executed or delivered (or to be executed or delivered) pursuant to any of the foregoing documents.

     "Material Adverse Effect" means any set of circumstances or event that
(a) would have any adverse effect whatsoever upon the validity or enforceability of any of the Loan Documents, (b) is or, upon the passage of time or the happening of an event will be, material and adverse to the consolidated financial position or business operations of the Company Group, or (c) would materially impair the ability of the members of the Company Group, taken as a whole, to fulfill the obligations of the Loan Documents.

     "Material Indebtedness" means any Indebtedness (excluding Intercompany Indebtedness) in an amount equal to or exceeding $5,000,000.

     "Net Worth" means, as of any date, the total shareholder's equity (including common and preferred stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of the Company Group, or on a balance sheet of the Company, as the case may be, prepared as of such date in accordance with GAAP.

     "Note" means each promissory note in substantially the form of EXHIBIT C to this Agreement, duly executed and delivered to the Agent by the Company and payable to the order of a Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Obligations" means all unpaid principal and accrued and unpaid interest under the Notes, all accrued and unpaid fees hereunder, and all other obligations of the Company and each Guarantor to the Banks or to any Bank or the Agent arising under the Loan Documents, including, but not limited to, the Parent Guaranty and the Subsidiary Guaranty.

     "Operating Cash Flow" means, for any period, (a) the net income of the Company Group on a consolidated basis (before accounting for the gains and losses on the sale of capital assets, discontinued operations and other like extraordinary or nonrecurring events, including all Capacity Adjustment Costs), plus (b) depreciation or amortization, plus (c) interest expense, plus (d) federal and state income taxes, as set forth on the financial statements of the Company and its Subsidiaries and as determined in accordance with GAAP. In no event shall Operating Cash Flow include any income or loss attributable to any changes in the accounting for pension, profit sharing or employee benefits.

     "Parties" means the Company, Haggar, the Banks and the Agent.

     "Parent Guaranty" means that certain continuing guaranty, dated of even date with the Prior Agreement, executed by Haggar, pursuant to which Haggar unconditionally guaranteed the


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                              Page 12
full payment of the obligations described therein together with that certain Consent of Haggar (herein so called), dated of even date with this Agreement, executed by Haggar, in the form of EXHIBIT D attached hereto.

     "Payment Date" means each March 31, June 30, September 30 and December 31 during the term of this Agreement.

     "Permitted Indebtedness" means the obligations of the Company Group listed on SCHEDULE 4 hereto, together with any obligations of a same or similar character incurred in the ordinary course of business which, when taken together with the outstanding amount of the obligations listed on
SCHEDULE 4 hereof, do not exceed, in the aggregate, the amount of $40,140,692, plus any or all of the following Indebtedness:

          (a) obligations to reimburse advances made under commercial letters of credit or similar instruments incurred in the ordinary course of business but only to the extent that the aggregate outstanding amount thereof does not exceed $30,000,000;

          (b) obligations to reimburse advances made under standby letters of credit (other than Standby Letters of Credit) incurred in the ordinary course of business but only to the extent that the aggregate outstanding amount thereof does not exceed $2,000,000;

          (c) obligations (i) to advance monies for the repurchase of the outstanding shares of the stock of Haggar from any holder thereof which is an officer, director or employee of any member of the Company Group, or
     (ii) to pay any sum or sums of money as a settlement of existing or future compensation expectations or agreements with any such officer, director or employee, in each case in connection with the resignation, severance or termination of such relationship, but only to the extent that the aggregate amount payable over any twelve (12) month period does not exceed $2,500,000.00 (not including the amount of any severance compensation paid to hourly wage employees) and the aggregate amount of all such obligations payable over their respective terms does not exceed $10,000,000;

          (d) Indebtedness incurred in the ordinary course of business, purchase money obligations and Capitalized Lease Obligations to the extent that the aggregate outstanding amounts thereof do not exceed the sum of $2,000,000 plus (i) $2,000,000 TIMES (ii) the number of fiscal years of the Company ending during the period in which this Agreement has been in effect;

          (e) Intercompany Indebtedness, which shall be subordinate to the Obligations in all respects (other than Intercompany Indebtedness with Subsidiaries other than Domestic Subsidiaries incurred in the ordinary course of business);


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                              Page 13

          (f) accounts payable and other obligations to officers and directors of the Company Group;

          (g) the amount of any Guarantee to the extent the Indebtedness guaranteed thereby constitutes Permitted Indebtedness of any member of the Company Group;

          (h) the amount of any Guarantee by the Company or Haggar of real property leases for retail premises in favor of Haggar Direct, Inc. provided that (i) the remaining liability under such Guarantee does not exceed the rental payable during one lease year, or (ii) the aggregate remaining liability in excess of the rental payable during one lease year under all such Guarantees does not exceed (w) the sum of $1,000,000 for the period from the date hereof through September 30, 1996, (x) the sum of $2,000,000 for the period October 1, 1996, through September 30, 1997, (y) the sum of $4,000,000 for the period October 1, 1997, through September 30, 1998, and (z) the sum of $6,000,000 for the period October 1, 1998, through the Termination Date; and

          (i)  the Obligations.

     "Permitted Liens" means (a) Liens for Taxes not yet due and payable, mechanic's Liens and materialman's, shipper's or warehouseman's Liens for services or materials and landlord's Liens for rental amounts for which payment is not yet due or that are being contested in good faith and their enforcement stayed by appropriate proceedings, (b) Liens securing any purchase money Indebtedness if such Liens do not encumber any property other than the property for which such purchase money Indebtedness was incurred, (c) the currently existing Liens described in SCHEDULE 4 to this Agreement, if any, and renewals thereof if the principal amounts secured thereby are not increased and the renewed Lien does not cover any assets which are not covered by the existing Lien renewed thereby, (d) pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, (e) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of twenty percent (20%) of the aggregate amount due thereunder, or to secure statutory obligation, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business, (f) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impair the operation by the Company Group (taken as a whole) of their business, and none of which is violated by existing or proposed structures or land use that materially impair the operation by the Company Group (taken as a whole), and (g) the following, if
(i) the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings and so long as levy and execution thereon have been stayed and continue to be stayed, or (ii) they do not in the aggregate materially detract from the value of any material assets or the operation by the Company Group of their respective businesses: claims and Liens for Taxes due and payable; any attachment of personal or real property or



FIRST AMENDED AND RESTATED CREDIT AGREEMENT                              Page 14
other legal process prior to adjudication of a dispute on the merits; adverse judgments on appeal; and Liens.

     "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

     "Plan" means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group (a "Single Employer Plan") or (b) maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party under which more than one employer makes contributions (a "Multi-Employer Plan").

     "Prime Rate" means, as of a particular date, the prime rate most recently announced by the Agent, automatically fluctuating upward and downward with and at the time specified in each such announcement without special notice to the Company or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer.

     "Prior Agreement" has the meaning ascribed thereto in Recital A hereof.

     "Ratable Share" of any Bank means that percentage which the Commitment of such Bank bears to the Total Commitments.

     "Rate Option" means the Eurodollar Rate, the Fixed CD Rate or the Alternate Base Rate.

     "Receivables" means the unpaid principal portion of the obligation, as stated on the respective invoice, of any customer of the Company or any of its Domestic Subsidiaries, to pay money arising out of or related to the sale of Inventory or services by the Company and/or its Domestic Subsidiaries on a consolidated basis in the ordinary course of business, net of any credits, rebates or offsets owed to such customer and also net of any commissions payable by the Company or such Domestic Subsidiary to third parties, other than commissions payable with respect to sales of finished goods.

     "Regulation D", "Regulation G", "Regulation U" and "Regulation X" means respectively Regulation D, Regulation G, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA, other than a reportable event for which the ERISA notice requirement has been waived.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                           Page 15

     "Required Banks" means (a) Banks in the aggregate holding at least sixty percent (60%) of the sum of (i) the aggregate unpaid principal amount of the outstanding Loans plus (ii) the Letter of Credit Exposure, or (b) if no Loans or Letters of Credit are outstanding, Banks in the aggregate having at least sixty percent (60%) of the Commitments.

     "Reserve Requirement" means, with respect to a Eurodollar Interest Period or a CD Interest Period, the maximum aggregate reserve requirement imposed on the Agent (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) that is imposed under Regulation D on non-personal time deposits of $100,000 or more with a maturity equal to that of the CD Interest Period (in the case of Fixed CD Rate Advances) or on Eurocurrency liabilities with a maturity equal to that of the Eurodollar Interest Period (in the case of Eurodollar Advances).

     "Section" or "Article" means a numbered section or article of this Agreement, unless another document or Law is specifically referenced.

     "Shortfall" shall have the meaning ascribed thereto in Section 2.9(b).

     "Standby Letter of Credit" means a standby letter of credit issued by the Agent for the account of the Company, and all renewals, extensions or replacements thereof, and includes an Existing Standby Letter of Credit.

     "Subsidiary" means any corporation or other entity, more than fifty percent (50%) of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by any Person, including, but not limited to, any foreign business organization that is so owned or controlled.

     "Subsidiary Guaranty" means those certain continuing guaranties, executed by each of the Company's Domestic Subsidiaries, pursuant to which the Company's Domestic Subsidiaries unconditionally guaranteed the full payment of the obligations described therein, together with (a) each and every other continuing guaranty which is hereafter executed and delivered pursuant to the provisions of Section 7.11, in each case substantially in the form of EXHIBIT E attached hereto, and (b) that certain Consent of Domestic Subsidiaries (herein so called), dated of even date with this Agreement, executed by each of the Company's Domestic Subsidiaries in the form attached hereto as EXHIBIT F.

     "Tangible Net Worth" means, at any time, an amount equal to Net Worth LESS the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) the book value of all assets that would be treated as intangibles in accordance with GAAP, including, without limitation, goodwill, trademarks, trade names, copyrights, patents, unamortized debt discount and expense, unamortized organization


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                           Page 16
and reorganization expense and costs in excess of the net asset value of acquired property or Persons; (b) all amounts representing any write-up in the book value of any assets of the Company Group resulting from the revaluation thereof, but only to the extent any such write-up exceeds the original cost of such asset; and (c) the aggregate amount of accounts receivable and other assets of the Company Group relating to loans or advances due and owing from officers and directors of the Company Group, unless such obligations have been secured by collateral approved by the Required Banks, as evidenced by their written consent thereto, but only in the event that such amount exceeds $1,000,000, in the aggregate, after deducting therefrom all loans or advances due and owing from the Company Group, in the aggregate, to their respective officers and directors, in the aggregate.

     "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other similar charges from time to time or at any time imposed by any Law or Tribunal.

     "Termination Date" means December 31, 1998, unless the Commitments are terminated prior to such date pursuant to Sections 2.4 or 9.1; provided, however, if the Agent receives written notice from the Company by April 30, 1997, and each April 30 thereafter, of its intention to extend for one (1) additional year (and the Company receives notice from the Agent by June 15, 1997, and each June 15 thereafter, of the election of all the Banks to so extend), then the Termination Date shall be extended for one (1) additional year, unless the Commitments are terminated prior to such extended date pursuant to Sections 2.4 or 9.1.

     "Total Commitments" means the aggregate Commitments of all the Banks.

     "Total Liabilities" means the total of all amounts that would be treated as liabilities on a consolidated balance sheet of the Company Group prepared in accordance with GAAP, including, without limitation, accrued taxes and accrued expenses.

     "Tribunal" means any relevant court or government department, commission, board, bureau, agency or instrumentality of or any state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted or existing.

     "Unfunded Liabilities" means (a) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested non-forfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, and (b) in the case of Multi-Employer Plans, the withdrawal liability of the Company Group.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default; provided, however, that the failure to maintain any


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                           Page 17
of the financial ratios set forth in Sections 7.6, 7.7 and 7.9 as of a specific point in time prior to the end of a fiscal quarter shall not constitute an Unmatured Default unless the Required Banks reasonably determine that it is likely that at the end of such fiscal quarter a Default will exist with respect to any of the financial ratios set forth in Section 7.6, 7.7 or 7.9, as applicable.

     1.2. GENDER AND NUMBER. Words of any gender used in this Agreement shall be held and construed to include any other gender; and, words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     1.3. REFERENCES TO AGREEMENT. Use of the words "herein", "hereof", "hereinabove", and the like are and shall be construed as references to this Agreement.

                                    ARTICLE 2

                                   THE CREDITS

     2.1. ADVANCES AND LETTERS OF CREDIT.

          (a) Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Company from time to time prior to the Termination Date, in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment, which Advances shall be each Bank's Ratable Share of such amounts as the Company may request up to, but not exceeding, a total principal amount equal to the lesser of (i) the Total Commitments MINUS any Letter of Credit Exposure, or (ii) the Borrowing Base; provided, however, that no Bank shall be obligated to make any Advance pursuant to a particular Rate Option at any time when such Rate Option exceeds the Highest Lawful Rate. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow at any time prior to the Termination Date. Such loans may be Floating Rate Advances, Fixed CD Rate Advances or Eurodollar Advances, or a combination thereof, determined in accordance with Section 2.7. Each Advance shall bear interest at one of the Rate Options selected in accordance with Section 2.7 or otherwise as provided in Section 2.7, and shall be paid in full by the Company on the Termination Date.

          (b) Each Bank severally agrees, on the terms and conditions set forth in this Agreement and each Application, that the Agent shall, and the Agent agrees on behalf of the Banks to the extent of their Ratable Share to, issue Standby Letters of Credit from time to time, as requested by the Company and otherwise in accordance with Subsection 2.6(c). The Existing Standby Letters of Credit are and shall constitute Standby Letters of Credit issued under this Agreement on behalf of the Banks in their Ratable Share. Upon the issuance of each Standby Letter of Credit (and contemporaneously herewith as


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                           Page 18
      to Existing Standby Letters of Credit), each Bank shall automatically acquire a participation in the liability of the Agent thereunder equal to such Bank's Ratable Share thereof, as the same may be reduced, increased, renewed, extended or replaced from time to time in accordance with this Agreement.

     2.2. USE OF PROCEEDS. The proceeds of the Advances shall be used by the Company in compliance with Section 5.15 hereof, for working capital and general corporate purposes, in compliance with Section 7.2 in all respects and in the ordinary course of its business. Proceeds of the Advances may also be used to fund the repurchase of shares of the common stock of Haggar on the open market or through privately negotiated transactions; provided, however, that proceeds used for such purpose, in the aggregate over the term of the Obligations, shall not exceed $25,000,000. The provisions of this
Section 2.2 are subject to, and shall not limit, modify or otherwise affect, the other covenants and agreements contained in this Agreement, including, without limitation, the covenants contained in Article 7 hereof.

     2.3. OPTIONAL PRINCIPAL PAYMENTS. The Company may from time to time pay all outstanding Advances or, in a minimum aggregate amount of $1,000,000 (or any integral multiple thereof), any portion of the outstanding Advances (a) at any time, in the case of a Floating Rate Advance, and (b) upon one (1) Business Day's notice to the Agent, in the case of a Fixed Rate Advance; PROVIDED, HOWEVER, that each Fixed Rate Advance may be paid only on the last day of its applicable Interest Period, whether in connection with a total or a partial prepayment.

     2.4. REDUCTION OR TERMINATION OF COMMITMENTS. The Commitments may or shall be reduced as follows:

          (a) The Company may permanently reduce the Commitments, in whole or in part, ratably among the Banks in integral multiples of $1,000,000, upon at least thirty (30) Business Days' prior notice to the Agent, which written notice shall specify the amount of any such reduction; provided, however, that the Commitments may not be reduced below the sum of (i) the outstanding principal amount of the Advances plus (ii) any Letter of Credit Exposure.

          (b) Any reduction of the Commitments shall first reduce the Commitments other than the Letter of Credit Commitments prior to any reduction in the Letter of Credit Facility.

     2.5. FEES. The Company shall pay to the Agent for the account of the Banks in their respective Ratable Shares (except as set forth in subsection [b][i] below), from the date of this Agreement to and including the Termination Date, the following fees:


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                           Page 19

          (a) On each Payment Date and on the Termination Date, a commitment fee equal to a fluctuating percentage of the average daily amount of the Total Commitments minus the sum of (i) the outstanding principal amount of all Advances and (ii) the Letter of Credit Exposure during the quarter ending on and including such Payment Date, or such shorter period ending on and including the Termination Date, as the case may be. The percentage shall be equal to the following: (a) at any time when the Funded Debt Ratio is equal to or less than 1.50 to 1, three-sixteenths of one percent (3/16%) per annum, (b) at any time when the Funded Debt Ratio is greater than 1.50 to 1 but less than or equal to 2.00 to 1, one-fifth of one percent (1/5%) per annum, (c) at any time when the Funded Debt Ratio is greater than 2.00 to 1 but less than or equal to 3.50 to 1, one-quarter of one percent (1/4%) per annum, and (d) at any time when the Funded Debt Ratio is greater than 3.50 to 1, three-eighths of one percent (3/8%) per annum. Each adjustment to the percentage used to calculate the Commitment Fee shall be effective five (5) Business Days following Agent's receipt of the reports to be delivered by the Company pursuant to Sections 6.1(a), (b) and (c);

          (b) On each Payment Date and on the Termination Date, (i) a Letter of Credit issuance fee payable to the Agent (which issuance fee shall not be shared with the Banks), in an amount equal to one-eighth of one percent (1/8%) of the Letter of Credit Exposure during the quarter ending on and including such Payment Date, or such shorter period ending on and including the Termination Date, as the case may be, calculated on the number of days in such quarterly or shorter period, as the case may be, and (ii) a Letter of Credit fee equal to the Eurodollar Margin then in effect TIMES the Letter of Credit Exposure during the quarter ending on and including such Payment Date, or such shorter period ending on and including the Termination Date, as the case may be, calculated on the number of days in such quarterly or shorter period, as the case may be;

provided, however, if the Commitments are terminated in their entirety prior to the Termination Date as provided herein, all accrued and unpaid commitment fees shall be payable on the effective date of such termination, and, notwithstanding the termination of the Commitments, the Letter of Credit commitment fees referred to in clause (b) above shall continue to accrue and be due and payable as set forth therein until the extinguishment in full of any Letter of Credit Exposure. All such fees shall be calculated on the basis of a year consisting of three hundred sixty (360) days and, except as set forth in this Section 2.5, of four (4) quarterly periods of ninety (90) days each.

     2.6. METHODS OF BORROWING AND APPLICATION AND ISSUANCE OF LETTERS OF
CREDIT.

          (a) With respect to the making of any Advance requested by the Company, the Company shall give to the Agent its notice of such request for Advance in accordance with the provisions of Section 2.7 and, subject to the terms and conditions set forth herein, each Bank shall make available its Ratable Share of the Advance or Advances to


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                           Page 20
     be made on a Borrowing Date (as determined in accordance with the provisions of Section 2.7[a] below) not later than the day of such Borrowing Date, in Dollars immediately available in Dallas, Texas, to the Agent at its address specified pursuant to Article 13; PROVIDED, HOWEVER, that the Agent shall advise such Bank not later than 1:00 p.m. (Dallas, Texas time) on the date of its receipt of any notice of borrowing timely given by the Company pursuant to Subsection 2.7(a). The Agent will make the funds so received from the Banks available to the Company within two (2) hours of receipt by it.

          (b) The Agent may (unless notified to the contrary by a Bank prior to a Borrowing Date) assume that each Bank has made available to the Agent on such Borrowing Date such Bank's Ratable Share of the Advance or Advances to be made on such Borrowing Date pursuant to Subsection 2.6(a) above, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount. The Agent shall notify the Company by telephone or telecopy to the treasurer or another Authorized Officer of the Company of the failure of any Bank to make available to the Agent its Ratable Share on such Borrowing Date if such failure continues for a period of two (2) Business Days and the Agent has made available to the Company an amount corresponding to such Bank's Ratable Share, or, if the Agent has not made available such corresponding amount, promptly after the account officer of the Agent with responsibility for the Company's account obtains actual knowledge of such failure. If and to the extent that such Bank shall not have so made such Ratable Share available to the Agent and the Agent shall have made available such corresponding amount to the Company, such Bank agrees to pay the same to the Agent with interest at a rate equal to the Fed Funds Rate with respect to such corresponding amount forthwith on, and as specified in, the Agent's demand, and if such Bank shall fail to do so the Company agrees to pay to the Agent within three (3) Business Days after demand, an amount equal to such corresponding amount, together with interest thereon at the rate per annum applicable to the Advance or Advances made on such Borrowing Date for each day from the date the Agent shall make such amount available to the Company until the date such amount is paid or repaid to the Agent, PROVIDED, HOWEVER, that until and unless such payment has been made in full by the Company, such Bank shall remain liable to the Agent for the full amount of such payment, including interest as set forth above.

          (c) With respect to the issuance of any Standby Letter of Credit requested by the Company, the Company shall give to the Agent its notice of such request at least two (2) Business Days in advance of the date of its issuance by delivery of a duly executed and completed Application in the form of EXHIBIT A attached hereto. Each Standby Letter of Credit (i) shall be in form acceptable to the Agent and the Company, (ii) shall be dated the date of issuance and (iii) shall expire on such date as may be requested by the Company, but in no event later than the earlier of (1) three hundred sixty-five (365)


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                           Page 21
     days after its issuance date or (2) the Termination Date. Notwithstanding anything herein or in any other Loan Documents to the contrary, in no event shall the Company be entitled to the issuance of a Standby Letter of Credit if the issuance of such Letter of Credit would cause the Letter of Credit Exposure (including the requested Letter of Credit) to exceed the LESSER of (A) the Letter of Credit Facility, or (B) the Total Commitments MINUS the aggregate amount of all outstanding Advances.

          (d) With respect to the issuance by the Agent of Letters of Credit, the Agent shall provide to each of the Banks, as of the last day of each calendar month and within twenty (20) days thereafter, a written report setting forth all issued and outstanding Letters of Credit, their respective amounts, issuance dates, expiration dates, identifying numbers, and beneficiaries.

          (e) All the terms and provisions of any and all Applications executed and delivered pursuant to this Section 2.6 are incorporated herein by reference; provided, however, that in the event of a conflict between the provisions of this Agreement and any Application, the provisions of this Agreement shall control. Without limitation of the foregoing, the repayment of Advances occasioned by drawings under Letters of Credit, interest to accrue thereon and remedies of the Banks in the event of nonpayment of such Advances when due shall be governed by the terms of this Agreement notwithstanding contrary terms in any Application. The Company shall pay to the Agent on demand an amount equal to the face amount of each draft drawn or purporting to be drawn under a Letter of Credit in accordance with the terms of the Application. The Agent may debit the Company's account with the Agent in order to pay each such draft, which the Agent may do in reliance on the assumption that sufficient funds have been made available to such account by the Company on the date when such drafts are payable, PROVIDED that the Agent shall not be required to effect any such debit if it determines insufficient funds exist in such account for the payment in full of any such amounts. If the Company's account has insufficient funds with which to pay such draft and if payment thereof is not otherwise made or provided for on the maturity date of the draft, the face amount of the maturing draft shall automatically be deemed to be an Advance, payable by each of the Banks to the Agent in accordance with their Ratable Share, in immediately available funds, not later than 2:00 p.m., Dallas, Texas time, on the day specified in the demand of the Agent to each Bank. Such Advance shall be confirmed to the Agent by the Company in writing not later than five (5) Business Days following the date the draft matured. The failure of the Company to transmit such written confirmation shall not affect the Company's obligation to repay the amount of such Advance, which shall be deemed to be a Floating Rate Advance.

          (f) Notwithstanding any other provision of this Agreement to the contrary, each Bank shall be unconditionally and irrevocably liable, without regard to the occurrence of a Default or Unmatured Default or any other fact or circumstance which


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                           Page 22
     would entitle such Bank to withhold, abate, reduce or offset the making of an Advance hereunder, to advance to or reimburse the Agent, in accordance with the demand of the Agent, such Bank's Ratable Share of the amount of each draft under a Letter of Credit payable or paid by the Agent to the extent that such amount has not been reimbursed by the Company pursuant to the provisions of Section 2.6(e) above. The Agent may make the proceeds of any such draft under a Letter of Credit available to the beneficiary thereof prior to its receipt of such funds from the Banks in reliance on the assumption that each Bank will make available to the Agent its Ratable Share on the date such amount has been demanded for payment. If the Agent is required at any time (whether before or after the expiration date of any Letter of Credit) to return to the Company or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by or on behalf of the Company to the Agent in reimbursement of payments made by the Agent under any Letter of Credit and interest thereon, each Bank shall, upon demand of the Agent, forthwith pay over to the Agent such Bank's Ratable Share of such amount. All amounts payable by any Bank under this Section 2.6(f) shall include interest thereon from the day the applicable draft is made (or the date such Bank was to have made such reimbursement payment, as appropriate), to but not including the date such amount is paid by such Bank to the Agent, at a rate equal to the Agent's Fed Funds Rate with respect to such amount as specified in the Agent's demand. The obligations of Banks under this
     Section 2.6(f) shall continue after the Termination Date and survive any termination of this Agreement.

          (g) The Agent agrees with each Bank that it will exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit. Other than complying with the terms of the Letter of Credit and/or this Agreement, including any drafts, certificates and other documents required thereby, each Bank and the Company agrees that, in paying any draft, the Agent shall not have any responsibility to obtain any document or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person delivering any such document. Subject to the terms of the foregoing sentence, none of the Agent and its representatives, directors, officers, employees, attorneys or agents shall be liable to any Bank or the Company for (i) any action taken or omitted in connection herewith at the request or with the approval of any Bank, (ii) any action taken or omitted in the absence of gross negligence and the absence of willful misconduct (it being the intention hereby that no liability shall result from a negligent action or omission), (iii) any recitals, statements, representations or warranties contained in any document distributed to any Bank, (iv) the creditworthiness of the Company or (v) the execution, effectiveness, genuineness, validity or enforceability of any Loan Documents or any other document contemplated hereby or thereby. The Agent and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation believed by it or them to be genuine


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                           Page 23
     and correct and to have been signed or made by the proper person and, with respect to legal matters, upon opinions of counsel selected by the Agent.

     2.7. METHOD OF SELECTING RATE OPTIONS AND INTEREST PERIODS; CALCULATION OF INTEREST.

          (a) The Company shall give the Agent irrevocable notice not later than 10:00 a.m. (Dallas, Texas time) on the Borrowing Date of each Floating Rate Advance, at least one (1) Business Day before the Borrowing Date of each Fixed CD Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance specifying: (i) the Borrowing Date of such Advance; (ii) the aggregate amount of such Advance; (iii) the Rate Option selected for the Advance; and (iv) in the case of each Fixed Rate Advance, the Interest Period applicable thereto, the information provided to the Agent in such notice to be confirmed to the Agent in writing not later than five (5) Business Days following the Borrowing Date The unpaid principal amount of each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Fixed Rate applicable to such Fixed Rate Advance. Floating Rate Advances shall bear interest at the Alternate Base Rate, and the interest rate on any Floating Rate Advances shall change when and as the Alternate Base Rate changes. Each Advance shall be in the minimum amount of $1,000,000 (and in integral multiples of $1,000,000 if in excess thereof). The Company may, at the expiration of any Interest Period, or at any time with respect to a Floating Rate Advance, select an Interest Period and/or Rate Option to apply to any Advance, or any portion or combination thereof, by the delivery to the Agent of notice of such election in the same manner as is provided in this Section 2.7 (a) with respect to the making of an Advance, subject to the notice and minimum Advance amount provisions applicable to the Rate Option selected. Notwithstanding the foregoing, in no event shall the Company have more than seven (7) Fixed Rate Advances outstanding at any one time, and the last day of a chosen Interest Period shall not be later than the Termination Date. Any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at the Default Rate, except that in the case of a Fixed Rate Advance whose Interest Period has not yet expired, the same shall bear interest at the higher of the rate otherwise in effect for the existing Interest Period plus five percent (5%) per annum or the Alternate Base Rate plus five percent (5%) per annum, not to exceed, however, the Highest Lawful Rate. The Company may not select a Fixed Rate for an Advance if there exists a Default or Unmatured Default hereunder.

          (b) Prior to the termination of each Interest Period with respect to any Fixed Rate Advance, the Company shall notify the Agent whether it desires to renew such Fixed Rate Advance and specifying in accordance with
     Section 2.7(a) above the Rate Option and Interest Period to be applicable thereto. Absent the delivery of such a notice, then, upon the expiration of the Interest Period applicable to such Fixed Rate Advance,









FIRST AMENDED AND RESTATED CREDIT AGREEMENT                           Page 24
     the Company shall be deemed to have selected the Alternate Base Rate to be applicable to the outstanding principal amount thereof.

     2.8. BORROWING BASE AND BORROWING BASE CERTIFICATE. In no event shall the Banks be required to make any Advance or the Agent be required to issue any Letter of Credit hereunder if the making of such Advance or drawing under such Letter of Credit (assumed for these purposes to be an Advance) would create a Borrowing Base Deficiency. The Borrowing Base shall be initially computed as of the date of this Agreement. Thereafter the Borrowing Base shall be recomputed as of the last day of each fiscal month utilizing the required Borrowing Base Certificate, which shall be furnished to the Agent within twenty (20) days after the end of such fiscal or calendar month and certified as to correctness by an Authorized Officer of the Company. If the Banks shall reasonably object to the form or contents of, or any calculations made in, any Borrowing Base Certificate, the Banks shall not be required to make any Advance hereunder until such objection is resolved to the Banks' satisfaction.

     2.9. METHOD OF PAYMENT.

          (a) All payments of principal, interest and fees hereunder shall be made in immediately available funds to the Agent at the Agent's address specified pursuant to Article 13 by noon (Dallas, Texas time) on the date when due. Each payment shall be distributed by the Agent ratably among the Banks in the proportion by which the Commitment of each Bank bears to the Commitments. On or before the time a principal payment is made on any of the Loans, the Company shall inform the Agent as to the proportionate application of such payment to the Floating Rate Advances and Fixed Rate Advances. In the absence of such direction, such payment shall be applied first to repay Floating Rate Advances then outstanding and thereafter in such fashion as the Agent shall determine. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent to such Bank in the same type of funds that the Agent received at its address specified pursuant to Article 13.

          (b) The Agent is authorized to cause the delivery of payments of principal, interest or fees owing to the Banks and/or the Agent by charging the Company's account with the Agent, which the Agent may do in reliance on the assumption that sufficient funds have been made available to such account by the Company on the date when such payments are due or have been directed by the Company to be made, PROVIDED THAT the Agent shall have no obligation to cause such delivery if it determines insufficient funds exist in such account for the payment of any such amounts. If and to the extent that the Company fails to provide sufficient funds in its account to cover the amount of any charges made for the payment of principal, interest or fees charged to such account and delivered by the Agent pursuant to this
     Section 2.9(b), the Company shall immediately pay to the Agent the amount by which such payment(s) so charged exceed the amount on deposit in such account (the "SHORTFALL"), together with interest thereon at the Default


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 25

     Rate from the date of such charge to the date such amount is repaid to the Agent. Nothing contained herein shall be construed to extend the date of payment of any amount due by the Company to the Agent, the Banks, or any of them, and in no event shall the delivery of any amount by the Agent to itself or any Bank pursuant to this Section 2.9(b) be effective as a payment by or on behalf of the Company absent the Company's delivery to the Agent of such amount to the Agent on the date when due in accordance with the terms of this Agreement. If and to the extent that the Company continues to fail to provide the amount of such Shortfall and accrued interest thereon, as required pursuant to the immediately preceding sentence, for a period of three (3) Business Days following the Agent's demand therefor, each Bank agrees to advance to the Agent, under the Note held by it, its pro rata portion of the Shortfall, together with interest at a rate equal to the Fed Funds Rate with respect to such amount, forthwith on, and as specified in, the Agent's demand.

     2.10. NOTES; TELEPHONIC NOTICES. The Advances shall be evidenced by the Notes. Each Bank is hereby authorized to record the principal amount of each Advance and each repayment on the schedule attached to its Note, whereupon such schedule shall constitute a part of the Note for all purposes. Any such recording shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; PROVIDED, HOWEVER, that the absence or inaccuracy of such schedule or any notation thereon shall not limit or otherwise affect the Obligations. The Company hereby authorizes each Bank and the Agent to extend Loans and effect Rate Option selections based on telephonic notices made by any person or persons the Agent or such Bank in good faith believes to be acting on behalf of the Company. The Company shall promptly confirm to the Agent any telephonic notice by written confirmation signed by an Authorized Officer of the Company as provided in Section 2.7. If the written confirmation differs in any material respect from the action taken by the Agent and the Banks, the records of the Agent and the Banks shall govern absent manifest error.

     2.11. INTEREST PAYMENT DATES; INTEREST BASIS. Interest accrued and unpaid on the outstanding principal of all Advances shall be due and payable on the last day of each calendar quarter, on the Termination Date, and additionally with respect to each Fixed Rate Advance, on the last day of the Interest Period applicable to each Fixed Rate Advance. Interest shall be calculated for actual days elapsed on the basis of a three hundred sixty (360) day year or, if such a calculation would result in an amount which exceeds the Highest Lawful Rate, then on the basis of the actual number of days contained in such year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (Dallas, Texas time) at the place of payment. If any payment of principal of or interest on a Loan or any other amount due hereunder shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 26

     2.12 MANDATORY PRINCIPAL PAYMENTS. In the event (a) of the existence of a Borrowing Base Deficiency (as set forth in the Borrowing Base Certificate due pursuant to Section 6.1[d]), or (b) that the outstanding principal amount of all Advances made by any Bank plus its Ratable Share of any Letter of Credit Exposure exceeds the Commitment of such Bank (as the same may be reduced from time to time in accordance with the provisions of Section 2.4), the Company shall immediately make principal reductions on the Notes or furnish cash to the Agent in the manner hereafter described to the extent necessary to reduce the Borrowing Base Deficiency to zero or to reduce such Obligations to an amount equal to or less than the amount of such Commitment LESS the amount of its Ratable Share of any Letter of Credit Exposure, as the case may be. Each payment under this Section 2.12 shall be applied in reduction of any outstanding Floating Rate Advances, and then against the outstanding Advances designated by the Company in a notice accompanying such payment. In the event the Company fails to make such designation, such payment shall be applied first against Fixed Rate Advances in the order of the expiration of the Interest Periods applicable thereto. In the event that a payment is required of the Company pursuant to this Section 2.12 solely by virtue of Letter of Credit Exposure, such that there are no outstanding Advances, the Company shall, within one (1) Business Day after becoming aware of the occurrence of such Borrowing Base Deficiency or excess in the Advances plus Letter of Credit Exposure as to the Total Commitments, remit to the Agent a cash amount equal to the payment which is required of it, to be held by the Agent for the benefit of the Banks in their Ratable Share as collateral for the Obligations (with rights of offset). The Company agrees to execute and deliver any and all pledge, assignment or other security documents as the Agent shall deem necessary or desirable to further evidence or perfect the pledge, assignment or grant of a security interest in such cash deposit pursuant to this Section 2.12.

     2.13. NOTIFICATION OF LOANS, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Bank of the contents of each Commitment reduction notice, notice contemplated by Section 2.7, and repayment notice received hereunder. The Agent will notify each Bank of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Alternate Base Rate.

     2.14. MAXIMUM INTEREST; HIGHEST LAWFUL RATE. The parties hereto intend to conform strictly to the usury Laws in force that apply to this transaction. Accordingly, all agreements among the parties hereto (including, without limitation, the Notes), whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Loans or otherwise, shall the interest (and all other sums that are deemed to be interest) contracted for, charged or received by the Banks with respect to the Loans and the Loan Documents, whether separately or in the aggregate, exceed the Highest Lawful Rate. If, from any circumstance whatsoever, interest under the Loans and/or Loan Documents would otherwise be payable in excess of the Highest Lawful Rate, and if from any circumstance any of the Banks shall ever receive anything of value deemed interest by applicable Law in excess of the Highest Lawful Rate, such Bank's receipt


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 27
of such excess interest shall be deemed a mistake and the same shall, so long as no Default shall be continuing, at the option of the Company, either be repaid to the Company or credited to the unpaid principal of the Notes; PROVIDED, HOWEVER, that if a Default shall have occurred and be continuing, and any of the Banks shall receive an amount which, but for this Section
2.14, would constitute excess interest during such period, the Banks shall have the option of either crediting such excess amount to principal or refunding such excess amount to the Company. If the Loans are prepaid or the maturity of the Loans is accelerated by reason of an election of the Required Banks, unearned interest, if any, shall be canceled and, if theretofore paid, shall either be refunded to the Company or credited on the Loans as the Required Banks elect. All interest paid or agreed to be paid to the Banks shall, to the extent allowed by applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the Highest Lawful Rate. Notwithstanding that the parties hereto in good faith deem each and every fee provided by this Agreement to be bona fide fees for services rendered and to be rendered separate and apart from the lending of money or the provision of credit, if any such fee is ever determined by a Tribunal of competent jurisdiction or by the Banks to constitute interest, then the treatment of such fee for usury purposes shall be controlled by the provisions of this Section.

     2.15. INTEREST RECAPTURE. If at any time and from time to time the rate of interest calculated pursuant to the Rate Option applicable to an Advance would exceed the Highest Lawful Rate but for provisions limiting the same to the Highest Lawful Rate, then, notwithstanding the foregoing, the rate of interest accruing on such Advance shall continue to be the Highest Lawful Rate until the total amount of interest accrued on such Advance equals the amount of interest that would have accrued on such Advance but for provisions limiting the same to the Highest Lawful Rate.

                                    ARTICLE 3

                    CHANGE IN CIRCUMSTANCES; INDEMNIFICATION

     3.1. YIELD PROTECTION.

          (a) If any existing or future Law (whether or not having the force of law) or compliance of any Bank with such,

               (i) subjects any Bank to any Tax, duty, charge or withholding on or from payments due from the Company (excluding U.S. taxation of the overall net income of any Bank) or changes the basis of taxation of payments to any Bank in respect of its Loans or other amounts due hereunder;


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 28

               (ii) imposes or increases or deems applicable any reserve (other than reserves included in the Reserve
                      Requirement with respect to Fixed Rate Advances), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank; or

               (iii) imposes any other condition the result of which is to increase the cost to any Bank of making, funding or maintaining Dollar loans or reduces any amount receivable by any Bank in connection with Dollar loans, or requires any Bank or any applicable lending office to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Bank;

     then, within fifteen (15) days of demand and the submission of reasonable evidence in support thereof by such Bank, the Company shall pay such Bank that portion of such increased expense incurred or the amount of reduction in an amount received which such Bank reasonably determines is attributable to making, funding and maintaining its Fixed Rate Advances. The determination of any amount to be paid by the Company shall take into consideration the policies of such Bank, or any corporation controlling such Bank, and shall be based upon any reasonable averaging, attribution and allocation methods.

          (b) If any Bank shall reasonably determine that the application or adoption after the date hereof of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof, whether or not having the force of law increases the amount of capital required or expected to be maintained by such Bank, or any corporation controlling such Bank, and such increase is based upon the existence of such Bank's obligations hereunder by an amount reasonably determined by such Bank, then from time to time, within fifteen (15) days of demand and the submission of reasonable evidence in support thereof by such Bank, such Bank may adjust the amount of the Commitment Fee thereafter payable to it by an amount as will fairly compensate such Bank for such increased capital requirement. The determination of any amount to be paid by the Company shall take into consideration the policies of such Bank, or any corporation controlling such Bank, and shall be based upon any reasonable averaging, attribution and allocation methods.

          (c) In the event that any Bank assesses against the Company any of the costs contemplated in Sections 3.1 (a) and (b) preceding, the Company may, at its option, prepay the amount of the Obligation owing with respect to any Bank assessing such costs, without premium or penalty except as provided in Section 3.4 hereof, terminate the Commitment of such Bank, and cause one or more banking institutions reasonably


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 29
     acceptable to the Agent and the Required Banks (not taking into account the interest of the assessing Bank) to unconditionally offer in writing to collectively purchase and assume, on a specified date not more than thirty (30) days from the date on which such costs were due, all of such Bank's rights hereunder and principal and interest in the Loans owing to such Bank on the date of such proposed purchase, without recourse to such Bank. If the assessing Bank fails to accept the proposed purchase offer, the Company shall not be obligated to pay the costs so assessed by such Bank for the period following the date of such purchase offer. If the assessing Bank accepts the proposed purchase, and the proposed purchasing bank(s) consummates the purchase of such rights and interest and assumes such obligations on the specified date in accordance with the terms of such offer, then such purchasing bank(s) shall be substituted for such Bank as to all or any portion of such Bank's Commitment, in which event this Agreement shall be modified and amended to reflect such substitution and, if applicable, reduction in Commitment. Such substitution, however, shall not relieve the Company of its obligation to reimburse any Bank for the costs enumerated in Sections 3.1(a) and (b) incurred prior to the date of the substitution of another banking institution.

     3.2. AVAILABILITY OF INTEREST RATE. If any Bank determines that maintenance of its portion of the Eurodollar Advances would violate any applicable Law, whether or not having the force of law, or if the Required Banks reasonably determine that (a) deposits of a type and maturity appropriate to "match fund" Fixed Rate Advances are not generally available or (b) a Fixed Rate does not accurately reflect the cost of making or maintaining a Fixed Rate Advance, then the Agent shall suspend the availability of the affected Rate Option and require any Fixed Rate Advances outstanding under an affected Rate Option to be converted to an unaffected Rate Option. Subject to the provisions of Article 2, the Company may select any unaffected Rate Option to apply to such affected Advances. If the Company fails to select a new Rate Option, the affected Advances shall be Floating Rate Advances.

     3.3 DISCRETION OF BANKS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Fixed Rate Advance during the Interest Period for such Advance through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period.

     3.4. FAILURE TO PAY OR BORROW ON CERTAIN DATES. If any payment of a Fixed Rate Advance occurs on a date that is not the last day of the applicable Interest Period, or a Fixed Rate Advance is not made on the date specified by the Company for any reason other than default by the Banks, the Company will indemnify each Bank for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost (exclusive of any loss of


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 30
profit) in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance.

     3.5. BANK CERTIFICATES; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Bank shall designate an alternate lending office with respect to its Fixed Rate Advances to reduce any liability of the Company to such Bank under Section 3.1 or to avoid the unavailability of a Rate Option under Section 3.2, so long as such designation is not disadvantageous to such Bank. A certificate of a Bank as to the amount due under Sections 3.1 or 3.4 shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Advance shall be calculated as though each Bank funded its portion of the Fixed Rate Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Advance. Unless otherwise provided herein, the amount specified in any such certificate shall be payable on demand after receipt by the Company of such certificate. The obligations of the Company under Sections
3.1 and 3.4 shall survive payment of the Loans and termination of this Agreement.


                                    ARTICLE 4

                              CONDITIONS PRECEDENT

     4.1. AMENDMENT AND RESTATEMENT. The Banks shall not be required to amend and restate the Prior Agreement unless the Company has furnished to the Agent:

          (a) Copies of the Articles of Incorporation of the Company and the Guarantors, together with all amendments, certified by the Secretary of State of the State of their incorporation, and a certificate of good standing of the Company, and the Guarantors, certified by the appropriate office of the State of their incorporation;

          (b) Copies, certified by the Secretary or Assistant Secretary of the Company, of its Bylaws and of its Board of Directors resolutions authorizing the execution of the Loan Documents;

          (c) Copies, certified by the Secretary or Assistant Secretary of the Guarantors, of their Bylaws and of their Board of Directors resolutions authorizing the execution of the Consent of Haggar or the Consent of Domestic Subsidiaries, as applicable;

          (d) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Company and the Guarantors which shall identify by name and title and bear the signature of the officers of the Company and the Guarantors authorized to sign


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 31
     the respective Loan Documents and to make borrowings hereunder, upon which certificate the Banks shall be entitled to rely until informed in writing of any change;

          (e) A written opinion of the Company's and the Guarantors' counsel, addressed to the Banks in form acceptable to the Agent and its counsel;

          (f) A certificate, signed by the Treasurer of the Company or the Chief Financial Officer of the Company, stating that as of the effective date of this Agreement no Default or Unmatured Default has occurred and is continuing;

          (g) A Note payable to the order of each Bank in the amount of its Commitment;

          (h)  The Consent of Haggar, executed by Haggar; and

          (i) The Consent of Domestic Subsidiaries, executed by each of the Company's Domestic Subsidiaries.

     4.2. EACH ADVANCE. The Banks shall not be required to make any Advance, except as otherwise contemplated by Sections 2.6(f) and (g), unless on the relevant Borrowing Date:

          (a) There exists no Default or Unmatured Default and no Default or Unmatured Default will result from the requested Borrowing;

          (b) The representations and warranties contained in Article 5 are true and correct in all material respects as of such Borrowing Date except for changes in the Schedules to this Agreement reflecting transactions permitted by this Agreement;

          (c) The sum of (i) the principal balance of the outstanding Loans made by the Banks, (ii) the amount of the requested Advance, (iii) the amount of any Advance previously requested and in process, and (iv) any Letter of Credit Exposure (excluding any amounts thereof attributable to an Advance then requested and in process), is equal to or less than the Total Commitments;

          (d) The sum of (i) the principal balance of the outstanding Loans made by the Banks, (ii) the amount of the requested Advance, and (iii) the amount of any Advance previously requested and in process, is equal to or less than the Borrowing Base Availability;

          (e) The Agent has received from the Company a notice that complies in all respects with the requirements of Section 2.7;


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 32

          (f) As of the date of the making of such Advance, no change that would cause or result in a Material Adverse Effect has occurred since the date of the financial statements delivered pursuant to Section 5.5;

          (g) The most recent financial statements of the Company Group delivered to the Banks pursuant to Section 6.1 are true, correct and complete in all material respects, fairly represent the financial condition of the Company and the Guarantors and have been prepared on a basis consistent with prior periods. As of the date of such Advance, there are no obligations, liabilities or Material Indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of the Company or the Guarantors which, separately or in the aggregate, are material and which are not reflected or otherwise disclosed in such financial statements; and

          (h) All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Banks and their respective counsel.

Each request for an Advance hereunder shall be deemed to be a representation and warranty by the Company to the Banks, as of the applicable Borrowing Date, as to each of the matters specified in this Section 4.2.


                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     To induce the Banks to enter into this Agreement and the other Loan Documents and to make the Loans, the Company represents and warrants to the Banks as follows:

     5.1. CORPORATE EXISTENCE AND AUTHORITY. The Company and each of the Guarantors (a) is a corporation duly incorporated, validly existing, and in good standing under the Laws of its jurisdiction of incorporation, (b) is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature or extent of its business and properties require the same, except in such jurisdictions where the failure so to qualify would not reasonably be expected to cause a Material Adverse Effect and (c) possesses all requisite authority and power and material licenses, permits and franchises to execute, deliver and comply with the terms of the Loan Documents, which have been duly authorized and approved by all necessary corporate action, for which no material approval or consent of any Person or Tribunal is required which has not or will not have been obtained prior to the date of this Agreement, and each of the Loan Documents constitutes the legal, valid and binding obligation of the Company and the Guarantors (to the extent each of them is a party to the same) enforceable against the Company and the Guarantors in accordance with its terms.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 33

     5.2. COMPLIANCE WITH LAWS. Neither the Company nor any of the Guarantors is in violation of (a) any Laws, other than such violations that, collectively, could not reasonably be expected to cause a Material Adverse Effect, (b) the terms of any material agreement, contract, document or instrument to which the Company or any of the Guarantors is a party or by which it or any of its assets is bound, other than such violations that, collectively, could not reasonably be expected to cause a Material Adverse Effect, or (c) its respective Articles of Incorporation or Bylaws in any material respect.

     5.3. LITIGATION. There is no Litigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Guarantors other than that listed on SCHEDULE 5 attached hereto, and none of such Litigation, collectively or individually, has or could reasonably be expected to result in a Material Adverse Effect.

     5.4. COMPLIANCE WITH LAWS AND CONTRACTS. Neither the execution and delivery by the Company of the Loan Documents, the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will materially violate any material Law binding on the Company or any of the Guarantors or the Company's or any of the Guarantors' Articles of Incorporation or Bylaws, or the provisions of any indenture, instrument or agreement to which the Company or any of the Guarantors is a party or is subject, or by which it or its property is bound, or materially conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than a Permitted Lien) pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Tribunal is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.5. FINANCIAL STATEMENTS. The June 30, 1996, unaudited consolidated financial statements of the Company Group heretofore delivered to the Banks were prepared in accordance with historical practice, and the September 30, 1995, consolidated financial statements of the Company Group audited by Arthur Andersen & Co. heretofore delivered to the Banks were prepared in accordance with GAAP in effect on the respective dates, such statements were prepared and fairly present the consolidated financial condition and operations of the Company Group at such dates and the consolidated results of their operations for the respective periods then ended.

     5.6. MATERIAL ADVERSE EFFECT. No Material Adverse Effect has occurred since the date of the financial statements referred to in Section 5.5.

     5.7. TAXES. To the best of the Company's knowledge, all tax returns of the Company Group required to be filed (unless such filing dates have been validly extended) by any Tribunal have been or will be filed prior to the date such returns were or are due, and all Taxes imposed upon the Company Group by any Tribunal in respect of periods ending on or before the initial



FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 34

Borrowing Date which are due and owing unless subject to a good faith contest by appropriate legal proceedings for which adequate reserves have been established in accordance with GAAP, will be paid by the Company Group on or before the initial Borrowing Date.

     5.8. GOVERNMENT REGULATION.   Neither the Company nor any of the Guarantors
nor any Affiliate of any of them is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended) , or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System) that regulates the incurring by the Company of Indebtedness, including, without limitation, Laws relating to common or contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     5.9. PROPERTIES; LIENS.   Each of the Company and each Guarantor has good
and indefeasible title to all of its real and personal properties and fixtures reflected on its balance sheet, subject to no defects in title thereto which would reasonably be expected, collectively, to cause a Material Adverse Effect, and there are no Liens on any material asset of the Company or any of the Guarantors other than Permitted Liens.

     5.10. LEASES.   All material leases under which the Company or any of
the Guarantors is lessee or tenant are in full force and effect, and there does not exist any default thereunder on the part of the Company or any of the Guarantors or, to the best of the Company's knowledge, on the part of any other party thereto which in either case could reasonably be expected to cause a Material Adverse Effect.

     5.11. SUBSIDIARIES.   SCHEDULE 3 to this Agreement contains an accurate
list of all of the presently existing Subsidiaries of the Company, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Company Group; all of the issued and outstanding shares of capital stock of the Domestic Subsidiaries of the Company have been duly authorized and issued and are fully paid and non-assessable.

     5.12. ERISA. Each Plan complies in all material respects with all applicable requirements of Law, no Reportable Event which could result in a Material Adverse Effect has occurred with respect to any Plan, neither the Company nor any of the Guarantors has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan. On the date of this Agreement, no Unfunded Liabilities exist.

     5.13. DEFAULTS.   No Default or Unmatured Default has occurred and is
continuing.

     5.14. ACCURACY OF INFORMATION.   No information, exhibit or report
furnished by the Company or any of the Guarantors to the Agent in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 35
fact necessary to make the statements contained therein not misleading, in light of the circumstances under which furnished. There is no material fact that the Company has not disclosed to the Agent which would have a Material Adverse Effect.

     5.15. USE OF PROCEEDS, MARGIN STOCK. The proceeds of the Advances will be used by the Company solely for the purposes specified in this Agreement. Except as expressly provided in Section 2.2, none of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X, or Regulation G, or for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry a "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X, or Regulation
G. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which might cause the Note or any of the other Loan Documents, including this Agreement, to violate Regulation U, Regulation X, or Regulation G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Except as permitted by Section 2.2, the Company owns no "margin stock" except for that described in the financial statements referred to in Section 5.5 hereof and, the aggregate value of all "margin stock" owned by the Company does not exceed twenty-five percent (25%) of the value of all of the Company's assets.

     5.16. NO FINANCING OF CORPORATE TAKEOVERS. No proceeds of the Advances will be used to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, including, without limitation, Sections 13(d) and 14(d) thereof, except (a) for the purchases of shares of the Company Group or any of them, and (b) to the extent permitted under Section 7.4 hereof.

     5.17. INSIDER. Except as to any circumstances which the Company has previously disclosed to the Agent in writing, the Company is not, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of the Company is, an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of the Banks, of a bank holding company of which any Bank is a subsidiary, or of any bank holding company of which any Bank is a subsidiary, or of any bank at which any Bank maintains a "correspondent account" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with any Bank.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 36

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

     To induce the Banks to enter into this Agreement and the other Loan Documents and to make the Loans, Haggar and the Company covenant and agree that, on behalf of themselves and the Company Group, during the term of this Agreement and as long as all or any part of any Advances is outstanding, they will do or cause to be done the following (unless the prior written consent of the Required Banks is otherwise obtained):

     6.1. FINANCIAL REPORTING.   Maintain a system of accounting established and
administered in accordance with GAAP, and the Company, on behalf of the Company Group, will furnish and deliver to the Agent, which will deliver to the Banks:

          (a) Within ninety (90) days after the close of each fiscal year commencing with the fiscal year ending September 30, 1996, an audited consolidated and consolidating balance sheet of the Company Group, a consolidated and consolidating statement of income and retained earnings of the Company Group and a consolidated statement of cash flows of the Company Group, each set forth in comparative form with corresponding figures from the immediately preceding fiscal year, in each case such statements to be furnished in reasonable detail and prepared in accordance with GAAP, and to be accompanied by an unqualified opinion of independent certified public accountants of nationally recognized standing acceptable to the Banks.

          (b) Within forty-five (45) days after the close of each of the first three (3) quarters of each fiscal year, a consolidated and consolidating statement of income of the Company Group for the period from the beginning of such fiscal year to the end of the quarter thereof, and a consolidated and consolidating balance sheet of the Company Group as of the end of such quarter, together with schedules detailing depreciation, amortization, dividends, scheduled payments of principal on Indebtedness, all outstanding letters of credit, and all capital expenditures, setting forth in reasonable detail and prepared in accordance with historical practice, which shall be certified by the Chief Financial Officer of the Company as complete and correct in all material respects to the best knowledge and belief of such officer after diligent inquiry.

          (c) Together with the financial statements required hereunder, a Compliance Certificate. The Compliance Certificate for the fiscal quarter in which Capital Adjustment Costs are accrued or expensed and the Compliance Certificate to be delivered for the succeeding four (4) fiscal quarters shall include as an annex thereto the information contained on
     SCHEDULE 7 hereof.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 37

          (d) Within twenty (20) days after the end of each month, a Borrowing Base Certificate.

          (e) Within one hundred eighty (180) days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Plan, if any, certified as correct by an actuary enrolled under ERISA.

          (f) As soon as possible and in any event within ten (10) days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer or Treasurer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

          (g) Such other material and pertinent information (including non-financial information) as the Agent or the Banks, through the Agent, may, from time to time, reasonably request.

     6.2. USE OF PROCEEDS.   Use all proceeds of the Advances for the purposes
set forth in Section 2.2.

     6.3. NOTICE OF DEFAULT, ETC.   Give prompt notice in writing to the Agent
of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, that has a substantial likelihood of a Material Adverse Effect.

     6.4. TAXES.   Promptly pay when due any and all Taxes due and owing by it, except Taxes that (a) are being contested in good faith by appropriate legal proceedings and for which a reserve has been established in an amount determined in accordance with GAAP and (b) do not, in the aggregate, materially detract from the value of the properties of the Company and the Guarantors (taken as a whole), materially impair the operation of their businesses (taken as a whole) or give rise to any Lien other than a Permitted Lien.

     6.5. PAYMENT AND PREPAYMENT OF OBLIGATIONS. Promptly pay or renew and extend all of its Material Indebtedness for the payment of money as the same become due, except for any such Material Indebtedness being contested in good faith by appropriate legal proceedings, for which a reserve for the payment thereof has been established in an amount determined in accordance with GAAP.

     6.6. MAINTENANCE OF CORPORATE EXISTENCE, ASSETS, BUSINESS AND INSURANCE. Except as otherwise permitted by Section 7.4, maintain (a) its corporate existence and authority to transact business and good standing in its jurisdiction of incorporation and in all other jurisdictions where the failure to so maintain could reasonably be expected to cause a Material Adverse Effect,
(b) all material licenses, permits and franchises necessary for its business except such as could not


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 38
in the aggregate reasonably be expected to cause a Material Adverse Effect,
(c) to the extent consistent with prudent business practices, all of its assets which are useful and necessary in its business in good working order and condition and make all necessary repairs and replacements thereto or thereof and (d) insurance with such insurers, in such types and amounts, and covering such casualties, contingencies and risks, as is customary in its industry including, without limitation, worker's compensation insurance (unless the Company maintains self-insurance with respect to such risk of loss which is satisfactory to the Banks in all respects), liability insurance, adequate business interruption insurance, and insurance on its properties, assets and business, now owned or hereafter acquired.

     6.7. INSPECTION. Permit the Agent, by its representatives and agents, to inspect the properties, corporate books and financial records of the Company Group, to examine and make copies of such of its books of accounts and other financial records, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers as shall be reasonably requested at such reasonable times and intervals as the Agent may designate upon reasonable notice. Each Bank agrees to treat all such information received by it (except such information which is generally available or has been made available to the public from sources other than the Banks or their respective officers, employees or representatives) as confidential; provided, however, nothing in this Section shall prohibit any Bank or the Agent from, or subject any Bank or the Agent to liability for, disclosing any such information to any Tribunal, or any representative thereof, to whose jurisdiction any Bank or the Agent may be subject and to the extent required thereby.

     6.8. COMPLIANCE WITH LAW. Shall, and shall cause each member of the Company Group to comply with all laws applicable to it or any of its property, business operations or transactions, a breach of which could have a Material Adverse Effect.

     6.9. ERISA COMPLIANCE. Shall (i) at all times, make, and cause to be made prompt payment of all contributions required under all Plans, if any, and required to meet the minimum funding standard set forth in ERISA with respect to the Plans of each of such entities, and (ii) furnish to the Agent, upon request, such additional information concerning any Plans as may be reasonably requested.


                                    ARTICLE 7

                               NEGATIVE COVENANTS

     To induce the Banks to enter into this Agreement and the other Loan Documents and to make the Loans, Haggar and the Company covenant and agree that, on behalf of themselves and the Company Group, during the term of this Agreement, they will not, nor permit or suffer any


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 39
member of the Company Group to, do any of the following (unless the prior written consent of the Required Banks is otherwise obtained):

     7.1. LIENS.   Directly or indirectly, create, incur or suffer or permit to be created or incurred or to exist any Lien upon any of the assets (now owned or hereafter acquired) of the Company Group, including, without limitation, the Inventory and Receivables, except for Permitted Liens.

     7.2. LINES OF BUSINESS.   Directly or indirectly, engage in any lines of
business other than those in which they are presently engaged or reasonable expansions or extensions thereof.

     7.3. INDEBTEDNESS. Create, incur or suffer to exist any Indebtedness other than Permitted Indebtedness.

     7.4. MERGERS AND ACQUISITIONS.

          (a) Dissolve or liquidate, or permit any Subsidiary of the Company to dissolve or liquidate, provided that any Subsidiary of the Company may dissolve or liquidate so long as the assets of such Subsidiary are distributed to a member of the Company Group;

          (b) Become or permit any Subsidiary of the Company to become, a party to any merger or consolidation with or into any other Person, provided that any Subsidiary may discontinue its operations or may merge or consolidate with or into any member of the Company Group, provided that in the event of a merger with the Company, the Company is the legally surviving entity;

          (c) Acquire, or permit any Subsidiary of the Company to acquire, by purchase, lease or otherwise, all or substantially all of the assets or capital stock of any Person, provided that such acquisitions which, when added to any other acquisitions since the effective date of this Agreement and any permitted investments made pursuant to Section 7.4(d), do not exceed $15,000,000 in the aggregate (including all consideration given in connection with such acquisition), may be made so long as the assets or Person acquired is involved with the same line of business, or an integral part thereof, as is currently pursued by the Company Group; or

          (d) Invest or acquire an ownership interest in, or permit any Subsidiary of the Company to invest or acquire an ownership interest in, any joint venture, partnership, corporation or other entity which is not an Affiliate of any member of the Company Group, or otherwise invest in any new business venture, provided that such investments which, when added to any investments since the effective date of this Agreement and any permitted acquisitions made pursuant to Section 7.4(c), do not exceed $15,000,000 in the aggregate, may be made so long as no member of the Company Group has any legal or


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 40
     contractual liability or obligation in excess of such investment, and the business venture in which the investment is made involves the same line of business, or an integral part thereof, as is currently pursued by the Company Group.

     7.5. AFFILIATES.   Enter into any material transaction (including, without
limitation, the purchase or sale of any property or service) with, or make any material payment or transfer to, any Affiliate of the Company Group (other than the Company or any Guarantor) or member of the Family Group except (a) in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company Group and upon fair and reasonable terms no less favorable than those that would result from a comparable arms-length transaction, (b) those transactions set forth on SCHEDULE 6 hereof, (c) repurchases of shares of the common stock of Haggar upon fair and reasonable terms no less favorable than those that would result from a comparable arms-length transaction, (d) the incurrence of Indebtedness which constitutes Permitted Indebtedness; and (e) dividends paid by the Company Group in the ordinary course of business.

     7.6. FIXED CHARGE REQUIREMENT. Permit the ratio of Operating Cash Flow to Fixed Charges for the prior twelve (12) months, as measured at the end of each fiscal quarter, to be or become less than 1.10 to 1.0.

     7.7. FUNDED DEBT LIMITATION. Permit the Funded Debt Ratio, as measured at the end of each fiscal quarter, to be or become greater than 4.0 to 1.0.

     7.8  TANGIBLE NET WORTH.

                         (a) Permit Tangible Net Worth of the Company Group to be or become less than:

                         (i) for the period through September 30, 1996, $155,000,000; and

                         (ii) beginning October 1, 1996 and thereafter (if
                              measured at a specific point in time), an amount equal to the sum of (1) $155,000,000, plus (2) fifty percent (50%) of the cumulative net income of the Company Group, on a consolidated basis, for the fiscal year ended September 30, 1996, and each subsequently completed fiscal year, plus (3) in the event Haggar or the Company shall make a registered public offering of its capital stock, sixty-six and two-thirds percent (66-2/3%) of that portion of the net proceeds from such offering attributable to the primary issuance of new shares (but not the secondary issuance of existing shares).


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 41

          Notwithstanding the foregoing, the Tangible Net Worth requirement of the Company Group may be reduced by the amount of any sums used for the repurchase of shares of common stock of Haggar, whether pursuant to Advances as contemplated in Section 2.2 or otherwise (so long as such stock repurchase is made in compliance with all covenants and agreements contained in this Agreement); PROVIDED, HOWEVER, that the maximum cumulative reduction in such requirement attributable to stock repurchases, whether pursuant to Advances as contemplated in Section 2.2 or otherwise, shall not exceed $10,000,000 over the term of the Obligations. In addition, during the fiscal quarter in which the Company Group accrues or expenses Capacity Adjustment Costs, the Tangible Net Worth requirement of the Company Group shall be reduced by an amount equal to the lesser of (1) the net loss of the Company Group, on a consolidated basis, for such fiscal quarter; or (2) sixty-two percent (62%) of the Capacity Adjustment Cost accrued or expensed in that fiscal quarter.

                         (b) Permit Tangible Net Worth of the Company to be or become less than $55,000,000.

                         (c) Notwithstanding the foregoing, in the event that Tangible Net Worth is less than the amount required hereby, the Company shall have a period of ten (10) days from the earlier of the date on which Tangible Net Worth is disclosed to the Agent or is to be disclosed to the Agent under Section 6.1 in which to cause Tangible Net Worth to be in compliance with the terms hereof. Cumulative net income shall be determined by reference to the statements of income described in Section 6.1(a) and shall not be decreased by any losses occurring during any fiscal year.

     7.9. INVENTORY TURN. Permit the quotient, as measured for the Company Group on a consolidated basis at the end of each fiscal quarter, with reference to the financial statements described in Section 6.1, of (a) the cost of goods sold during the prior twelve (12) months divided by (b) the Dollar amount of the cost of Inventory at the end of such fiscal quarter, to be (if measured at a specific point in time) or become less than 2.0.

     7.10. SALE OF ASSETS. Sell, lease, transfer or otherwise dispose of, in a single transaction or in a series of transactions, more than ten percent (10%) of the assets of the Company Group other than (a) to a member of the Company Group, and (b) sales of Inventory in the ordinary course of business; PROVIDED, HOWEVER, that the provisions of this Agreement shall not prohibit the Company or any other member of the Company Group from selling any of its capital stock in a registered public offering, so long as such offering is in compliance with all Laws and does not result in a Default under Section 8.13 hereof.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 42

     7.11. SUBSIDIARIES. Create, nor permit any member of the Company Group to create, any Domestic Subsidiary unless, contemporaneously therewith, such Domestic Subsidiary executes and delivers to the Agent, for the benefit of the Banks, a Subsidiary Guaranty.

     7.12. FOREIGN SUBSIDIARIES. Permit more than ten percent (10%) of Net Worth to be attributable at any time to Subsidiaries of the Company which are not Domestic Subsidiaries unless (a) such Subsidiary has executed a Guaranty which is legal, valid and enforceable against such Subsidiary in all respects under the laws of any jurisdiction applicable to such Subsidiary, and (b) the Agent has received from counsel to the Company a legal opinion as to such matter and other matters as the Agent shall request, such counsel and opinion to be satisfactory to the Agent and the Required Banks in all respects.

     7.13. DISTRIBUTIONS. Make or agree to make any Distribution (other than a Distribution of a Subsidiary of the Company to the Company) in any fiscal year of the Company (a) unless the Fixed Charge Ratio is equal to or greater than 1.10 to 1.00 (calculated by giving effect to any such Distribution), or (b) if a Default or Unmatured Default exists at the time of such Distribution or, after giving effect to any such Distribution, a Default or Unmatured Default would occur.

     7.14. INTERCOMPANY INDEBTEDNESS. Incur or permit to exist any Intercompany Indebtedness which is not subordinate in right of payment to the prior payment in full of the Obligations; any and all of such Intercompany Indebtedness, whether now or hereafter owed, being hereby so subordinated in right of payment to the prior payment in full of the Obligations. In connection therewith, each member of the Company Group hereby agrees that:

          (a) No member of the Company Group shall, after a Default (or an Unmatured Default, in the case of payments or distributions made outside the ordinary course of its business):

               (i) demand, sue for, take, or accept or receive, directly or indirectly, any payment of principal or interest with respect to such Intercompany Indebtedness, whether in cash or other property;

               (ii) claim any offset or other reduction of the Obligations because of any such Intercompany Indebtedness; or

               (iii) take any other action to make it the same.

          (b) Any payments or distributions upon or with respect to the Intercompany Indebtedness subordinated hereby which are received by any member of the Company Group following a Default (or an Unmatured Default, in the case of payments or distributions made outside the ordinary course of business) shall be collected, enforced


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 43
     and received by such member of the Company Group as trustee for the Banks and paid over to the Agent on account of the Obligations.

          (c) In the event of any distribution of all or any of the assets of any member of the Company Group to its creditors upon the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection or relief of any member of the Company Group or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any member of the Company Group, any payment or distribution of any kind (whether in cash, property, or securities) which otherwise would be payable or deliverable upon or with respect to the Intercompany Indebtedness subordinated hereby shall be paid or delivered directly to the Agent for the benefit of the Banks for application to (in the case of cash) or as collateral for (in the case of non-cash property or securities) the payment of the Obligations until the Obligations shall have been paid in full.

          (d) If any proceeding referred to in subsection (c) above is commenced by or against any member of the Company Group, the Agent is hereby irrevocably authorized and empowered (in its own name or in the name of such member of the Company Group), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in subsection (c) above, and give acquittance therefor, and to file claims and proofs of claim and take such other action (including, without limitation, voting the Intercompany Indebtedness subordinated hereby or enforcing any security interest or lien securing its payment) as it may deem necessary or advisable for the exercise or enforcement of any of the rights of the Agent and Banks hereunder.

          (e) The Agent and/or the Banks are hereby authorized to demand specific performance of the provisions of this Section 7.14 at any time when any member of the Company Group shall have failed to comply with any of the provisions hereof.


                                    ARTICLE 8

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     8.1. REPRESENTATION OR WARRANTY. Any representation or warranty made by or on behalf of the Company or any of the Guarantors to the Banks under or in connection with any Loan Document shall be materially false as it relates to the operations of the Company Group taken as a whole as of the date on which made or deemed to be made.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 44

     8.2. NONPAYMENT. Nonpayment of any Obligation (other than a nonpayment of the nature described in Section 8.3) when the same becomes due and payable and, with respect to any nonpayment when due of the Obligation constituting accrued interest, the continuance thereof for a period of five (5) Business Days.

     8.3. PREPAYMENT. The failure of the Company or any of the Guarantors to make the mandatory prepayment or cash deposit required by Section 2.12 and the continuance thereof for a period of ten (10) days from the date on which the Borrowing Base Certificate which would disclose the obligation to make such prepayment or cash deposit is delivered or to be delivered pursuant to Section 6.1(d).

     8.4. COVENANTS. The breach by the Company or any of the Guarantors of any of the terms or provisions of Sections 6.2, 6.3, 6.5, 6.6, 6.7, 6.8, 6.9 or
Article 7.

     8.5. OTHER. The breach by the Company or any of the Guarantors (other than a breach which constitutes a Default under Sections 8.1, 8.2, 8.3 or 8.4) of (a) Section 6.1(d) that continues unremedied for a period of ten (10) days, or (b) any other term or provision of this Agreement that continues unremedied within thirty (30) days after written notice from the Agent or any Bank specifying such breach.

     8.6. MATERIAL INDEBTEDNESS. The default by the Company or any of the Guarantors in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, the effect of which is to cause such Material Indebtedness to become due prior to its stated maturity, or any such Material Indebtedness shall be required to be prepaid prior to the stated maturity thereof.

     8.7. INSOLVENCY. Any member of the Company Group shall (a) have an order for relief entered with respect to it under any Debtor Relief Laws, (b) not pay, or admit in writing its inability to pay, its debts generally as they become due, (c) make an assignment for the benefit of creditors, (d) apply for, seek, consent to or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (e) institute any proceeding seeking an order for relief under any Debtor Relief Laws or seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Debtor Relief Laws or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (f) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section or (g) fail to contest in good faith any appointment or proceeding described in Section 8.8; PROVIDED, HOWEVER, that the foregoing as to any member of the Company Group other than Haggar or the Company shall not constitute a Default if such an event would not constitute a Material Adverse Effect.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 45

     8.8. RECEIVER. A receiver, trustee, examiner, liquidator or similar official shall be appointed for any member of the Company Group or any substantial part of their respective property, or a proceeding described in
Section 8.7(e) shall be instituted against the Company or any of the Guarantors and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days; PROVIDED, HOWEVER, that the foregoing as to any member of the Company Group other than Haggar or the Company shall not constitute a Default if such an event would not constitute a Material Adverse Effect.

     8.9. APPROPRIATION. Any Tribunal shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of the Company Group taken as a whole.

     8.10. JUDGMENTS. The Company or any of the Guarantors shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

     8.11. ERISA. Any member of the Company Group shall fail to meet the minimum funding requirements required by the provisions of Section 412 of the Code and Section 302 of ERISA with respect to any Plan, if applicable, or any Reportable Event causing a Material Adverse Effect shall occur in connection with any Plan.

     8.12. MATERIAL AGREEMENT. The occurrence of a default (including the passage of any applicable period of grace or cure) under any other material agreement, document or instrument to which the Company or any of the Guarantors is a party or by which any of their respective assets are bound, the effect of which would constitute a Material Adverse Effect.

     8.13.  CHANGE IN CONTROL.  A Change in Control shall occur.

     Any notice that may be required hereunder need be delivered to the Company only, and no other Person shall be entitled to receive any notices whatsoever under this Agreement, regardless of whether the action, inaction, default or other matter to which such notice relates is by or concerning a Person other than the Company.


                                    ARTICLE 9

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     9.1.  REMEDIES UPON DEFAULT.   If any Default described in Section 8.7 or
8.8 occurs, the Commitments of the Banks to make Advances hereunder shall automatically terminate and


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 46
the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Bank. If any other Default occurs and is continuing, the Required Banks shall have and may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents:

          (a) terminate the Commitments of the Banks to make Advances hereunder;

          (b) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest, notice of default, notice of intention to accelerate or of acceleration, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the Loan Documents to the contrary notwithstanding;

          (c)  reduce any claim to judgment; and/or

          (d) without notice of default or demand, exercise, pursue or enforce any of the Banks' rights and remedies under the Loan Documents or pursuant to applicable law.

     9.2. REMEDIES UPON UNMATURED DEFAULT. If any Unmatured Default occurs and is continuing, the Required Banks may exercise, on behalf of the Banks, any one or more of the following rights and remedies at their option:

          (a) to the fullest extent permitted by law, restrict any payment or withdrawals from any or all deposits and other sums at any time credited by or due from such Banks, to Haggar or the Company (other than deposits and other sums being held by such Bank(s) on behalf of Haggar or the Company as fiduciary for or in trust for other Persons), without notice or demand and without liability, for so long as and until such time as such Unmatured Default and any other Unmatured Default is cured; PROVIDED, HOWEVER, that, the foregoing shall in no way be construed to limit such Bank's right of setoff provided to it under Section 9.6 hereof; and/or

          (b) require the Company, on the next succeeding Business Day, to deposit with the Agent cash in such amounts as the Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all the Banks. Any amounts so deposited shall be held by the Agent for the ratable benefit of all the Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and the Company will, in connection therewith, execute and deliver such security agreements in form and substance satisfactory to the Agent which it may reasonably require. As drafts or demands for payment are presented under any Letter of Credit, the Agent shall apply such cash to satisfy such drafts or demands. When either (i) all Letters of Credit have expired and drawings thereunder satisfied by the Company, or (ii) all Defaults and Unmatured Defaults have been waived in writing by the Required Banks or cured to the


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 47
     satisfaction of the Required Banks, the Agent shall release to the Company any remaining cash deposited under this SECTION 9.2. In addition, as the aggregate existing Letter of Credit Exposure is reduced, the Company may receive, upon its request, return of a portion of such cash deposit equal to the amount of the reduction. Whenever the Company is required to make deposits under SECTIONS 2.12 AND 9.2 and fails to do so on the day such deposit is due, the Agent or any Bank may, without notice to the Company, make such deposit (whether by application of proceeds of any collateral for the Obligations, by transfers from other accounts maintained with any Bank, by Advances or otherwise) using any funds then available to any Bank of the Company or Haggar; and/or

          (c)  seek such equitable relief to which the Banks may be entitled.

     9.3. AMENDMENTS AND WAIVERS. Subject to the provisions of this Section 9.3, the Required Banks (or the Agent with the consent in writing of the Required Banks), the Company and each of the Guarantors may enter into agreements supplemental hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Banks or the Company hereunder or waiving any Default or Unmatured Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Banks:

          (a) Change the maturity of any Note or the principal amount thereof, or change the rate or the time of payment of interest thereon or of any fees due hereunder, or waive any non-payment of principal, interest or fees then existing;

          (b)  Reduce the percentage specified in the definition of Required
     Banks;

          (c)  Permit the Company to assign its rights under this Agreement;

          (d)  Release the Parent Guaranty; or

          (e)  Amend this Section.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

     9.4.  PRESERVATION OF RIGHTS.   No delay or omission of the Banks or the
Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to Section 9.3, and then only to the extent specifically set forth in such writing.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 48

     9.5. PERFORMANCE BY LENDER. Should the Company or any other Person fail to perform any covenant, duty or agreement contained herein or in any of the Loan Documents, the Agent or any Bank may perform or attempt to perform such covenant, duty or agreement on behalf of the Company or such other Person. In such event, the Company shall, at the request of the Agent or any Bank, promptly pay any amount expended by the Agent or any Bank in such performance or attempted performance to the Agent or any Bank at its principal office as specified herein, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, the Agent and the Banks do not assume any liability or responsibility for the performance of any duties of the Company or any other Person hereunder or under any of the Loan Documents or other control over the management and affairs of the Company or any other Person.

     9.6. RIGHTS OF SETOFF. Haggar and the Company hereby expressly grant to the Banks the right of setoff against all deposits and other sums at any time credited by or due from the Banks, or any of them, to Haggar or the Company (other than deposits and other sums being held by the Banks on behalf of Haggar or the Company as fiduciary for or in trust for other Persons) in accordance with the provisions of this Section 9.6. The rights of the Banks under this
Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks, or any of them, may have under law or equity or by agreement. Upon the occurrence and during the continuance of any Default, the Banks are hereby authorized at any time and from time to time, to the fullest extent permitted by law, at their option, without notice or demand and without liability, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Banks to or for the credit or the account of Haggar or the Company against any and all of their respective Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as the Banks may determine in their sole discretion, irrespective of whether the Banks shall have made any demand under this Agreement or the Notes and although such Obligations may be unmatured.

     9.7. REMEDIES CUMULATIVE, CONCURRENT AND NON-EXCLUSIVE. The Banks shall have all rights, options, remedies and recourses granted in the Loan Documents and available at law or equity and same (a) shall be cumulative and concurrent,
(b) may be pursued separately, successively or concurrently against the Company or any other Person obligated under the Loan Documents or against any one or more of them, at the sole discretion of the Banks, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by the Company that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 49

                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1. BENEFIT OF AGREEMENT. The terms and provisions of this Agreement and the Notes shall be binding upon and inure to the benefit of the Company and the Banks and their permitted successors and assigns. The Company shall not have the right to assign any of its rights or transfer any of its obligations under this Agreement. The Banks may assign only such of their rights under this Agreement as is provided in Section 10.2.

     10.2.  ASSIGNMENTS AND PARTICIPATIONS.

          (a) A Bank may sell, to any Person with a Standard & Poor's rating of "A" or better, a participation consisting of all of its interests, rights and obligations under this Agreement (including, without limitation, all of its Commitment and the Note held by it), or may sell, to any Person at least fifty percent (50%) owned by the selling Bank, or by a common parent of both, or to another Bank, one or more participations in all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the corresponding portion of the Note held by it); PROVIDED, HOWEVER, that other than in the case of a participation sold to a Person at least fifty percent (50%) owned by the selling Bank, or by a common parent of both, or to another Bank, the Agent and the Company must give their respective prior written consent, which consent will not be unreasonably withheld. Prior to consenting to such participation, the Company shall be afforded a period not to exceed sixty (60) days in which it may identify a participant acceptable to it and reasonably acceptable to the selling Bank. In the event any Bank shall sell any participation, (i) the Company, the Agent and the other Banks shall continue to deal solely and directly with such selling Bank in connection with such selling Bank's rights and obligations under the Loan Documents (including the Note held by such selling Bank);
     (ii) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company and the Guarantors relating to the Loans, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (1) any fees payable hereunder to the Banks, and (2) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and other sums to be paid to the Banks hereunder, and (iii) the Company and Haggar agree, to the fullest extent they may effectively do so under applicable law, that any participant of a Bank may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of Loans if such Bank has previously given notice of such participation to the Company.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 50

          (b) Each Bank may assign, to any Person with a Standard & Poor's rating of "A" or better, all of its interests, rights and obligations under this Agreement (including all of its Commitment and the related Note held by it); PROVIDED, HOWEVER, that (i) other than in the case of an assignment to a Person at least fifty percent (50%) owned by the assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Company must give their respective prior written consent, which consent will not be unreasonably withheld; (ii) the assigning Bank shall contemporaneously assign to such assignee the assigning Bank's Letter of Credit Commitment; and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in its records, an assignment agreement, together with the Note subject to such assignment and a processing fee of $2,000 (for which the Company shall have no liability). Prior to consenting to such assignment, the Company shall be afforded a period not to exceed sixty (60) days in which it may identify an assignee acceptable to it and reasonably acceptable to the assigning Bank. Upon such execution, delivery and acceptance, from and after the effective date specified in each assignment agreement, (1) the assignee thereunder shall be a party hereto and shall have the rights and obligations of a Bank hereunder and (2) the Bank thereunder shall be released from its obligations under this Agreement and such Bank shall cease to be a party hereto.

          (c) By executing and delivering an assignment agreement providing for the assignment of all or a portion of the interests, rights and obligations of a Bank under this Agreement, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby, such assignor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document; (ii) such assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under any Loan Document; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements of the Company previously delivered in accordance herewith and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such an assignment agreement; (iv) such assignee will, independently and without reliance upon the Agent, such assignor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and
     (vi) such assignee agrees that it will perform in


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 51
     accordance with their terms all obligations that by the terms of the Loan Documents are required to be performed by it as a Bank.

          (d) The Agent shall maintain at its office a copy of each assignment agreement delivered to it and a record of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time. The entries in such record shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person the name of which is recorded therein as a Bank hereunder for all purposes of the Loan Documents. Such records shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an assignment agreement executed by an assigning Bank and the assignee thereunder together with the Note subject to such assignment, the written consent to such assignment and the fee payable in respect thereto, the Agent shall, (i) accept such assignment agreement; (ii) record the information contained therein in its records, and (iii) give prompt notice thereof to the Company. Contemporaneously with the receipt by the Agent of an assignment agreement, the Company, at its own expense, shall execute and deliver to the Agent in exchange for each surrendered Note a new Note payable to the order of such assignee in an amount equal to the Commitment and/or Loans assumed by it pursuant to such assignment agreement. Such new Note shall be in an aggregate principal amount equal to the principal amount of each surrendered Note, shall be dated the effective date of such assignment agreement and shall otherwise be in substantially the form of the surrendered Note. Thereafter, each surrendered Note shall be marked canceled and returned to the Company.

          (f)  After the sixty (60) day period set forth in Sections 10.2(a) and
     (b) above, as applicable, or with the prior written approval of the Company, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Bank by or on behalf of the Company.

     10.3.  SURVIVAL OF REPRESENTATIONS.   All representations and warranties
of the Company and the Guarantors contained in this Agreement and the other Loan Documents shall survive delivery of the Notes and the making of the Loans.

     10.4. GOVERNMENT REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable Law.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 52

     10.5. TAXES. Any Taxes (excluding income or other Taxes payable with respect to the assets or income of a bank generally) payable or ruled payable by any Tribunal in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

     10.6.  CHOICE OF LAW.  THE LOAN DOCUMENTS SHALL BE CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     10.7. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     10.8. ENTIRETY; WRITTEN AGREEMENT. (A) THE CONFIDENTIALITY LETTER AGREEMENTS ENTERED INTO PRIOR TO THE DATE HEREOF, IN EACH CASE BETWEEN THE AGENT AND A BANK, (B) THE LETTER DATED JUNE 24, 1996, BETWEEN THE COMPANY AND THE AGENT, AND (C) THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     10.9. ACCOUNTING. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations herein shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, GAAP as in effect from time to time, applied on a consistent basis. Compliance with Sections 7.6, 7.7, 7.8, and 7.9 shall be determined on a consolidated basis for the Company Group, in accordance with GAAP.

     10.10. SEVERAL OBLIGATIONS. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder.

     10.11. EXPENSES; INDEMNIFICATION. The Company shall reimburse the Banks for any and all reasonable costs and out-of-pocket expenses (including attorneys' fees) paid or incurred by the Banks in connection with the preparation, execution and delivery of this Agreement and the amendment, modification, enforcement of and collection under the Loan Documents. The Company agrees to indemnify the Agent and each Bank, and its or their directors, officers and employees against all losses, claims, damages, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 53

Bank is a party to such litigation) that may be imposed on, incurred by or asserted against any of them in any way relating to, or arising out of, the Loan Documents or any of the transactions contemplated, therein, but only to the extent that such loss, claim, damage, liability or expense is occasioned by or arises out of the action, failure to act or default of any member of the Company Group. Each Bank against which an adverse judgment is entered agrees to reimburse the Company (on a pro rata basis in accordance with their respective Commitments to the extent that more than one Bank should be liable to the Company therefor pursuant to this Section 10.11), for its expenses of litigation or preparation therefor in any action against such Bank to enforce the performance of its obligations hereunder, but only in the event that the judgment in such action is adverse to such Bank. The obligations of the Company under this Section shall survive the termination of this Agreement and the payment of the Obligations.

     10.12.  SEVERABILITY.   Any provision of this Agreement that is prohibited
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     10.13. CHOICE OF FORUM. HAGGAR AND THE COMPANY, ON BEHALF OF THEMSELVES AND THEIR SUBSIDIARIES, ACKNOWLEDGE AND AGREE THAT ALL OBLIGATIONS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS ARE FULLY PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST ANY MEMBER OF THE COMPANY GROUP, THE BANKS OR ANY OTHER PERSON WITH RESPECT TO THIS AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, SHALL BE BROUGHT EITHER IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE UNITED STATES COURTS LOCATED IN THE STATE OF TEXAS, NORTHERN DISTRICT, AND HAGGAR AND THE COMPANY, ON BEHALF OF THEMSELVES AND THEIR SUBSIDIARIES, AND THE BANKS, HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING.

     10.14. REVOLVING CREDIT. The Company and the Banks hereby agree that, except for Section 15.10(b) thereof, the provisions of Article 5069-15.01 et seq. of the Revised Civil Statutes of Texas, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not govern or in any manner apply to this Agreement or the Loan.

     10.15.  PRIOR AGREEMENT.  On the date the conditions set forth in Section
4.1 are satisfied, the Prior Agreement shall be of no further force and effect, except as evidence of the obligations renewed hereunder and evidenced by this Agreement and the Notes and except as to rights acquired by the Banks prior to such date.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                         Page 54

                                   ARTICLE 11

                                   THE AGENT

     11.1. APPOINTMENT AND POWERS. The Agent shall continue as the Agent hereunder, and each of the Banks irrevocably authorizes the Agent to act as the agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Article. The duties of the Agent shall be administrative in nature and the Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement.

     11.2. POWERS. The Agent shall have and may exercise such powers hereunder and under the other Loan Documents as are specifically delegated to the Agent by the terms hereof or by any other writing signed by the Required Banks, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action hereunder or exercise any right or remedy with respect to any Unmatured Default or Default, except as specifically provided by this Agreement or requested by the Required Banks.

     11.3. POSSESSION OF INSTRUMENTS BY THE AGENT. The Agent shall exercise all rights and remedies under the Notes and the Loan Documents and take all actions with respect thereto in accordance with the request or direction of the Required Banks, or otherwise as and to the extent provided herein or in the other Loan Documents; provided, however, that the Agent may take such actions in its name without the joinder of the Banks, and all third parties shall be entitled to rely on the actions taken by the Agent with respect to the Notes and the execution by the Agent of any and all agreements, financing statements, affidavits, notices or any other type of document or instrument pertaining thereto, including, without limitation, in connection with the exercise of any rights or remedies of the Banks under the Loan Documents (and specifically including any legal proceedings), and the same shall be binding upon all the Banks as to any third party relying on such actions of the Agent. Notwithstanding anything to the contrary expressed or implied herein or in the Notes or any other Loan Document, each Bank shall be deemed a holder of each Note and a separate payee, with a separate right to payment thereunder to the extent of its pro rata part of payments to be made thereunder in accordance with the terms of this Agreement.

     11.4. DEBTOR-CREDITOR RELATIONSHIP. Each Bank has and shall maintain a direct creditor-debtor relationship with the Company and/or any of the Guarantors and will have direct recourse, singly or in the aggregate, against the Company and/or any of the Guarantors. Notwithstanding the foregoing, any right, remedy, action, omission or waiver respecting this Agreement, the Notes and the other Loan Documents shall only be exercised, made, taken, or permitted by the Agent, acting upon the direction of the Required Banks, as the agent for all the Banks; provided, that in the event of any bankruptcy proceedings or other legal proceedings


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                             Page 55
relating to this Agreement against the Company or any of the Guarantors, each Bank shall be entitled, at its option, to bring or join in such proceedings in its own name.

     11.5. GENERAL IMMUNITY. Neither the Agent nor any of its respective directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, it being the intention of the Banks that such parties shall not be liable for the consequences of their own negligence (other than gross negligence).

     11.6. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. The Agent shall not be responsible to the Banks for any recitals, reports, statements, warranties or representations herein or any Loans or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.

     11.7. RIGHT TO INDEMNITY. Each of the Banks shall, ratably in accordance with the percentage of its Commitment, indemnify the Agent (to the extent not reimbursed by the Company) for and against any cost, expense (including attorney's fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder, in its capacity as the Agent, including, without limitation, matters arising out of the Agent's own negligence (other than its gross negligence). The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     11.8. ACTION ON INSTRUCTIONS OF THE BANKS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, except as to those matters enumerated in Section 9.3 as to which the consent of all of the Banks is required, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of Notes.

     11.9. EMPLOYMENT OF THE AGENT AND COUNSEL. The Agent may execute any of its respective duties as the Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or them or its or their authorized agents, for the default or misconduct of any such employees, agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its respective duties hereunder.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 56

     11.10. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent.

     11.11. MAY TREAT PAYEE AS OWNER. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been received by the Agent. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     11.12. THE AGENT'S REIMBURSEMENT. Each Bank agrees to reimburse the Agent in proportion to such Bank's ratable share of the Commitments for any expenses not reimbursed by the Company (a) for which the Agent is entitled to reimbursement by the Company under the Loan Documents and (b) for any other expenses incurred by the Agent on behalf of the Banks, including those in connection with the amendment, modification, enforcement of, and collection under the Loan Documents, but specifically excluding those in connection with their preparation, execution or delivery.

     11.13. RIGHTS AS A LENDER. With respect to its Commitment, Loans made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise or refrain from exercising the same as though it were not the Agent and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and generally engage in any kind of banking or trust business with Haggar, the Company or any of the Guarantors as if it were not the Agent.

     11.14. BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 5.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     11.15. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof, no later than thirty (30) days prior to the date such resignation will become effective, to the Banks, the Company and the Guarantors, and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right, with the consent of the Company, which consent shall not be unreasonably withheld, to appoint, on behalf of the Company and the Banks, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving notice of resignation, then the Company may appoint, with the consent of the Required Banks, which shall not be unreasonably withheld, on behalf of the Banks, a successor agent. If no


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 57
successor agent shall have been so appointed by the Company and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Company and the Banks, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder.

     11.16.  DISTRIBUTION OF INFORMATION.  Subject to the provisions of
Section 6.7, the Company authorizes the Agent to discuss with and furnish to the Banks all financial statements, audit reports and other information pertaining to the Company and the Guarantors whether such information was provided by the Company or prepared or obtained by such Agent and whether or not such information was requested by the Agent or the Banks. Neither the Agent nor any of its employees, officers, directors or agents makes any representation or warranty regarding any audit reports or other analyses of the Company's and the Guarantors' condition that the Agent distributes, whether such information was provided by the Company or the Guarantors or was prepared or obtained by the Agent, nor shall the Agent or any of its employees, officers, directors or agents be liable to any Person or entity receiving a copy of such reports or analyses for any inaccuracy or omission contained in or relating thereto.

     11.17. NON-ADVANCING BANKS. In the absence of an occurrence of a Default and in the event that any Bank shall fail or refuse to advance its pro rata portion of any Advance, as required hereunder, the Agent shall notify the other Banks of such failure and such remaining Banks shall advance such non-advancing Bank's portion but only to the extent that such additional amount would not cause the outstanding principal balance of each such Bank's Note to exceed its Commitment. Upon making any such Advance, and notwithstanding anything to the contrary expressed or implied herein or in the Notes or any of the Loan Documents, all subsequent payments made on the Loans or from the exercise of right of setoff or other remedies under the Loan Documents, shall be paid to only the Banks other than the non-advancing Bank (and the non-advancing Bank shall not be entitled to receive the same), to be applied pro rata in accordance with the amounts advanced by each such advancing Bank, until the amounts advanced by such Banks on behalf of the non-advancing Bank have been repaid in full. In addition, any Banks that advance funds on behalf of a non-advancing Bank pursuant to this Section
11.17 shall have a claim against such non-advancing Bank for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 58
amounts. In the event of the foregoing, the Agent will use reasonable efforts to suggest to the Company an alternative bank to replace such non-advancing Bank, without any assurances in such connection that any alternative bank may be amenable to becoming a Bank.

     11.18. BENEFIT OF THE BANKS. Other than Section 11.15 and 11.17, all terms, conditions and agreements set forth in this Article 11 are for the sole and exclusive benefit of the Banks, and neither the Company, the Guarantors nor any other Person shall be entitled to rely on or seek the benefit of such provisions.

                                   ARTICLE 12

                                RATABLE PAYMENTS

     12.1. RATABLE PAYMENTS. In case at any time any Bank, whether by setoff or otherwise, has payment made to it upon its Note in a greater proportion than received by any other Bank upon its Note, such Bank so receiving such greater proportionate payment agrees to purchase a portion of the Advances held by the other Banks so that after such purchase each Bank will hold its ratable proportion of the Advances. In case any such payment is disturbed by legal process or otherwise, appropriate further adjustments shall be made. Any Bank executing this Agreement may, to the fullest extent permitted by Law, exercise all of its rights of payment as if such Bank were the direct creditor of the Company (but without affecting in any way the provisions of Article 9 hereof).


                                   ARTICLE 13

                                     NOTICES

     13.1. GIVING NOTICE. Any notice required or permitted to be given under this Agreement may be given, and shall be deemed to be received, when deposited in the United States mail, postage prepaid, by facsimile transmission or telex when delivered to the appropriate office for transmission, charges prepaid, or by private delivery service when delivery is receipted for, addressed to the Company, the Banks or the Agent at the addresses indicated below their signatures to the Agreement; provided, however, that notices given pursuant to Section 8.4 shall be given by certified mail, return receipt requested.

     13.2. CHANGE OF ADDRESS. The Company, the Banks and the Agent may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 59

                                   ARTICLE 14

                                  COUNTERPARTS

     This Agreement may be executed in any number counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent and the Banks and each party has notified the Agent by telex or telephone, confirmed in writing, that it has taken such action.

     EXECUTED as of the date first above written.

                              HAGGAR CLOTHING CO., a Nevada corporation f/k/a Haggar Apparel Company


                              By:  /s/  J. M. HAGGAR, III
                                   --------------------------------------
                                     J. M. Haggar, III
                                     Chief Executive Officer

                              6113 Lemmon Avenue
                              Dallas, Texas  75209
                              Attn:  Robert Qualls
                              Telephone:  (214) 956-4233
                              Telecopy:  (214) 956-4334


                              HAGGAR CORP., a Nevada corporation

                              By:  /s/  J. M. HAGGAR, III
                                   --------------------------------------
                                     J. M. Haggar, III
                                     Chief Executive Officer

                              6113 Lemmon Avenue
                              Dallas, Texas  75209
                              Attn:  Robert Qualls
                              Telephone:  (214) 956-4233
                              Telecopy:  (214) 956-4334


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 60

$22,222,222.22                NATIONSBANK OF TEXAS, N.A.


                              By:  /s/  TODD SHIPLEY
                                   --------------------------------------
                                     Todd Shipley
                                     Senior Vice President

                              NationsBank of Texas, N.A.
                              901 Main Street, 67th Floor
                              Dallas, Texas 75202
                              Telephone:  (214)508-0907
                              Telecopy:  (214)508-0980


$14,814,814.81                COMERICA BANK - TEXAS



                              By:  /s/  MELINDA A. CHAUSSE
                                   --------------------------------------
                                     Melinda A. Chausse
                                     Vice President

                              Comerica Bank - Texas
                              8828 Stemmons Freeway, Suite 441
                              Dallas, Texas 75247
                              Telephone:  (214) 841-1587
                              Telecopy:  (214) 263-9837


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 61

$14,814,814.81                THE BANK OF TOKYO-MITSUBISHI, LTD.
                              Dallas Office


                              By:  /s/  JOHN M. MEARNS
                                   --------------------------------------
                                     John M. Mearns
                                     Vice President/Manager

                              The Bank of Tokyo-Mitsubishi, Ltd.
                              Suite 3150 LB 118
                              Trammell Crow Center
                              2001 Ross Avenue
                              Dallas, Texas 75201
                              Telephone:  (214) 954-1200
                              Telecopy:  (214) 954-1007


$11,111,111.12                NBD BANK, N.A.


                              By:  /s/  WILLIAM J. MCCAFFREY
                                   --------------------------------------
                                     William J. McCaffrey
                                     Vice President

                              NBD Bank, N.A.
                              611 Woodward
                              Detroit, Michigan  48226
                              Telephone:  (313)225-3444
                              Telecopy:   (313)225-2649


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 62

$7,407,407.41                 BANK OF SCOTLAND


                              By: /s/  Catherine M. Oniffrey
                                  ---------------------------------------
                                     Catherine M. Oniffrey
                                     Vice President

                              Bank of Scotland
                              565 Fifth Avenue
                              New York, New York  10017
                              Telephone:  (212) 490-8030

                              Copies to:

                              Janna Blanter
                              Bank of Scotland
                              Citicorp Center
                              1200 Smith Street, Suite 2660
                              Houston, Texas  77002
                              Telephone:  (713)651-1870
                              Telecopy:   (713)651-9714


$7,407,407.41                 NATIONAL CITY BANK, KENTUCKY


                              By: /s/  DONALD R. PULLEN, JR.
                                  ---------------------------------------
                                     Donald R. Pullen, Jr.
                                     Vice President

                              National City Bank, Kentucky
                              101 S. Fifth Street
                              Louisville, Kentucky  40202
                              Telephone:  (502)581-6352
                              Telecopy:   (502)581-5122


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 63

COMMITMENT

$22,222,222.22                TEXAS COMMERCE BANK National Association,
                              successor by merger to Texas Commerce Bank, National Association, Individually and as the Agent


                              By: /s/  JOHN P. DEAN
                                  ---------------------------------------
                                     John P. Dean
                                     Senior Vice President

                              2200 Ross Avenue, P-1 Level, Suite 10
                              Dallas, Texas 75201
                              Post Office Box 660197
                              Dallas, Texas 75266-0197
                              Attn: John P. Dean
                              Telephone:  (214) 965-2466
                              Telecopy: (214) 965-2044

                              WIRING INSTRUCTIONS:

                              Texas Commerce Bank National
                                     Association, ABA #113000609
                              for Credit to Account #7001-20730-7800
                              Attn: Loan Syndication Services
                                     Gale Manning
                              Reference: (As Applicable)

                              FUNDS MANAGEMENT ADDRESS:

                              Gale Manning, Manager
                              Phone: (713) 750-2784
                              Fax: (713) 750-3810
                              Loan Syndication Services
                              Texas Commerce Bank National
                                     Association
                              P. O. Box 2558
                              1111 Fannin Street
                              9th Floor, Mail Station 46
                              Houston, Texas  77252


FIRST AMENDED AND RESTATED CREDIT AGREEMENT                            Page 64

                                   SCHEDULE 1

                   CURRENT MEMBERS OF THE BOARDS OF DIRECTORS
                            OF HAGGAR AND THE COMPANY


     HAGGAR CORP.                  HAGGAR CLOTHING CO.
     ------------                  -------------------

     J.M. HAGGAR, III              J. M. HAGGAR,III

     FRANK BRACKEN                 FRANK BRACKEN

     RALPH BEATTIE                 RALPH BEATTIE

     NORMAN BRINKER

     RICHARD HEATH

     RAE EVANS

     CARLOS CANTU

                                   SCHEDULE 2

                                    STANDBY
                         LETTERS OF CREDIT OUTSTANDING
                                JUNE 30, 1996



BENEFICIARY                      LC#               MATURITY            AMO0UNT
------------------------------------------------------------------------------

NATIONAL UNION FIRE INSURANCE    D424918           09/30/96         $7,934,093
COMPANY OF PITTSBURG, PA

TRAVELERS INSURANCE COMPANY     D418099           12/31/96         $1,509,765
                                                                    ----------
                                                                    $9,443,858
                                                                    ----------
                                                                    ----------

                                   SCHEDULE 3

                                  SUBSIDIARIES


COMPANY NAME & ADDRESS                            SITUS OF INCORPORATION
----------------------                            ----------------------

DOMESTIC
--------

Bowie Manufacturing Company                       Nevada
6113 Lemmon Avenue, Dallas, TX 75209

Corsicana Company                                 Nevada
6113 Lemmon Avenue, Dallas, TX 75209

Dallas Pant Manufacturing Company                 Nevada
6113 Lemmon Avenue, Dallas, TX 75209

Greenville Pant Manufacturing Company             Nevada
6113 Lemmon Avenue, Dallas, TX 75209

McKinney Pant Manufacturing Company               Nevada
6113 Lemmon Avenue, Dallas, TX 75209

Olney Manufacturing Company                       Nevada
6113 Lemmon Avenue, Dallas, TX 75209

Waxahachie Garment Company                        Nevada
6113 Lemmon Avenue, Dallas, TX 75209

La Romana Manufacturing Corporation               Nevada
6113 Lemmon Avenue, Dallas, TX 75209

Haggar Services, Inc.                             Texas
6113 Lemmon Avenue, Dallas, TX 75209

AirHaggar                                         Texas
6113 Lemmon Avenue, Dallas, TX 75209

Duncan Manufacturing Company                      Oklahoma
6113 Lemmon Avenue, Dallas, TX 75209

Haggar Corp. (Parent)                             Nevada
6113 Lemmon Avenue, Dallas, TX 75209

Haggar Clothing Co.                               Nevada
6113 Lemmon Avenue, Dallas, TX 75209

Weslaco Sewing, Inc.                              Nevada
6113 Lemmon Avenue, Dallas, TX 75209

Weslaco Cutting, Inc.                             Nevada
6113 Lemmon Avenue, Dallas, TX 75209

Haggar Direct, Inc.                               Nevada
6113 Lemmon Avenue, Dallas, TX 75209

                                   SCHEDULE 3

                                  SUBSIDIARIES


COMPANY NAME & ADDRESS                            SITUS OF INCORPORATION
----------------------                            ----------------------

FOREIGN
-------

Haggar Mex. S.A. de C.V.                          Mexico
6113 Lemmon Avenue, Dallas, TX 75209

Haggar Apparel Ltd.                               United Kingdom
6113 Lemmon Avenue, Dallas, TX 75209

                                                 SCHEDULE 4

                                            CURRENT OBLIGATIONS

                       APPROXIMATE
                        AMOUNT AT                                   SECURED
  OWED BY                6/30/96         NOTEHOLDER                    BY                     GUARANTOR
------------------------------------------------------------------------------------------------------------
AirHaggar                $167,596   Bank of Boston Leasing        Airplane               Haggar Corp.
Bowie Mfg. Co.         $2,900,000   TCB - I.R.B.                  Buildings/Equip.       Haggar Clothing Co.
Bowie Mfg. Co.           $175,826   City of Weslaco               Equipment              N/A
Haggar Clothing Co.   $25,000,000   Allstate Life Insur. Co.      N/A                    Haggar Corp.
Haggar Clothing Co.    $9,469,070   National Life of VT           C.V. of Life Insur.    N/A
Haggar Clothing Co.    $1,411,623   Texas Stadium                 Platinum Suite         N/A
Haggar Direct, Inc.    $1,016,577   Retail Lease Guar. (curr.> 12 mos.)                  Haggar Clothing Co.
                      -----------
                      $40,140,692
                      -----------
                      -----------


                                                             September 16, 1996
                                   SCHEDULE 5

                              PENDING LITIGATION

CLAIMANT                      DESCRIPTION                                HAGGAR ATTORNEY        CURRENT
--------                      -----------                                ---------------        STATUS
                                                                                                -------
PENDING CLAIMS
--------------

Elizabeth Rodriguez           Intentional infliction of                  Steve Kardell, Jr.     Pending
                              emotional distress (termination            Baker & McKenzie
                              allegedly due to pregnancy)                2001 Ross Avenue
                              and invasion of privacy.                   Suite 4500
                                                                         Dallas, Texas 75201

Estella Rodriguez             Wrongful termination in                    Steve Kardell, Jr.      Pending
                              violation of Workers                       Baker & McKenzie        Trial - 11/4/96
                              Compensation Act, Article                  2001 Ross Avenue
                              8307c.                                     Suite 4500
                                                                         Dallas, Texas 75201

Ana Cecilia Barragan          Wrongful termination in                    Steve Kardell, Jr.      Pending
                              violation of the Workers                   Baker & McKenzie
                              Compensation Act, Article                  2001 Ross Avenue
                              8307c, and intentional                     Suite 4500
                              infliction of emotional distress.          Dallas, Texas 75201

Maria P. Jasso                Wrongful termination in                    Steve Kardell, Jr.      Pending
                              violation of Workers                       Baker & McKenzie
                              Compensation Act, Chapter                  2001 Ross Avenue
                              451 of the Texas Labor Code                Suite 4500
                              (f/k/a Article 8307c), Texas               Dallas, Texas 75201
                              Commission of Human Rights
                              Act, age discrimination, and
                              intentional infliction of
                              emotional distress.

Consuelo G. Valdez            Wrongful termination and                   Steve Kardell, Jr.      Pending
                              intentional infliction of                  Baker & McKenzie
                              emotional distress.                        2001 Ross Avenue
                                                                         Suite 4500
                                                                         Dallas, Texas 75201

Altagracia Hernandez          Wrongful termination in                    Steve Kardell, Jr.      Pending
                              violation of the Workers                   Baker & McKenzie
                              Compensation Act, Article                  2001 Ross Avenue
                              8307c, intentional infliction of           Suite 4500
                              emotional distress.                        Dallas, Texas 75201

Maria P. Andrae               Wrongful termination in                    Steve Kardell, Jr.       Pending
                              violation of the Workers                   Baker & McKenzie
                              Compensation Act, Article                  2001 Ross Avenue
                              8307c.                                     Suite 4500
                                                                         Dallas, Texas 75201

Martha Cedillo                Wrongful termination in                    Steve Kardell, Jr.       Pending
                              violation of Workers                       Baker & McKenzie
                              Compensation Act, Article                  2001 Ross Avenue
                              8307c, and intentional                     Suite 4500
                              infliction of emotional distress.          Dallas, Texas 75201

Hilda Espinoza                Breach of Contract, intentional            Steve Kardell, Jr.       Pending
                              infliction of emotional distress,          Baker & McKenzie
                              and invasion of privacy.                   2001 Ross Avenue
                                                                         Suite 4500
                                                                         Dallas, Texas 75201

Patricia Espinoza             Wrongful termination in                    Steve Kardell, Jr.       Pending
                              violation of Workers                       Baker & McKenzie
                              Compensation Act, Article                  2001 Ross Avenue
                              8307c, and intentional                     Suite 4500
                              infliction of emotional distress.          Dallas, Texas 75201

Maria O. Leal                 Wrongful termination in                    Steve Kardell, Jr.       Pending
                              violation of Workers                       Baker & McKenzie
                              Compensation Act, Article                  2001 Ross Avenue
                              8307c, intentional infliction of           Suite 4500
                              emotional distress, and age                Dallas, Texas 75201
                              discrimination in violation of
                              Texas Commission on Rights
                              Act.

Connie Garcia                 Wrongful termination in                    Steve Kardell, Jr.       Pending
                              violation of article 8307c,                Baker & McKenzie         Trial - 11/18/96
                              intentional infliction of                  2001 Ross Avenue
                              emotional distress and                     Suite 4500
                              negligent hiring and retention.            Dallas, Texas 75201

Amy Padilla                   Wrongful termination in                    Steve Kardell, Jr.       Pending
                              violation of Article 8307c of              Baker & McKenzie
                              the Workers Compensation Act               2001 Ross Avenue
                              and intentional infliction of              Suite 4500
                              emotional distress.                        Dallas, Texas 75201

Dominga Vasquez               Wrongful termination in                    Steve Kardell, Jr.       Dismissed on
                              violation of the Workers                   Baker & McKenzie         summary
                              Compensation Act, Article                  2001 Ross Avenue         judgment on
                              8307c, and intentional                     Suite 4500               9/9/96.
                              infliction of emotional distress.          Dallas, Texas 75201

Consuelo Gonzalez             Wrongful termination in                    Steve Kardell, Jr.       Pending
Norma E. Cano                 violation of Workers                       Baker & McKenzie
Maria J. Hernandez            Compensation Act, Article                  2001 Ross Avenue
Amado Torres                  8307c, negligent hiring and                Suite 4500
                              retention, and violation of                Dallas, Texas 75201
                              Texas Commission on Human
                              Rights Act (Norma E. Cano,
                              only).

Maria R. Leal                 Intentional infliction of                  Steve Kardell, Jr.        Pending
                              emotional distress.                        Baker & McKenzie
                                                                         2001 Ross Avenue
                                                                         Suite 4500
                                                                         Dallas, Texas 75201

Francis Creek, et al          Class Action for severance pay             Steve Kardell, Jr.       Pending
v.                            (breach of contract and                    Baker & McKenzie         (Class Action)
Haggar Apparel Co. d/b/a      promissory estoppel)                       2001 Ross Avenue         97th Judicial
Olney & Bowie Mfg                                                        Suite 4500               District Court,
                                                                         Dallas, Texas 75201      Montague
                                                                                                  County, Texas
                                                                                                  Trial - 12/3/96

Joe Trejo, et al              351 former employees                       Steve Kardell, Jr.      Pending
v.                            claiming fraud and                         Baker & McKenzie
Haggar Apparel Co.            misrepresentation regarding                2001 Ross Avenue
                              methods of pay and plant                   Suite 4500
                              closure, intentional infliction of         Dallas, Texas 75201
                              emotional distress, violation of
                              the Fair Labor Standards Act               Roland Leon
                              and Texas Workers                          Thornton, Summers,
                              Compensation Act, and                      Biechlim Dunham
                              discrimination under the                   711 North Carancahua,
                              Americans with Disability Act              Suite 600
                                                                         Corpus Christi, Texas
                                                                         78745-1401

                                              SCHEDULE 5

                                             (CONTINUED)

Carlos Riser              Sexual harassment and               Barbara M. G. Lynn         Pending
                          discrimination based on sex,        Carrington, Coleman,       Trial 2/3/97
                          retaliation for complaining of      Sloman & Blumenthal
                          harassment and discrimination,      200 Crescent Court
                          intentional infliction of           Suite 1500
                          emotional distress, negligent       Dallas, Texas 75201
                          retention, assault and battery,
                          invasion of privacy, and
                          constructive termination.

Patrick Arterberry        Personal injuries allegedly         Stephen Schoettmer         Pending
Calvin Joe Wiley          arising as a result of roof         Thompson & Knight P.C.
Gail Roberson             collapse on 5/5/95.                 3300 First City Center,
                                                              1700 Pacific Avenue
                                                              Dallas, Texas 75201

PLAINTIFFS:               Allegations of negligence,          Stephen Schoettmer         Pending
Ernest Jaramillo          gross negligence, wrongful          Thompson & Knight P.C.
 Gilbert                  deaths and personal injuries        3300 First City Center,
Jaramillo, Diana          arising as a result of roof         1700 Pacific Avenue
Quezada, Jerry            collapse on 5/5/95                  Dallas, Texas 75201
 Jaramillo,
Begnigna E. Gonzales,
Individually and as
Representatives of
the Estate of Bessie
Espinoza, Deceased;

INTERVENORS:
Annie V. Coleman,
Individually and as next
Friend of Valencia
Henry, Christopher,
Henry, Ira H. Jeffrey,
Minors, and as
Representative of the
Estate of Lynnice W.
Henry

Ira J. Miller             Personal Injury arising out of      Joseph P. Wohrle           Dismissed with
                          product defect or product           300 Corporate Pointe       prejudice
                          liability, negligence, breach of    Suite 310
                          warranty ($10,000 actual            Culver City, California
                          damages, $14,000 punitive           90230-7635
                          damages)

                                       -4-

                                          SCHEDULE 5

                                         (CONTINUED)

Max Griffin, as father of   Wrongful death as a result of     Michael S. Burroughs       Pending
Jerry Lee Griffin, a        collision between tractor         Phelps, Jenkins, Gibson
minor, deceased             trailer and deceased's vehicle.   & Fowler
                                                              1201 Greensboro Avenue
                                                              Tuscaloosa, Alabama
                                                               35401

Gayla Spencer               Personal injury arising out of    Stephen Schoettmer          Pending
                            negligence--Claimant claims       Thompson & Knight P.C.
                            to have been struck by            3300 First City Center,
                            conveyor truck.                   1700 Pacific Avenue
                                                              Dallas, Texas 75201

Daltex Services, Inc.       Breach of contract, quantum       James A. Ellis, Jr.         Settled
                            meruit, and sworn account         Carrington, Coleman,
                            --Plaintiff claims non-payment    Sloman & Blumenthal
                            of $211,476.65 for clean-up       200 Crescent Court
                            services allegedly performed      Suite 1500
                            after roof collapse.              Dallas, Texas 75201

Maria De La Luz a/ka        Wrongful termination in           Steve Kardell, Jr.          Pending
Luz E. Calles               violation of Article 8307c of     Baker & McKenzie
Filed: 8/16/96              the Workers Compensation Act      4500 Trammel Crow Ctr
                            and intentional infliction of     2001 Ross Avenue
                            emotional distress.               Dallas, TX 75201

Cristela Ayala              Wrongful termination in           Steve Kardell, Jr.          Pending
Filed: 8/24/96              violation of Article 8307c of     Baker & McKenzie
                            the Workers Compensation          4500 Trammel Crow Ctr
                            Act.                              2001 Ross Avenue
                                                              Dallas, TX 75201


                                             E E O C

Bernice Childress           Sex discrimination                No attorney                 Pending

Edgardo Hernandez           Failure to hire under ADA         No attorney                 Pending

Annette Ramirez             Harassment under ADA              No attorney                 Pending

Robert Serra                Discrimination based on           No attorney                 Pending
                            national origin

Stacy L. Williams           Discrimination based on race      No attorney                 Pending

                                         SCHEDULE 5

                                        (CONTINUED)

Rosie M. Carroll            Discrimination based on race      No attorney                 Pending
Filed: 7/8/96
received after 7/17/96

Tomasa Nunez                Discrimination under              No attorney                 Pending
Filed: 7/1/96               Americans with Disabilities
received after 7/17/96      Act

                                    SCHEDULE 6

                         EXISTING AFFILIATE TRANSACTIONS


1. Continue existing Shiloh Road lease between Company, as lessee, and new, non-family owner following the sale of property by E.R. Hagger, J.M. Haggar, Jr., and Rosemary Haggar Vaughan.

2. Split Dollar Life Insurance Policies. The Company owns part of policy and family member beneficiaries own part.

3. Haggar Clothing Co. makes available use of the Company Plane at a fixed cost, Health Insurance, use of Product, and use of the New York Apartment to Ed Haggar and J.M. Haggar, Jr. and an office for Ed Haggar.

4. Haggar Clothing Co. has granted the use of the "Edmond McGrath" label to James Joseph Haggar.

                                SCHEDULE 7

                         CAPACITY ADJUSTMENT COSTS

                 FISCAL QUARTER ENDING ________________, 199___


                                           TOTAL   PAID THIS   CUMULATIVELY
                                          ACCRUAL   QUARTER        PAID
                                          -------   -------        ----

CLOSE (2) PLANTS
  Severance Pay
  Vacation
  Extended Benefits
  Workers Comp Claims
  Unemployment Costs
  Outplacement
  Relocation and Setup
  Legal Costs/Defense/Settlement
  Lease Buyouts
  Other Related

OBTAIN ADDITIONAL MEXICO CAPACITY
  Start-Up Costs
  Training Costs
  Other Related

LEGAL COSTS
  Defense and Settlements
  Robstown
  Bowie/Olney
  Closed (2) Plants
         TOTAL
                                          -------   -------      -------

                                   EXHIBIT A

[Logo]                      APPLICATION AND AGREEMENT
                    FOR IRREVOCABLE STANDBY LETTER OF CREDIT
                / / WITHOUT RENEWALS   / / WITH RENEWALS          Renewable until _______________________.
To:  TEXAS COMMERCE BANK NATIONAL ASSOCIATION                    FOR BANK USE ONLY       LATEST DATE
     P.O. Box 2558                                          ----------------------------------------------
     Houston, Texas 77252-8300                               Date:                  |  L/C No.:
     Date of this Application ________________________      ----------------------------------------------
                                                             Applicant No.:
                                                            ----------------------------------------------
                                                             Beneficiary No.:
                                                            ----------------------------------------------
                                                             Advising Bank No.:
                                                            ----------------------------------------------

Gentlemen:
The undersigned Applicant(s) hereby request(s) you to establish an irrevocable Standby Letter of Credit as set forth below in such language as you may deem appropriate, with such variations from such terms as you may in your discretion determine are necessary and are not materially inconsistent with this
Application and Agreement, and forward the same by:

/ / Cable/telex (full details)      / / Airmail     / / Brief Cable/telex     / / Other __________________

/ / Through your correspondent for delivery to the beneficiary or advised through ________________________
/ / Directly to beneficiary
All banking charges other than the issuing Bank's are for    / / Beneficiary    / / Applicant(s)

----------------------------------------------------------------------------------------------------------
 Liability of                                         | on Behalf of (as to appear on Letter of Credit)
                                                      |
                                                      |
                                                      |
                                                      |
                                                      |
                                                      |
                                                      |
 __________ In favor of (Beneficiary) _______________ | __________________________________________________
                                                      |
                                                      |
                                                      | In figures:
                                                      |
                                                      |
                                                      |
                                                      | In words:
                                                      |
                                                      |
                                                      |
----------------------------------------------------------------------------------------------------------
 Partial drawings:    / / Allowed  / / Not Allowed    | Expiring at the close of business on
 If drawings are allowed in installments within       |
 given periods and no drawing is made for an          |
 installment within the applicable period, the        |
 credit                                               |
                                                      | _________________________________________________
 / / Shall   / / Shall not   be available for         | At your counters, unless otherwise indicated, for
                             subsequent installments  | Sight Payment
----------------------------------------------------------------------------------------------------------
 To be available by drafts at sight drawn on you duly signed and endorsed, or specify any other drawee:
 _________________________________________
 And accompanied by documents as specified below:
 Beneficiary's manually signed statement on its letterhead reading exactly as follows:








----------------------------------------------------------------------------------------------------------
(Complete only when the beneficiary's bank or correspondent is to issue its undertaking based on the issued Standby Letter of Credit)
/ / Request beneficiary's bank to issue and deliver their (specify type of undertaking, bid or performance bond, or other)

    ____________________________________________________________
    In favor of:

    ____________________________________________________________
    For an amount not exceeding that specified above, effective immediately and expiring at their office on  _______________________________________________
              (30 days prior to expiry date above)

    relative to _______________________________________.

    THE OPENING OF THIS CREDIT IS SUBJECT TO THE TERMS AND CONDITIONS AS SET FORTH ON THE FOLLOWING
    PAGES, TO WHICH TERMS AND CONDITIONS WE AGREE Please date and sign this Application and Agreement on page 4 hereof.

----------------------------------------------------------------------------------------------------------
                                           Page 1 of 4

                   TERMS AND CONDITIONS FOR STANDBY LETTER OF CREDIT

         In consideration of the issuance of the letter of credit and all renewals, extensions, replacements and amendments thereof (herein called the "Credit") by Bank in accordance with the Application and Agreement (this "Agreement"), the undersigned (hereinafter called "Applicants," whether one or more) jointly and severally agree to the following terms and conditions:

      1. Applicants promise to pay to Bank on demand at its office shown on front, in United States currency as follows:

   A. As to drafts, draws, demands, or other evidence of amounts drawn under or purporting to be drawn under the Credit which are payable in United States currency, the amount paid thereon, or, if so demanded by Bank, to pay Bank at its office in advance the amount required to pay such drafts, draws, demands or other evidence of amounts drawn under or purporting to be drawn under the Credit;

   B. As to drafts, draws, demands, or other evidence of amounts drawn under or purporting to be drawn under the Credit which are payable in currency other than United States currency, either (i) the amount paid in the currency of the Credit at the bank of Bank's choice in the country of such currency, or (ii) the equivalent of the amount paid, in United States currency, at Bank's then current selling rate for such currency;

   C. All taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature whatsoever and by whomsoever and wherever imposed in connection with this Agreement, the Credit or any transactions hereunder or thereunder; and

   D. Interest on all amounts owing to Bank hereunder at the maximum nonusurious rate of interest permitted by applicable laws of the United
States of America or the State of Texas, from time to time in effect, whichever shall permit the highest lawful rate (hereinafter called "the Highest Lawful Rate"). At all times, if any, that Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended, establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated" rate ceiling (as defined therein) from time to time in effect. It is the intention of Applicants and Bank to conform strictly to applicable usury laws. It is therefore agreed that: (i) if, for any reason, the interest received for the actual period of the existence of any loan by Bank hereunder exceeds the Highest Lawful Rate, Bank shall refund to applicants the amount of the excess or shall credit the amount of the excess against amounts owing hereunder and shall not be subject to any of the penalties provided by law for contracting for, charging, or receiving interest in excess of the Highest Lawful Rate,
(ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Agreement or otherwise in connection with this Agreement or the Credit, shall not for the actual period of the existence of any loan hereunder exceed the maximum amount of interest, nor produce a rate in excess of the Highest
Lawful Rate, (iii) if, for any reason, usurious interest is contracted for, charged or received, then the sole remedy of Applicants shall be to receive a refund thereof or a credit on the accrued and unpaid interest and unpaid principal under this Agreement equal to the usurious interest, it being agreed that usurious interest shall mean the amount by which the total interest contracted for, charged or received exceeds the amount of interest allowed by applicable law; and this Agreement shall be automatically deemed reformed so as to permit only the collection of the Highest Lawful Rate of interest, and (iv) determination of the rate of interest on any loan evidenced hereby shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of such loan, all interest at any time contracted for, charged or received from Applicants in connection with such loan.

   E. Applicants assume all risks (political, economic or otherwise) of disruptions or interruptions in currency exchange with respect to any demand payable in other than United States currency, and if there is no then prevailing exchange rate, Bank may obtain the non-United States currency from any commercially reasonable source, in which case Applicants shall pay Bank's cost therefor, inclusive of all expenses, in United States currency.

   F. Demand, for all purposes of this Agreement, shall be considered made at the time Bank mails, telephones or otherwise sends notification to Applicants.

   G. Applicants agree to pay to Bank, any Member and/or Correspondent (as hereinafter defined), or its correspondents, annually in advance not later than forty-five (45) days prior to the then current expiration date of the Credit, all fees and commissions owing to or which become owing in respect of the Credit. Such fees and commissions shall be payable at the then current rate charged by Bank and/or such other entity(ies). Payment of such fees or commissions in advance shall not affect the Bank's absolute right not to renew the Credit; however, should bank decide in its sole and absolute discretion not to renew the Credit, Bank shall refund such advance payment to Applicants.

      2. Applicants agree that if because of any law or regulation, or because of any change in any existing law or regulation, or in the interpretation thereof by any official authority, whether or not having the force of law, which comes into effect after the date of this Agreement, (a) Bank or Applicants should, with respect to this Agreement, the Credit or any transactions hereunder or thereunder, be subject any tax, charge, fee, insurance premium, deduction or withholding of any kind whatsoever, or (b) reserve requirements, or changes in existing reserve requirements, should be imposed on Bank with respect to this Agreement or the Credit or any transactions hereunder or thereunder, and if any of the above-mentioned measures, or any other similar measure, should result in (i) any increase in the cost to Bank of issuing and maintaining the Credit pursuant to this Agreement or of any transaction under or in connection with the Credit or this Agreement, or (ii) any reduction in the payment or deposit of any amount (principal, interest, fee, commission or otherwise) receivable by Bank in respect of the Credit or this Agreement or of any transaction under the credit or this Agreement, then Applicants shall pay to Bank upon demand such increased cost or reduction, including such additional amounts as may be necessary so that every net payment or deposit, after deduction or withholding for or on account of such payment or deposit (including any taxes levied on additional amounts paid pursuant to this paragraph), will not be less than the corresponding amount provided for under the Credit or this Agreement before giving effect to such increased costs or reduction; provided that in no event shall any additional amounts which constitute interest exceed what is considered, together with other interest payments, the Highest Lawful Rate.

      3. Availments under the Credit may be effected through Bank or any advising or confirming bank (the "Payor") at the then current buying rate of the Payor for banker's sight drafts at the place from which the Payor is to receive reimbursement under the terms of the Credit, it being understood and further agreed: (a) that the amount(s) disbursed to the beneficiary(ies) relative thereto may be in the currency local to the site of the Payor, and may be reduced by any taxes and/or other charges whether of the Payor or otherwise, and (b) that an advice of an availment under the Credit from the Payor shall be sufficient evidence to Bank of an availment under the Credit, and such evidence thereof shall be binding upon Applicants for the purposes of this Agreement.

      4. If at any time(s) any funds and/or securities are paid to or deposited with or under the control of Bank, not as payment under paragraph 1 hereof, but to be held relative hereto, same shall be held as collateral security for the Obligations (as hereinafter defined) and without Applicants having any right to dispose of the same while any Obligations (as hereinafter defined) exist under this Agreement, but with the discretionary right in Bank to release or surrender all or any part of said funds and/or securities to or upon the order of Applicants. If any such funds are available to Bank at its office in the currency of the Credit at time after any payment may become due hereunder, Bank may (acting in each instance in its discretion and without being required to make any prior demand for payment hereunder) apply all or any part thereof at any time(s) on account of the Obligations (as hereinafter defined), irrespective of the then current rate of exchange. Should the aggregate market value of any such funds and/or securities at any time(s) suffer any decline, or should any such property be unavailable at any time for any reason to Bank at its office or fail to conform to legal requirements, Applicants will, upon demand, make such payment(s) on account of the aforesaid Obligations, or as additional collateral therefor, will deposit and pledge with Bank additional property that is satisfactory to Bank. If any such funds as aforesaid be other than United States dollars and occasion arises for a refund by Bank of all or any portion thereof, it shall be optional with Bank as to whether refund will be made (a) in United States Dollars at the buying rate for the foreign currency on the date of refund, or
(b) in the amount and kind of the foreign currency on the date of refund, or
(c) by instructing a branch or correspondent of Bank to hold the refundable amount of foreign currency for Applicants' account and risk.

      5. Applicants hereby pledge, assign and hypothecate to Bank as security for any and all of the obligations and liabilities of Applicants with respect to the Credit, the Application portion of this Agreement (the "Application") and this Agreement, whether hereinbefore or hereinafter referred to, now or hereafter existing (herein called the "Obligations"), any and all property of Applicants now or at any time(s) hereafter in Bank's possession or control or in the possession or control of any third party acting in Bank's behalf, whether for the express purpose of being used by Bank as collateral security or for safekeeping or for any other or different purpose, including such property as may be in transit by mail or carrier to or from Bank, a lien and security interest being hereby given Bank upon and in any and all such property for the aggregate amount of the Obligations; and Applicants authorize Bank, at Bank's option, at any time(s), whether or not the property then held by Bank as security hereunder is deemed by Bank to be adequate, to appropriate and apply to or upon any and all of the Obligations, whether or not then due, any and all monies now or hereafter with Bank on deposit or otherwise to the credit of or belonging to Applicants and in Bank's discretion, to hold any such monies as security for any such Obligations until the exact amount thereof, if any, shall have been definitely ascertained by Bank. Bank's rights, liens and security interest hereunder shall continue unimpaired, and Applicants shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release or substitution of any property which may be held as collateral hereunder at any time(s) or of any rights or interest therein, or any delay, extension of time, renewal, compromise or other indulgence granted by Bank in reference to any of the Obligations, or any promissory note, draft, bill of exchange or other instrument given Bank in connection with any of the Obligations, Applicants, and each of them individually, hereby waiving notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if Applicants had expressly agreed thereto in advance.

      6. Applicants agree at any time and from time to time, on demand, (i) to deliver, convey, transfer or assign to Bank, as security for any and all of the Obligations, and also for any and all other obligations and/or liabilities, absolute or contingent, due or to become due, which are now, or may at any time hereafter, be owing by Applicants to Bank, additional security of a value and character satisfactory to Bank, or (ii) to make such cash payment(s) in partial or full satisfaction of the Obligations of such other obligations or liabilities as Bank in its sole discretion may require.

     7. Bank is hereby authorized, at its option and without any obligation to do so, to transfer to and/or register in the name(s) of Bank's nominee(s) all or any part of the property which may be held by it as security at any times(s) hereunder, and to do so before or after the maturity of any of the Obligations and with or without notice to Applicants.

     8. The word "property" as used herein includes goods and merchandise (as well as any and all documents relative thereto), securities, funds, monies (whether United States currency or otherwise), choses in action and any and all other forms of property, whether real, personal or mixed, tangible or intangible, and any right or interest of Applicants, or any one or more of them, therein or thereto. Bank is authorized, at its option, to file financing statement(s) and continuation statement(s) without the signature of Applicants with respect to any of the property, and Applicants jointly and severally agree to pay the cost of any such filing and to sign upon request any instruments, documents or other papers which Bank may require to perfect its security interest in the property. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement.

      9. No proceeds of the Credit will be used for any purpose which would constitute the Credit a "purpose credit" when the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     10. Applicants jointly and severally represent and warrant that (a) each of them which is not a natural person is duly organized in good standing and validly existing with full power and authority to execute this Agreement; (b) the execution of this Agreement has been duly authorized by all necessary action on the part of all Applicants and does not violate or contravene any law, regulation, order or decree or the articles of incorporation, bylaws, partnership agreement or any other organizational document of any Applicant;
(c) all requisite licenses, permits and franchises for the operation of Applicant's business are in full force and effect; (d) any financial statements delivered to Bank in connection herewith fairly present the financial condition and results of operations of the subject or subjects thereof as of the dates and for the periods indicated therein, and no material adverse change has occurred in the financial condition of the subject or subjects thereof since the dates thereof; (e) except as disclosed in writing to Bank in connection herewith, no litigation or administrative proceeding is pending or threatened against any Applicant; and (f) each Applicant has filed all tax returns required to have been filed and paid all taxes shown thereon to be due. Applicants further represent and warrant to Bank that Applicants are not now in violation of any applicable limitations on the aggregate amount of loans that may be made to a borrower by any lender and that issuance of the Credit by Bank will not be, or cause the aggregate credit outstanding to any or all Applicants to exceed such limitations, and Applicants covenant and agree that Applicants will at all times during the term of this Agreement fully comply with and fully advise Bank and Member, if any, of all circumstances relevant to, all applicable lending limits.

     11. Upon the non-performance of any of the promises to pay herein set forth, or upon the non-payment of any of the Obligations or other obligations or liabilities of Applicants herein, or upon the failure of Applicants to furnish satisfactory additional collateral or to make payments on account as hereinabove agreed, or to perform or comply with any of the other terms or provisions of this Agreement, or in the event of default under any security agreement or guaranty or other document securing or guaranteeing Applicants' payment and performance of the Obligations, or should any information supplied on behalf of Applicants prove to be incorrect, false or misleading, or in the event of the death, insolvency, business failure, dissolution or termination of existence of any Applicant, or in case any petition in bankruptcy is filed by or against any Applicant, or any proceeding is commenced for the relief or readjustment of any indebtedness of any Applicant, either through reorganization, composition, extension or otherwise, or if any Applicant should make an assignment for the benefit of creditors or take advantage of any insolvency law, or if a receiver for any property of any Applicant should be appointed at any time, and in each case any of the foregoing is initiated under laws or regulations of any jurisdiction relating to the relief of debtors, then upon such occurrence, any or all of the Obligations shall, at Bank's option, become due and payable immediately, without demand or notice, notice of acceleration and of intention to accelerate being hereby expressly waived by each Applicant.

     12. Upon Applicants' failure to pay any Obligation when due, as aforesaid, or upon the occurrence of any of the events described in paragraph 11 above, Bank shall have, in addition to all other rights and remedies allowed by law, the right immediately, without demand for performance and without notice of intention to sell or of the time or place of sale or of redemption or other notice or demand whatsoever to any Applicant, all of which are hereby expressly waived, and without advertisement, to sell at any broker's board, or at public or private sale, or to grant options to purchase, or otherwise to realize upon the whole or from time to time any part of the collateral upon which Bank shall have a security interest or lien as aforesaid, or any interest which Applicants may have therein, and after deducting from the proceeds of sale or other disposition of the said collateral all expenses (including but not limited to reasonable attorneys' fees for legal services of every kind and other expenses as set forth below) shall apply the residue of such proceeds toward the payment of any of the Obligations, in such order as Bank shall elect, and whether then due or not due, Applicants remaining liable for any deficiency remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given, each Applicant hereby agrees that a notice sent at least two
(2) days before the time of any intended public sale or of the time after which any private sale or other disposition of the said collateral is to be made, shall be reasonable notice of such sale or other disposition. Applicants also agree to assemble the said collateral at such place or places as Bank designates by written notice. At any such sale or other disposition, Bank may itself purchase the whole or any part of the said collateral sold, free from any right of redemption on the part of Applicants and free of any right to require sale in inverse order of alienation, which rights are hereby waived and released. Applicants agree that the said collateral secures, and further agree to pay on demand, whether or not any default by Applicants has occurred, all expenses (including but not limited to, reasonable attorneys' fees for legal services of every kind, the cost of any insurance and the payment of all taxes or other charges) of, or incidental to, the custody, care, appraisal, sale or collection of, or realization upon, any of the said collateral or in any way relating to the enforcement or protection of Bank's rights hereunder. Where applicable, Bank shall have, to the maximum extent permitted by applicable law, in addition to and cumulative of the rights hereinabove provided, all of the rights and remedies provided to a secured party by the Uniform Commercial Code in effect in the State of Texas on the date of this Agreement.

     13. No delay on the part of Bank in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given or made upon Applicants by Bank with respect to any power of sale, lien or other right hereunder, shall constitute a waiver thereof or limit or impair the right of Bank to take any action or to exercise any power of sale, lien, option or any other right hereunder, without demand or notice or prejudice to the rights of Bank as against Applicants in any respect. Any and all rights and liens of Bank hereunder shall continue unimpaired, and Applicants shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release or substitution of any property as referred to herein, or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by Bank in reference to any of the Obligations, Applicants each hereby waiving notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and each hereby consenting to be bound thereby as fully and effectually as if Applicants had expressly and specifically agreed thereto.

     14. The users and beneficiaries of the Credit shall be deemed Applicants' agents, and Applicants assume all risks of the acts or omissions of the users or beneficiaries of the Credit. Neither Bank nor its correspondents or affiliates shall assume any liability to anyone for failure to pay or accept if such failure is due to any restriction in force at the time and place of presentment, and Applicants agree to indemnify Bank from any consequences that may arise therefrom. Neither Bank nor Bank's correspondents or affiliates shall be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with the Application or the Credit, whether transmitted by cable, radio, telegraph, twx, wireless, mail, electronic mail, telex, telefax, telecopy, SWIFT, or otherwise and despite any cipher or code which may be employed, or (b) errors in translation or for errors in interpretation of technical terms, or (c) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary(ies) or otherwise in connection with the Credit, or (d) validity, sufficiency or genuineness of document(s) even if such document(s) should in fact prove to be in any or all respects invalid or insufficient, fraudulent or forged, or (e) act, error, neglect or default, omission, insolvency or failure in business of any of Bank's correspondents. The happening of any one or more of the contingencies described above shall not affect, impair or prevent the vesting of any of Bank's rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinbefore set forth, it is hereby further agreed that any action, inaction, or omission taken or suffered by Bank or by any of its correspondents under or in connection with the Credit or the relative drafts, demands, documents or property, if in good faith and in conformity with such foreign or domestic laws, customs or regulations as Bank or any of its correspondents may deem to be applicable thereto, shall be binding upon Applicants and shall not place Bank or any of its correspondents under any resulting liability to Applicants. If the Credit or this Agreement shall be terminated or revoked by operation of law as to any Applicant, or if any Applicant shall restrain the payment of the Credit by court order or any other means, or if this Agreement or the Credit are amended, modified, revoked or cancelled as provided for herein and any dispute, claim, demand or cause of action arises with respect thereto, Applicants will jointly and severally indemnify and save Bank harmless from any and all loss, cost, damage, expense, suit, claim, cause of action, judgment and attorneys' fees which may be suffered or incurred by Bank, whether caused in whole or in part by the negligence of Bank or any correspondent or affiliate of Bank.

     15. The Credit and this Agreement may be amended, modified, cancelled or revoked only upon the receipt by Bank from all Applicants of a written request therefor, and then only upon such terms and conditions as Bank may prescribe and then only by a writing signed by all Applicants, the beneficiaries and Bank. Notwithstanding the foregoing, however, Bank may, upon receipt of a written request therefor, signed by all Applicants, extend the expiration date and/or increase the amount of the Credit without the written or oral acceptance or consent of any or all beneficiaries of the Credit. Bank is authorized without reference to or approval by any Applicant to set forth the terms appearing on the Application portion hereof in the Credit and to modify or alter such terms in such language as Bank may deem appropriate, with such variations from such terms as Bank may at its discretion determine (which determination shall be conclusive and binding upon Applicants) are necessary and are not materially inconsistent with such terms.

     16. Notwithstanding anything herein (except paragraph 17) to the contrary, it is understood and agreed that, if the Credit is issued in favor of a sovereign or commercial entity which is to issue a commitment or guarantee on Applicants' behalf in connection herewith, each Applicant shall remain liable on the Credit until Bank is fully released in writing by such entity. Applicants jointly and severally agree to pay (a) all costs and expenses incurred by Bank in collection of amounts advanced under the Credit and any and all other amounts remaining unpaid hereunder through probate, reorganization, bankruptcy or any other proceeding and (b) reasonable attorneys' fees when and if collection of any such amount is placed in the hands of an attorney for collection after default.

     17. Notwithstanding anything contained herein or in any other separate security agreement or other document executed heretofore, herewith or hereafter in connection with or related to this credit obligation, if this is a consumer credit obligation (as defined or described in 12 C.F.R. 227, Regulation AA, promulgated by the Federal Reserve Board), the security for this credit obligation shall not extend to any non-possessory security interest in household goods (as defined in said Regulation AA) other than a purchase money security interest, and no waiver of any notice contained herein or therein shall be construed under any circumstances to extend to any waiver of notice prohibited by Regulation AA.

     18. This Agreement and the Credit are subject to and incorporate fully herein (except as expressly modified herein or in the Credit) the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, (hereinafter referred to as "the Uniform Customs"). THIS AGREEMENT AND THE RIGHTS OF APPLICANTS AND BANK HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE RULES REGARDING CONFLICTS OF LAWS, EXCEPT WHEN THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS CONFLICT WITH THE UNIFORM CUSTOMS, IN WHICH EVENT THE PROVISIONS OF THE UNIFORM CUSTOMS SHALL GOVERN.

     19. If the Credit is governed by the laws of a foreign jurisdiction, the Credit may require Bank to pay funds as Bank's primary obligation. In the event Bank is, or in good faith deems itself to be, obligated to advance funds to the beneficiary(ies) hereof. Applicants hereby expressly jointly and severally agree to reimburse Bank on demand for all such advances made, notwithstanding any expiration or cancellation of the Credit by Bank or under Texas law or the Uniform Customs and even though Applicants may have an unresolved controversy with a third party or the beneficiary(ies) related to the transaction for which the Credit is being sought, including the proper interpretation of the law of such foreign jurisdiction. In the event Applicants have a dispute with the beneficiary(ies) or a third party, Applicants are required to reimburse Bank on demand, and Applicants' remedy is to seek reimbursement from the beneficiary(ies) or the third party. Bank is expressly authorized to presume that all demands for payment made by the beneficiary(ies) hereof are made in accordance with such foreign law.

     20. Unless otherwise expressly stated herein or in the Credit, neither the Credit nor this Agreement may be assigned by the beneficiary(ies) or any Applicant without the prior written consent of Bank. Bank may assign or transfer the Credit or this Agreement, or any instrument(s) evidencing all or any of the Obligations, and may deliver all or any of the property then held as security therefor, to the transferee(s) of Bank, who shall thereupon become vested with all of the powers and rights in respect thereof given to Bank herein or in the instrument(s) transferred, and Bank shall thereafter be forever relieved and fully discharged from any liabilities or responsibility with respect thereto, but Bank shall retain all rights and powers hereby given with respect to any and all instrument(s), rights or property not so transferred.

     21. This Agreement, the Application and the Credit constitute the entire agreement among the parties hereto, except for such agreements executed in connection herewith which specifically refer to this Agreement, the Application or the Credit or which grant to Bank a lien or security interest to secure any debts or obligations of any Applicant, regardless of any reference or lack thereof to this Agreement, Application or the Credit. Terms used herein in the plural number shall be construed as singular as the context requires and vice versa.

     22. Although the Credit may refer to a particular agreement or other obligation to the beneficiary(ies) executed by Applicants, the terms of such agreement are not in any manner incorporated herein. Bank shall therefore make payment upon demand under the Credit unless it appears that such demand, on its face, does not comply with the terms of the Credit. Such payment shall be made without regard to performance of any obligation by any contracting party under such agreement.

     23. Applicants agree that at all times now and hereafter they will indemnify and save Bank harmless from and against all suits, judgments, liabilities, losses or damages to it arising in any manner, including negligence on the part of Bank in connection with the Credit or this Agreement, unless due to gross negligence or willful misconduct on the part of Bank, and from and against all costs, charges and expenses, including in connection with all legal proceedings, whether groundless or otherwise, attorneys' fees, it being the purpose of this Agreement to protect Bank fully in the premises.

     24. Applicants agree that no acceptance or payment of overdrafts or irregular drafts or of drafts with irregular documents attached shall, if assented to or approved by any Applicant orally or in writing, or if Bank in good faith accepts an indemnity limited to the actual damage, if any, caused by such irregularity or discrepancy, impair any rights which Bank may have under this Agreement. In case of any variation between the documents called for by the Credit or this Agreement and the documents accepted by Bank or Bank's correspondents, Applicants shall each be deemed conclusively to have waived any right to object to such variation with respect to any action by Bank or Bank's correspondents relating to such documents and to have ratified and approved such action as having been taken on Applicants' direction, unless Applicants immediately upon receipt of such documents (and prior to receipt thereof by any beneficiary or user of the Credit) file objection with Bank in writing, or unless Bank has been provided with an indemnity, as aforesaid. Applicants acknowledge and agree that, the information in the Application portion of this Agreement may be transmitted to Bank and relied on by Bank in issuing the Credit by any means acceptable to Bank, including without limitation, SWIFT, electronic mail, telex, telephone, twx, telecopy or telefax. Applicants, Member and Correspondent (both as hereinafter defined) agree to hold Bank harmless from and against all claims, expenses, costs, liabilities, attorneys' fees, suits, judgments, and causes of action arising out of any discrepancy between the information in this Agreement, including without limitation, the Application, and that transmitted to, or received by, Bank.

     25. Issuance by Bank of the Credit applied for herein shall constitute acceptance by Bank of this Agreement.

     26. If this Agreement contains the signature of a bank which is a subsidiary of Texas Commerce Bancshares, Inc. (hereinafter referred to as the "Member") or of a correspondent bank of Bank (hereinafter referred to as the "Correspondent"), then this paragraph shall be applicable. In consideration of Bank's issuing the Credit at the request of Correspondent or Member, as applicable, Correspondent or Member as applicable, agrees that it is an Applicant hereunder with respect to Bank, and it agrees to reimburse Bank on demand and authorizes Bank, without demand or any notice whatsoever, to charge, setoff against and otherwise exercise any rights Bank may have with respect to, any monies now or hereafter on deposit with or otherwise to the credit of or belonging to Correspondent or Member, as applicable, at or with Bank for any and all Obligations hereunder, whether or not any demand has been made on Applicants hereunder. As an Applicant hereunder, each Correspondent or Member Bank, as applicable, makes the same representations, warranties, covenants and agreements to Bank as the Applicants in paragraph 10 hereof and otherwise provided in this Agreement; provided, however unless otherwise agreed to in writing, or stated herein neither Member nor Correspondent agrees to furnish any security for this Agreement or the Credit other than the aforementioned monies. Upon Member's or Correspondent's, as applicable, payment to Bank of all Obligations hereunder, Bank thereupon automatically, and without further action on the part of any party, assigns and transfers its rights hereunder to Correspondent or Member, as applicable, who shall be fully subrogated thereto, and Applicants agree to indemnify and hold Bank harmless from and against any claims, costs, expenses, suits or causes of action by Applicants or any beneficiary or user of the Credit. APPLICANTS HEREBY AGREE THAT CORRESPONDENT OR MEMBER, AS APPLICABLE, SHALL ALSO (IN ADDITION TO BANK) HAVE THE SAME RIGHTS, REMEDIES, SECURITY INTERESTS AND OTHER LIENS AS ARE STATED HEREIN, TO THE SAME EFFECT AS IF ADDITIONAL PARAGRAPHS WERE FULLY WRITTEN HEREIN CONTAINING THE SAME TERMS BUT SUBSTITUTING "CORRESPONDENT" OR "MEMBER" FOR "BANK" THROUGHOUT. ALL REFERENCES TO SECURED PARTY, BENEFICIARY OR OTHER SIMILAR TERM CONTAINED IN ANY DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT OR OTHER DOCUMENT OR INSTRUMENT EXECUTED CONTEMPORANEOUSLY HEREWITH OR PREVIOUSLY EXECUTED BY ANY OF THE APPLICANTS FOR THE BENEFIT OF MEMBER OR CORRESPONDENT SHALL BE DEEMED TO INCLUDE BANK AS WELL AS MEMBER OR CORRESPONDENT. ALL SUCH SECURITY AGREEMENTS, FINANCING STATEMENTS, DEEDS OF TRUST AND OTHER DOCUMENTS AND INSTRUMENTS ARE AMENDED TO THE EXTENT NECESSARY IN ORDER THAT THE OBLIGATIONS OF APPLICANTS HEREUNDER ARE SECURED THEREBY AND BY THE COLLATERAL DESCRIBED THEREIN ON A PARI PASSU BASIS WITH, AND IN ADDITION TO, ANY OTHER OBLIGATIONS SECURED THEREBY.

     27. / / If this box is checked this paragraph is applicable. Applicants have requested Bank to issue a Credit which the Bank may, but is not required, to renew on an annual basis until the "latest date" indicated on the Application or such later date as any Applicant may hereafter request in writing. Applicants agree that Bank has made no commitment to any beneficiary or any Applicant, and that Bank has no obligation, to renew the Credit at or prior to the original or any subsequent expiration date. Except as expressly provided in the Credit, Bank shall have no liability to any beneficiary for the renewal of, or failure to renew, the Credit for any reason. Except as hereinafter agreed, the Bank shall not have any liability to Applicants due to the renewal of, or failure to renew, the Credit for any reason. Except to the extent any notice may be required in the Credit, Bank is not required to notify any beneficiary or Applicant of the renewal, or failure to renew, the Credit. Subject to the other conditions and indemnities in this Agreement, including negligence by Bank, Bank and Applicants agree that Bank will not renew the Credit if it receives, and an authorized officer of Bank acknowledges such receipt in writing, written notification from any Applicant at least 14 days and not more than 30 days prior to the earliest date on which, pursuant to the terms of the Credit, Bank must either renew or decline to renew the Credit or notify beneficiary(ies) of its decision to renew or not to renew the Credit. Such written notification must specify to the satisfaction of Bank the Credit, the then current expiration date, and such Applicant's request that the Credit not be renewed.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


APPLICANTS:                             -----------------------------------
                                                   Printed Name
-----------------------------------
            Printed Name                By:
                                            -------------------------------
By:                                              Authorized Signature
    -------------------------------
         Authorized Signature           CORRESPONDENT/MEMBER BANK:

-----------------------------------     -----------------------------------
            Printed Name                           Printed Name

By:                                     By:
    -------------------------------         -------------------------------
         Authorized Signature                    Authorized Signature


BANK ACCEPTANCE: The Bank's Acceptance evidenced by the undersigned authorized representative's signature is provided as its acknowledgement that this agreement represents the final agreement by the parties which may not be contradicted by evidence of prior contemporaneous, or subsequent oral agreements between the parties.

TEXAS COMMERCE BANK NATIONAL ASSOCIATION


By:
   --------------------------------

                                      EXHIBIT B


                              BORROWING BASE CERTIFICATE
       (FOR THE MONTH ENDING ___________________ OR AS OF ____________________)

HAGGAR CLOTHING CO.

TO:    TEXAS COMMERCE BANK National Association
       2200 Ross Avenue
       P. O. Box 660197
       Dallas, Texas 75266
       Attention: John P. Dean

DATE:  __________________, 199__

RE: First Amended and Restated Credit Agreement dated as of September 18, 1996 (the "Agreement"), by and among Haggar Clothing Co., Haggar Corp., Texas Commerce Bank National Association and the Banks Listed in the Agreement, as amended

-------------------------------------------------------------------------------

1.  RECEIVABLES

    A. Total Receivables                                         $ ____________

    B. LESS:

                (i) Receivables unpaid         ($_________)
                      after 90 days
                      after date of
                      invoice (or the
                      effective date of
                      Dated Invoices)

             (ii)   all uncollectible         ($____________)
                    Receivables

             (iii)  reserve for "discounts"   ($____________)

             (iv)   reserve for "build-ups"   ($____________)

             (v)    reserve for "deductions"  ($____________)

             (vi)   reserve for GMI discounts ($____________)

             (vii)  other reserves            ($____________)


    C.  Total Eligible Receivables                                $____________

    D.  80% of Eligible Receivables                               $____________


2.  INVENTORY

    A.  Total Inventory per attached                              $____________
        summary schedule

    B.  less: ineligible Inventory            ($____________)

    C. Total Eligible Inventory                                   $____________

    D. 50% of Eligible Inventory                                  $____________

3.  BORROWING BASE

    A.  (i)  80% of Eligible Receivables                          $____________
        (ii) 50% of Eligible Inventory                            $____________

    B.  Borrowing Base Formula Sum                                $____________

    C.  less:  amount by which (A)(ii) is greater
               than 50%* of the Borrowing
               Base Formula Sum                   ($__________)

    D.  Borrowing Base                                            $____________

4.  BORROWING BASE AVAILABILITY

    A.  Borrowing Base                                            $____________

    B.  less:  Principal amount                   ($__________)
               outstanding under
               the Agreement

    C.  Borrowing Base Availability                               $____________

5.  AVAILABLE COMMITMENT

    A.  Total Commitments                                         $100,000,000**

    B.  less:  (i) Principal amount               ($__________)
               outstanding under
               the Agreement

               (ii) aggregate amount              ($__________)
               of all issued and
               outstanding
               Letters of Credit

    C.  Available Commitment                                      $____________



_________________
   * 60% in the months of January, June, July and December.

  ** Subject to reduction as provided in the Agreement.

6.  AVAILABILITY

    A.  Borrowing Base Availability                              $____________

    B.  Available Commitment                                     $____________

    C.  Lesser of A or B                                         $____________


   I hereby certify that, to the best of my knowledge after appropriate inquiry, the foregoing is true and correct as of the last day of the month indicated.

                                             ----------------------------------

                                             ----------------------------------
                                             Printed Name and Title

                                      EXHIBIT C

                                        NOTE

$__________________                                    _______________, 199__

   FOR VALUE RECEIVED, Haggar Clothing Co., a Nevada corporation (the "Company"), promises to pay to the order of _________________ (the "Bank"), in accordance with the terms and provisions of that certain First Amended and Restated Credit Agreement dated as of September 18, 1996, executed by and among the Company, Haggar Corp., Texas Commerce Bank National Association, individually and as the Agent, and the other Banks named therein (as amended, supplemented or otherwise modified form time to time, the "Agreement"), the principal sum of ________________________ ($______________) or the aggregate unpaid principal amount of all Advances made by the Bank to the Company, whichever is less, in immediately available funds at the main office of the Agent, together with interest on the outstanding principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay each Advance in full on the dates set forth in the Agreement. All payments hereunder shall be made by the Company without setoff, counterclaim or deduction of any kind.

   This Note has been executed and delivered pursuant to, and shall be governed by, the terms and provisions of the Agreement. Each capitalized term used herein and not otherwise defined herein shall have the same meaning attributed to such term in the Agreement.

   If any Default described in the Agreement shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable without notice or demand in the manner and with the effect provided in the Agreement.

   THIS WRITTEN NOTE, TOGETHER WITH THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE COMPANY AND THE BANK AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE COMPANY AND THE BANK. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE COMPANY AND THE BANK.

   The Bank may, and is hereby authorized to, record on the schedule attached to this Note, or to otherwise record in accordance with its usual practice, the date and amount of each Advance and the date and amount of each payment of principal and/or interest on this Note, in the manner and with the effect provided in the Agreement.

   This Note has been executed and delivered in renewal of and substitution and replacement for the Note dated September 14, 1992, payable to the order of _______________ and originally delivered pursuant to the Prior Agreement.


                                     HAGGAR CLOTHING CO., a Nevada corporation



                                     By:
                                            -------------------------------

                                     Name:
                                            -------------------------------

                                     Title:
                                            -------------------------------

                       SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                            TO
                              NOTE OF HAGGAR CLOTHING CO.,
                                 DATED___________, 199__



              Principal          Maturity         Principal
              Amount of        of Interest          Amount         Unpaid
Date           Advance            Period             Paid          Balance
----          ---------        -----------        ---------        -------

                                      EXHIBIT D

                                  CONSENT OF HAGGAR

   Haggar hereby (a) agrees that the Parent Guaranty is and shall remain in full force and effect to the additional effect that the Obligations under the First Amended and Restated Credit Agreement (the "Agreement") to which this Consent of Haggar is attached are a part of the Obligations under the Parent Guaranty, (b) ratifies and confirms all terms and provisions of the Parent Guaranty, as amended hereby, (c) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the obligations created and evidenced by the Parent Guaranty, as amended hereby, (d) reaffirms all agreements and obligations under the Parent Guaranty, as amended hereby, with respect to the Loans, the Notes, the Agreement and all other documents, instruments or agreements governing, securing or pertaining to the Loans, and (e) represents and warrants that all requisite corporate action necessary for it to execute this Consent of Haggar has been taken.

                                           HAGGAR CORP.,
                                           a Nevada corporation


                                           By:
                                               --------------------------------
                                               J.M. Haggar, III
                                               Chairman/Chief Executive Officer

Dated:
       ------------------------

                                    EXHIBIT E

                                    GUARANTY
                            OF DOMESTIC SUBSIDIARIES


     THIS GUARANTY (this "GUARANTY") is executed as of ____________________, 199___, by each of the corporations that are signatories hereto (collectively, the "GUARANTORS") in favor of TEXAS COMMERCE BANK National Association, a national banking association, as agent (in such capacity, the "AGENT") for the banks (the "BANKS") that are parties to the First Amended and Restated Credit Agreement described below.


                               W I T N E S S E T H


     WHEREAS, HAGGAR CLOTHING CO., a Nevada corporation (the "COMPANY"), is a party to that certain First Amended and Restated Credit Agreement dated
July __, 1996, with the Agent and the Banks (as the same may from time to time be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT");

     WHEREAS, pursuant to the terms of the Credit Agreement and the other Credit Documents (as hereinafter defined), the Banks have agreed to make certain Extensions of Credit (as hereinafter defined) to or for the benefit of the Company;

     WHEREAS, the Company owns directly or indirectly all of the issued and outstanding stock of each Guarantor;

     WHEREAS, the proceeds of Extensions of Credit will be used in part to enable the Company to make Valuable Transfers (as hereinafter defined) to some of the Guarantors in connection with the operation of their respective businesses;

     WHEREAS, the Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

     WHEREAS, the obligation of the Banks to make the Extensions of Credit is conditioned upon, among other things, the execution and delivery by the Guarantors of this Guaranty;

     NOW, THEREFORE, in consideration of the premises and to induce the Banks to enter into the Credit Agreement and to make Extensions of Credit, each Guarantor hereby agrees with and for the benefit of the Agent and the Banks as follows:


     1. DEFINED TERMS. As used in this Guaranty, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings:

          "ADJUSTED NET WORTH" of any Guarantor shall mean, as of any date of determination thereof, the excess of (i) the amount of the "present fair saleable value" of the assets of such Guarantor as of the date of such determination, over (ii) the amount of all "liabilities of such Guarantor, contingent or otherwise", as of the date of such determination, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of any Guarantor for purposes of calculating the Maximum Guaranteed Amount for such Guarantor in respect of any Extension of Credit, the liabilities of such Guarantor to be used in such determination pursuant to clause (ii) of the preceding sentence shall in any event (a) include the liabilities of such Guarantor hereunder and under the other Credit Documents in respect of all Extensions of Credit other than the Extension of Credit in respect of which such calculation is being made and
     (b) exclude liabilities of such Guarantor owing to any member of the Company Group.

          "CREDIT DOCUMENTS" shall mean the Credit Agreement, the Notes and the other loan documents.

          "EXTENSION OF CREDIT" shall mean all loans or advances made to the Company under any Credit Document.

          "MAXIMUM GUARANTEED AMOUNT" for any Guarantor shall mean, as of any date of determination thereof, the lesser of (i) the outstanding amount of any Extension of Credit (or portion thereof) as of such date and (ii) the greater of (a) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the time of such Extension of Credit and (b) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the earliest of (x) such date, (y) the date of the commencement of a case under Title 11 of the United States Code in which such Guarantor is a debtor and (z) the date enforcement hereunder is sought.

          "OBLIGATIONS" shall mean the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Company to the Agent or the Banks, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Credit Documents or any other document made, delivered or given in connection therewith, and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, of the Company to the Agent or the Banks, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses
     (including, without limitation, all fees and disbursements of counsel to the Agent or any Bank) or otherwise.

          "VALUABLE TRANSFER" shall mean, in respect of any Guarantor, (i) all loans, advances or capital contributions made to such Guarantor with proceeds of Extensions of Credit, (ii) all debt securities or other obligations of such Guarantor acquired from such Guarantor or retired by such Guarantor with proceeds of Extensions of Credit, (iii) the fair market value of all property acquired with proceeds for Extensions of Credit, and transferred, absolutely and not as collateral, to such Guarantor and (iv) all equity securities of such Guarantor acquired from such Guarantor with proceeds of Extensions of Credit.

     2.   GUARANTY.

          (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent and the Banks and their respective successors, endorsees, transferees and assigns, the prompt and complete payment by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Agent or any Bank in enforcing, or obtaining advice of counsel in respect of or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guaranty; PROVIDED, HOWEVER, that, anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed such Guarantor's Maximum Guaranteed Amount as determined at the earlier of the date of the commencement of a case under Title 11 of the United States Code in which such Guarantor is a debtor and the date enforcement hereunder is sought.

          (b) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor or of all of the Guarantors without impairing this Guaranty or affecting the rights and remedies of the Agent and the Banks hereunder.

          (c) No payment or payments made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Bank from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor.

          (d) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Bank on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guaranty for such purpose.

     3. RIGHT OF SET-OFF. Upon the occurrence of any Default specified in the Credit Agreement, each Guarantor hereby irrevocably authorizes each Bank at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing to such Bank to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Bank may elect, against and on account of the obligations and liabilities of such Guarantor to such Bank hereunder and claims of every nature and description of such Bank against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, the Notes, the other Credit Documents or otherwise, as such Bank may elect, whether or not the Agent or any Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Bank agrees to notify such Guarantor promptly of any such set-off and the application made by such Bank, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

     4. NO SUBROGATION. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Bank, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Bank against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by any Bank for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Banks by the Company on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Banks, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the

Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent and the Banks may determine.

     5.   AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF
RIGHTS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Agent or any Bank may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Bank (subject to any other applicable requirement relating to the taking of such action) and the Credit Agreement, the Notes, the other Credit Documents, any other collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent and/or any Bank may deem advisable from time to time (subject to any other applicable requirement relating to the taking of such action), and any collateral security, guarantee or right of offset at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. When making any demand hereunder against any of the Guarantors, the Agent or any Bank may, but shall be under no obligation to, make a similar demand on the Company or any other Guarantor or guarantor, and any failure by the Agent or any Bank to make any such demand or to collect any payments from the Company or any such other Guarantor or guarantor or any release of the Company or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Bank against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     6. GUARANTY ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Bank upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Company or any of the Guarantors and the Agent or any Bank shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Credit Agreement, the Notes, any of the other Credit

Documents, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Bank (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under this Guaranty, in bankruptcy or in any other instance. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Banks, and their respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guaranty shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Company may be free from any Obligations.

     7. REINSTATEMENT. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     8. PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in Dollars at the office of the Agent located at 2200 Ross Avenue, Dallas, Texas 75201.

     9. SUBORDINATION. Each Guarantor hereby subordinates in right of payment with respect to any and all Intercompany Indebtedness now or hereafter owed to Guarantor to the prior payment in full of the Obligations, and agrees with the Agent and the Banks that:

          (a) Guarantor shall not, after a Default (or an Unmatured Default, in the case of payments or distributions made outside the ordinary course of its business):

            (i) demand, sue for, take, or accept or receive, directly or indirectly, any payment of principal or interest with respect to such Intercompany Indebtedness, whether in cash or other property;

            (ii) claim any offset or other reduction of Guarantor's obligations hereunder because of any such Intercompany Indebtedness; or

            (iii) take any other action to make it the same.

          (b) Any payments or distributions upon or with respect to the Indebtedness subordinated hereby which are received by such Guarantor following a Default (or an Unmatured Default, in the case of payments or distributions made outside the ordinary course of business) shall be collected, enforced and received by Guarantor as trustee for the Banks and paid over to the Agent on account of the Obligations.

          (c) In the event of any distribution of all or any of the assets of such Guarantor to its creditors upon the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection or relief of such Guarantor or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Guarantor, any payment or distribution of any kind (whether in cash, property, or securities) which otherwise would be payable or deliverable upon or with respect to the Intercompany Indebtedness subordinated hereby shall be paid or delivered directly to the Agent for the benefit of the Banks for application to (in the case of cash) or as collateral for (in the case of non-cash property or securities) the payment of the Obligations until the Obligations shall have been paid in full.

          (d) If any proceeding referred to in subsection (c) above is commenced by or against such Guarantor, the Agent is hereby irrevocably authorized and empowered (in its own name or in the name of such Guarantor), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in subsection (c) above, and give acquittance therefor, and to file claims and proofs of claim and take such other action (including, without limitation, voting the Intercompany Indebtedness subordinated hereby or enforcing any security interest or lien securing its payment) as it may deem necessary or advisable for the exercise or enforcement of any of the rights of the Agent and Banks hereunder.

          (e) The Agent and/or the Banks are hereby authorized to demand specific performance of this Guaranty at any time when such Guarantor shall have failed to comply with any of the provisions of this Guaranty.

     10. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11. PARAGRAPH HEADINGS. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     12. NO WAIVER; CUMULATIVE REMEDIES. Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to paragraph 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Unmatured Default or Default (as such terms are defined in the Credit Agreement) or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     13. INTEGRATION; WAIVERS AND AMENDMENTS AND SUCCESSORS AND ASSIGNS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN EACH GUARANTOR AND THE AGENT AND THE BANKS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF EACH GUARANTOR, THE AGENT AND THE BANKS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN EACH GUARANTOR, THE AGENT AND THE BANKS. There are no promises or representations by the Agent or any Bank relative to the subject matter hereof not reflected herein. None of the terms or provisions of this Guaranty may be waived, amended or supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Agent, PROVIDED that any provision of this Guaranty may be waived by the Agent and the Banks in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

     14. NOTICES. All notices, requests and demands to or upon the Guarantors or the Agent or any Bank to be effective shall be in writing or by facsimile or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made as provided in Article 13 of the Credit Agreement, and shall be addressed to a party at the address provided for such party pursuant to
SCHEDULE 1 hereto.

     15. COUNTERPARTS. This Guaranty may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     16. GOVERNING LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS Of THE STATE OF TEXAS.

     17. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR WITH RESPECT TO THIS GUARANTY OR OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF TEXAS, DALLAS COUNTY, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. ANY GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH JURISDICTION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                            ---------------------------------------------,
                            a
                            ---------------------------------------------


                            By:
                                 ----------------------------------------
                                 ----------------------------------------
                                 ----------------------------------------

                                   EXHIBIT F


                        CONSENT OF DOMESTIC SUBSIDIARIES


     Each of the undersigned Subsidiaries hereby (a) agrees that the Subsidiary Guaranty to which it is a signatory is and shall remain in full force and effect to the additional effect that the Obligations under the First Amended and Restated Credit Agreement (the "Agreement") to which this Consent of Domestic Subsidiaries is attached are a part of the Obligations under the respective Subsidiary Guaranty, (b) ratifies and confirms all terms and provisions of the Subsidiary Guaranty to which it is a signatory, as amended hereby, (c) acknowledges its consent to the Agreement, (d) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the obligations created and evidenced by the Subsidiary Guaranty to which it is a signatory, as amended hereby, (e) reaffirms all agreements and obligations under the Subsidiary Guaranty to which it is a signatory, as amended hereby, with respect to the Loans, the Notes, the Agreement and all other documents, instruments or agreements governing, securing or pertaining to the Loans, and (f) represents and warrants that all requisite corporate action necessary for it to execute this Consent of Domestic Subsidiaries has been taken.


                                     BOWIE MANUFACTURING COMPANY,
                                     a Nevada corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer


                                     CORSICANA COMPANY,
                                     a Nevada corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer

                                     DALLAS PANT MANUFACTURING COMPANY,
                                     a Nevada corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer


                                     GREENVILLE PANT MANUFACTURING COMPANY,
                                     a Nevada corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer


                                     MCKINNEY PANT MANUFACTURING COMPANY,
                                     a Nevada corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer


                                     OLNEY MANUFACTURING COMPANY,
                                     a Nevada corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer

                                     WAXAHACHIE GARMENT COMPANY,
                                     a Nevada corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer


                                     LA ROMANA MANUFACTURING CORPORATION,
                                     a Nevada corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer


                                     HAGGAR SERVICES, INC.,
                                     a Texas corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer


                                     AIRHAGGAR, INC., f/k/a HAGAIR, INC.,
                                     a Texas corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer

                                     DUNCAN MANUFACTURING COMPANY,
                                     an Oklahoma corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer


                                     WESLACO CUTTING, INC.,
                                     a Nevada corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer


                                     WESLACO SEWING, INC.,
                                     a Nevada corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer


                                     HAGGAR DIRECT, INC.,
                                     a Nevada corporation


                                     By:
                                        -------------------------------------
                                          J.M. Haggar, III
                                          Chairman/Chief Executive Officer

                                          Dated:
                                                -----------------------------

                                   EXHIBIT G


                             COMPLIANCE CERTIFICATE


     As of the date indicated below, the undersigned hereby certifies that
(i) as reflected on the attached annexes, no Default or Unmatured Default (as defined in the Credit Agreement) has occurred and is continuing under that certain First Amended and Restated Credit Agreement (the "Credit Agreement") among Haggar Clothing Co., Haggar Corp., Texas Commerce Bank National Association and the Banks listed therein, and (ii) the value of all inventory (as defined in the Credit Agreement) as reflected in the Company's financial statements does not exceed its net realizable value.


                                     HAGGAR CLOTHING CO.


                                     By:
                                        -------------------------------------

                                     Its:
                                         ------------------------------------

                                     Dated:
                                           ----------------------------------

                         ANNEX TO COMPLIANCE CERTIFICATE



             Requirement                                  Current Status
             -----------                                  --------------

Funded Debt Ratio - 4.00 to 1.00                          ______________
Tangible Net Worth Company Group - $155,000,000           $_____________
Tangible Net Worth Company - $55,000,000                  $_____________
Inventory Turns - 2.0                                     ______________
Fixed Change Ratio - 1.10 to 1                            ______________

                        ANNEX TO COMPLIANCE CERTIFICATE

                                 HAGGAR CORP.
                              FUNDED DEBT RATIO
                     12 MONTHS ENDED _____________, 199___
                                   ($000'S)


Funded Debt
-----------

Revolver                                     $
Industrial Revenue Bonds + Other             $
Notes                                        $
Other Long Term Debt                         $______________

Subtotal                                     $

Other Short Term Debt                        $______________

Total Funded Debt                            $



Operating Cash Flow
-------------------

Net Income                                   $
-Gains/+Losses Cap/Extr Event                $
+Depreciation                                $
+Interest Expense                            $
+Taxes                                       $______________

Operating Cash Flow                                              $_____________

Funded Debt/Operating Cash Flow                                  ______________

                        ANNEX TO COMPLIANCE CERTIFICATE

                                 HAGGAR CORP.
                           INVENTORY TURNS ANALYSIS
                                   ($000'S)

                                                        ________________, 199__

PRIOR 12 MONTHS' COST OF SALES                    MENSWEAR & R.S.J.


3rd Prior Quarter:
     _____________________                   $
     _____________________                   $
     _____________________                   $_____________________
     Total                                   $


2nd Prior Quarter:
     _____________________                   $
     _____________________                   $
     _____________________                   $_____________________
     Total                                   $


Prior Quarter:
     _____________________                   $
     _____________________                   $
     _____________________                   $_____________________
     Total                                   $


Current Quarter:
     _____________________                   $
     _____________________                   $
     _____________________                   $_____________________
     Total                                   $

Total 12 Months                              $
Cost of Sales

Inventory Level, ________________, 199__     $_____________________

Inventory Turns
Rolling 12 Months, ______________, 199__     ______________________

                        ANNEX TO COMPLIANCE CERTIFICATE

                                 HAGGAR CORP.
                              FIXED CHARGE RATIO
                     12 MONTHS ENDED ______________, 199__
                                   ($OOO'S)


                                                                   12 Months
                             Qtr.      Qtr.      Qtr.      Qtr.      Ended

Net Income
[Gain Cap Sale]/Extr Evnt
+ Depreciation
+ Interest Expense
+ Taxes                      __________________________________________________

Total Cash Flow              $         $         $         $         $

Interest Expense
Req. Principal Payments
Cash Dividends
Cash Capital Expenses*       __________________________________________________

Total Fixed Charges          $         $         $         $         $


Fixed Charge Ratio                                               ______________





-------------------
* Excludes 38,000 CSC Construction Project

                         ANNEX TO COMPLIANCE CERTIFICATE

                                    STANDBY
                          LETTERS OF CREDIT OUTSTANDING
                             _______________, 199__


                              LC#       Maturity       Amount


                                                       $_____________

                                                       $_____________

                        ANNEX TO COMPLIANCE CERTIFICATE


                             PERMITTED INDEBTEDNESS



(a)  Commercial Letters of Credit                            $
     ($30,000,000 permitted)

(b)  Standby Letters of Credit (other than
          those issued by the Agent)                         $
     ($2,000,000 permitted)

(c)  Share Repurchase Obligations                            $
     Severance ($2,500,000 permitted)
     $10,000,000 total permitted

(d)  Indebtedness and Capitalized                            $
     Lease Obligations
     ($_______________ permitted)

(e)  Intercompany Indebtedness
     (no amount to be indicated)

(f)  Accounts payable to officers, directors
     (no amount to be indicated)

(g)  Guarantees (no amount to be indicated)

(h)  Guarantees (Haggar Direct less than     (no amount to
          one years rental)                   be indicated)
     Guarantees (Haggar Direct exceeding
          one years rental)                                  $
     ($2,000,000 initially permitted through 9/30/96
     $3,000,000 permitted through 9/30/97
     $5,000,000 permitted through 9/30/98)

(i)  Obligations                                             $100,000,000